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Filed Pursuant to Rule 424(H)
Registration Statement No. 333-230733

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Asset Backed Notes	$552,640,000	100%	$552,640,000	$71,732.67

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Calculated in reliance on Rule 456(c) and in accordance with Rule 457(s) of the Securities Act of 1933.

The information contained in this prospectus is subject to completion or amendment. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2020

PROSPECTUS

Harley-Davidson Motorcycle Trust 2020-A
Issuing Entity or the Trust
(CIK: 0001793612)

$525,000,000 Motorcycle Contract Backed Notes

Harley-Davidson Customer Funding Corp. Depositor (CIK: 0001114926)	Harley-Davidson Credit Corp. Seller, Servicer and Sponsor (CIK: 0001033232)

         The notes will represent obligations of Harley-Davidson Motorcycle Trust 2020-A only, and will not represent obligations of or interests in Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., Harley-Davidson Customer Funding Corp., Harley-Davidson, Inc. or any of their respective affiliates other than the issuing entity. The notes are motorcycle contract backed notes issued by the issuing entity. Payments on the notes will be made monthly on the 15th day of each month or, if the 15th is not a business day, on the business day immediately following the 15th. The first payment date is February 18, 2020. The assets securing the notes are fixed rate, simple interest, promissory notes and security agreements relating to the purchase of new or used motorcycles.

         Consider carefully the risk factors beginning on page 16 in this prospectus.

         The issuing entity will issue the classes of notes described below:

		Initial Principal Amount		Initial Offered Amount(1)	Interest Rate		Final Scheduled Payment Date	Price to Public		Underwriting Discount		Proceeds to Depositor
Class A-1 Notes		$107,000,000		$101,650,000		%	February 2021		%		%		%
Class A-2a Notes Class A-2b Notes	}	$195,000,000	(2)	$185,250,000	LIBOR +	% %(3)	January 2023 January 2023		% %		% %		% %
Class A-3 Notes		$195,000,000		$185,250,000		%	October 2024		%		%		%
Class A-4 Notes		$55,640,000		$52,850,000		%	April 2027		%		%		%

Total		$552,640,000		$525,000,000				$		$		$

(1)
The difference between the initial principal amount and the initial offered amount of each class of notes represents approximately 5% of the initial principal amount of that class of notes, and such notes will be retained by the sponsor or its majority owned affiliate in compliance with Regulation RR under the Securities Exchange Act of 1934, as amended ("Regulation RR").

(2)
The allocation of the initial principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined no later than the day of pricing and the initial principal amount of the Class A-2b notes will not exceed $97,500,000.

(3)
The interest rate initially will be based on one-month LIBOR. However, the benchmark may change in certain situations. If the sum of one-month LIBOR (or the applicable benchmark) and the applicable spread is less than 0.00% for any interest period, then the interest rate for the Class A-2b notes for such interest period will be 0.00%. For more information regarding the calculation of the interest on the Class A-2b notes see "Description of the Notes and the Indenture—Calculation of Floating Rate Interest" and "—LIBOR Replacement".

Credit Enhancement:

  •
  Overcollateralization.

  •
  Reserve fund.

  •
  Excess cash flow.

         The issuing entity is exempted from the definition of "investment company" pursuant to Rule 3a-7 of the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a "covered fund" for purposes of the "Volcker Rule", Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Citigroup	J.P. Morgan	MUFG

Co-Managers

Prospectus dated January    , 2020

i

Regarding this prospectus

        References to "we", "our" and "us" refer to Harley-Davidson Customer Funding Corp.

        We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The Table of Contents of this prospectus provides pages on which these captions are located.

        Certain matters discussed by us in this prospectus are "forward-looking statements", or a projection of what we think will happen in the future. These forward-looking statements can generally be identified as such by reference to this note or because the context of the statement will include words such as we "believe", "anticipate", "expect", "plan", or "estimate" or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Certain of such risks and uncertainties are described in close proximity to such statements or elsewhere in this prospectus, including under the caption "Risk Factors" in this prospectus. You are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus, other than as required by law.

        If you have received a copy of this prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from Harley-Davidson Credit Corp. or any of the underwriters by asking any of them for it.

 Summary of Transaction Structure and Flow of Funds

        This structural summary briefly describes certain major structural components, the relationships among the parties, the flow of proceeds from the issuance of the notes and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

        Harley-Davidson Customer Funding Corp. will purchase from Harley-Davidson Credit Corp. a pool of motorcycle promissory notes and security agreements purchased by Harley-Davidson Credit Corp. from Eaglemark Savings Bank. Harley-Davidson Customer Funding Corp. then will sell the contracts to Harley-Davidson Motorcycle Trust 2020-A. The following chart illustrates the use of proceeds from investors by the issuing entity and the depositor to purchase the contracts.

v

 Flow of Funds

        On each payment date prior to any acceleration of the notes, the issuing entity will apply collections on the contracts received during the prior calendar month, servicer advances and, with respect to payments of principal of and interest on the notes, funds transferred from the reserve fund, together with certain other amounts received by the issuing entity (see "Payments to the Noteholders—Available Amounts" for a further description of amounts available to make payments on the notes) to make the following payments in the following order of priority:

*
This flow chart provides only a simplified overview of the monthly flow of funds prior to any acceleration of the notes. The priority of payments of principal of and interest on the notes will be different after any acceleration of the notes following an event of default. See "Payments to the Noteholders—Distributions" in this prospectus for a more detailed description.

Summary of Terms

        This summary highlights selected information from this prospectus and does not contain all the information that you should consider in making an investment decision. To understand all of the terms of the offering of the offered notes, you should read this entire prospectus before making an investment decision. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the issuing entity and the issuance of the notes. Forms of these documents have been filed as exhibits to the registration statement, and final versions of these documents will be filed with the Securities and Exchange Commission (the "SEC") following the issuance of the notes.

        The characteristics of the contracts described in this prospectus are as of the cutoff date. Any percentages or averages set forth in this prospectus with respect to the pool of contracts are based on the aggregate outstanding principal balance of the contracts unless stated otherwise.

        There are material risks associated with an investment in the notes. See "Risk Factors" in this prospectus for a discussion of factors you should consider before investing in the offered notes.

The Issuing Entity or the Trust	Harley-Davidson Motorcycle Trust 2020-A, a Delaware statutory trust.
Seller, Servicer, Sponsor and Administrator	Harley-Davidson Credit Corp., a wholly-owned subsidiary of Harley-Davidson Financial Services, Inc. ("HDCC").
Depositor

Harley-Davidson Customer Funding Corp., a wholly-owned, limited-purpose subsidiary of Harley-Davidson Credit Corp. The depositor or one of its affiliates will be the initial holder of the certificate issued by the issuing entity.

Originator

Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of Harley-Davidson Credit Corp., has originated the contracts in accordance with the underwriting standards approved by Harley-Davidson Credit Corp. under agreements governing the assignment of contracts to the seller. The seller has acquired the contracts from Eaglemark Savings Bank in the ordinary course of its business pursuant to such agreements.

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company. The asset representations reviewer is not and will not be affiliated with any of HDCC, the issuing entity, the depositor, the indenture trustee, the owner trustee or any of their respective affiliates, and has not been, and is not affiliated with any party that has been, hired by HDCC or any underwriter to perform pre-closing due diligence work on the contracts.

Owner Trustee	Wilmington Trust, National Association, a national banking association.
Indenture Trustee	The Bank of New York Mellon Trust Company, N.A., a national banking association. The indenture trustee will also act as paying agent under the indenture.
Cutoff Date	December 31, 2019.

Closing Date	On or about January 29, 2020.
Terms of the Notes	The issuing entity will issue the following classes of notes having the principal terms described below:

Class		Initial Principal Amount		Initial Offered Amount(1)	Interest Rate
Class A-1		$107,000,000		$101,650,000		%

Class A-2a Class A-2b	}	$195,000,000	(2)	$185,250,000	LIBOR +	% %(3)
Class A-3		$195,000,000		$185,250,000		%
Class A-4		$55,640,000		$52,850,000		%

(1)	The difference between the initial principal amount and the initial offered amount of each class of notes represents approximately 5% of the initial principal amount of that class of notes, and such notes will be retained by the sponsor or its majority owned affiliate in compliance with Regulation RR.
(2)	The allocation of the initial principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined no later than the day of pricing.
(3)	The interest rate initially will be based on one-month LIBOR. However, the benchmark may change in certain situations. If the sum of one-month LIBOR (or the applicable benchmark) and the applicable spread is less than 0.00% for any interest period, then the interest rate for the Class A-2b notes for such interest period will be 0.00%.

The notes are being offered by this prospectus in minimum denominations of $1,000.

The allocation of the initial principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes (together referred to as the "Class A-2 notes") will be determined no later than the day of pricing and the initial principal amount of the Class A-2b notes will not exceed $97,500,000.

The interest rate for each class of notes will be a fixed rate or a floating rate. We refer in this prospectus to notes that bear interest at a floating rate as "floating rate notes" and to notes that bear interest at a fixed rate as "fixed rate notes".

The notes represent indebtedness of the issuing entity secured by the assets of the issuing entity.

Terms of the Certificate

The issuing entity will also issue a certificate representing the residual interest in the issuing entity. The certificate is not being offered by this prospectus and is initially being issued to the depositor or one of its affiliates. The depositor or such affiliate will have the right to sell all or a portion of the certificate at any time, subject to certain restrictions, including any restrictions set forth in Regulation RR.

The certificate will not have a principal balance and will not bear interest. The certificate represents the right to receive excess amounts not needed on any payment date to pay the servicing, indenture trustee and asset representations reviewer fees, or to make required payments on the notes or to make deposits into the reserve fund.

Any information in this prospectus regarding the certificate is intended only to give you a better understanding of the notes.
Payment Dates

The issuing entity will pay principal of and interest on the notes on the 15th day of each month or, if that day is not a business day, the next business day. The first payment date is February 18, 2020.

Record Dates	The business day immediately preceding a payment date.
Interest	Interest Periods:
Interest on the notes will accrue in the following manner:

The issuing entity will pay interest on the Class A-1 notes and on the Class A-2b notes on each payment date based on the actual days elapsed during the period for which interest is payable and a 360-day year. The issuing entity will pay interest on the remaining classes of notes on each payment date based on a 360-day year consisting of twelve 30-day months.

Interest on the Class A-1 notes and the Class A-2b notes will accrue at the interest rate for the related class during the period from and including the prior payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date, and interest on the remaining classes of notes will accrue at the interest rate for the related class during the period from and including the 15th day of the prior month (or, in the case of the initial payment date, from and including the closing date) to but excluding the 15th day of the current month.

The first interest period for the Class A-1 notes and the Class A-2b notes will begin on and include the closing date and end on and exclude February 18, 2020. The first interest period for the remaining classes of notes will begin on and include the closing date and end on and exclude February 15, 2020.

Payment of Interest:
On each payment date the issuing entity will pay interest on the notes using available amounts and amounts withdrawn from the reserve fund.
Interest payments on the notes will have the same priority.

If the sum of one-month LIBOR (or the applicable benchmark) and the spread for the floating rate notes is less than 0.00% for any interest period, then the interest rate for the floating rate notes for such interest period will be 0.00%.

See "Payments to the Noteholders—Distributions," "Description of the Notes and the Indenture—Interest," "—Calculation of Floating Rate Interest" and "—LIBOR Replacement" in this prospectus for a discussion of the determination of the amounts available to pay interest.

Principal	On each payment date, the issuing entity will pay principal of the notes using available collections and certain other amounts.

Principal payments on the notes will generally be paid sequentially to each class of notes then outstanding, in numerical order (and pro rata between the Class A-2a notes and the Class A-2b notes based on their respective principal amounts), in each case until all notes of such class are paid in full.

See "Payments to the Noteholders—Distributions" and "Description of the Notes and the Indenture—Principal" in this prospectus for a discussion of the determination of amounts available to pay principal.

Final Scheduled Payment Dates

The outstanding principal amount of a class of notes is due and payable in full on the final scheduled payment date for that class. The final scheduled payment date for each class of notes is shown on the front cover of this prospectus. If a class of notes has not already been paid in full prior to its final scheduled payment date, the issuing entity will be obligated to pay the outstanding principal amount of that class of notes in full on that date. Certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. See "Description of the Notes and the Indenture—Optional Redemption" and "Description of the Notes and the Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in this prospectus.

Optional Redemption

The servicer has the option to purchase all of the contracts on any payment date on which the pool balance of the contracts owned by the issuing entity is less than 10% of the pool balance as of the cutoff date. We sometimes refer to the pool balance as of the cutoff date as the "initial pool balance".

If the servicer exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount thereof plus accrued interest thereon. See "Description of the Notes and the Indenture—Optional Redemption" in this prospectus.

The Contracts and Other Assets of the Issuing Entity

The primary assets of the issuing entity will be a pool of fixed rate, simple interest promissory notes and security agreements relating to the retail purchase of new or used motorcycles manufactured by one or more subsidiaries of Harley-Davidson, Inc. Harley-Davidson, Inc. and its subsidiaries are collectively referred to herein as "Harley-Davidson." See "The Contracts—Harley-Davidson® Motorcycles" in this prospectus. The contracts were originated by Eaglemark Savings Bank, a wholly-owned subsidiary of Harley-Davidson Credit Corp., and subsequently purchased by HDCC. See "The Sponsor, Seller, Servicer and Administrator—Origination" in this prospectus.

The issuing entity's assets will also include:
• security interests in the financed motorcycles securing the contracts and any related property;
• proceeds, if any, from certain insurance policies, protection products and debt cancellation agreements with respect to the motorcycles; and
• amounts on deposit in various accounts.
The Contracts

The issuing entity's main source of funds for making payments on the notes will be collections on the contracts. The contracts transferred to the issuing entity will be selected from contracts in the seller's portfolio based on the criteria specified in the sale and servicing agreement. See "The Contracts—Criteria for Selecting the Contracts" in this prospectus. As of the cutoff date, the obligors on the contracts are located in the United States and U.S. military bases.

Pursuant to the sale and servicing agreement, the depositor will transfer, and the issuing entity will acquire, the contracts on the closing date.

HDCC does not consider any of the contracts to be exceptions to its underwriting standards. For additional information regarding HDCC's underwriting standards, you should refer to "The Sponsor, Seller, Servicer and Administrator—Underwriting" in this prospectus.

In addition to the purchase of contracts from the issuing entity in connection with the servicer's exercise of its "clean-up call" option as described above under "—Optional Redemption", contracts will be required to be purchased from the issuing entity by the depositor if certain representations and warranties concerning the characteristics of the contracts are breached, and by the servicer if certain servicing covenants are breached, and a contract may be repurchased, in limited circumstances, at the option of the servicer if it is determined by the sponsor that amendment of the terms of such contract could better ensure compliance with applicable laws.

No contract will have a scheduled maturity later than September 25, 2026. An obligor can prepay its contract in whole or in part at any time without penalty.

As of the cutoff date, the pool of contracts has the following characteristics:

COMPOSITION OF THE POOL OF CONTRACTS (AS OF THE CUTOFF DATE)(1)

Pool Balance	$580,198,692.86
Number of Contracts	36,293
Average Principal Balance	$15,986.52
Principal Balance of Contracts (Range)	$530.39 to $51,648.20
Weighted Average Contract Interest Rate	7.136%
(Range)	0.990% to 11.000%
Weighted Average Original Term (in months)	71
(Range)(1)	24 to 84
Weighted Average Remaining Term (in months)	60
(Range)(1)	3 to 82
Weighted Average FICO® Score at Origination	758
FICO® Score (Range) at Origination	670 to 850
Weighted Average Loan-to-Value	99.41%
New Motorcycle at Origination(2)	69.27%
Used Motorcycle at Origination(2)	30.73%

(1)	For a description of how information presented in this table may differ from the asset level data filed with the SEC on Form ABS-EE, see "Asset Level Information".
(2)	As a percentage of the pool balance of the pool of contracts.

GEOGRAPHIC CONCENTRATION OF THE POOL OF CONTRACTS (AS OF THE CUTOFF DATE)

State(1)	Principal Balance Concentration
Texas	9.26%
California	8.14%
Florida	7.75%

(1)	As of the cutoff date, no other state or geographic area (including the District of Columbia together with all postal codes located on U.S. military bases) represented more than 5.00% of the pool balance of the pool of contracts.

U.S. Credit Risk Retention	The depositor is a wholly-owned affiliate of the sponsor and will initially retain the required economic interest in the credit risk of the contracts to satisfy the sponsor's requirements under Regulation RR.

The depositor's retention of at least 5.00% of each class of notes and the residual interest satisfies the requirements for an "eligible vertical interest" under Regulation RR. The depositor, or another majority-owned affiliate of the sponsor, is required to retain this interest until the latest of:

• two years from the closing date;
• the date that the pool balance is one-third or less of the initial pool balance; and
• the date that the aggregate outstanding principal amount of the notes is one-third or less of the aggregate initial principal amount.
For further details relating to the sponsor's credit risk retention see "The Sponsor, Seller, Servicer and Administrator—Credit Risk Retention" in this prospectus.
E.U. Securitization Regulations

Notwithstanding the depositor's retention of an economic interest for the purposes of Regulation RR, none of the sponsor, the depositor nor any other party to the transaction described in this prospectus intends or is required under the transaction documents to retain a material net economic interest in the securitization constituted by the issuance of the notes or take any other action in a manner that would satisfy the requirements of the European Union's Securitization Regulation (Regulation (E.U.) 2017/2402).

For further details relating to the European securitization rules see "Risk Factors—The notes are not a suitable investment for investors subject to the E.U. securitization regulation" in this prospectus.

Credit Enhancement

Credit enhancement provides protection for the notes against losses and delays in payment. If the credit enhancement is insufficient to cover all amounts payable on the notes, the losses will be allocated to the notes in reverse order of their payment priority.

The credit enhancement for the notes is as follows:
• overcollateralization
• reserve fund
• excess cash flow, which generally consists of interest collections on the contracts in excess of the amounts required to be paid on the notes and the fees and expenses of the issuing entity
See "Description of the Notes and the Indenture—Credit Enhancement—The Reserve Fund" and "—Overcollateralization" in this prospectus.
Overcollateralization

Overcollateralization represents the amount by which the pool balance exceeds the aggregate outstanding principal amount of the notes on a particular date of determination. Initial overcollateralization on the closing date will be approximately 4.75% of the initial pool balance. The application of funds pursuant to the priority of payments is designed to maintain the amount of overcollateralization as of any payment date at a target amount, which we refer to as the "overcollateralization target amount." See "Payments to the Noteholders—Distributions" and "Description of the Notes and the Indenture—Principal" and "—Credit Enhancement—Overcollateralization" in this prospectus. The overcollateralization target amount for any payment date will be 4.75% of the initial pool balance.

Reserve Fund

On the closing date, the proceeds of the notes will be used to fund a trust account, which we refer to as the "reserve fund", in the name of the indenture trustee. The reserve fund provides the notes with limited protection in the event collections from obligors on the contracts are insufficient to make payments on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payments on the notes.

The initial balance of the reserve fund will be approximately 0.25% of the initial pool balance. The amount required to be on deposit in the reserve fund on each payment date will equal the lesser of (x) 0.25% of the initial pool balance and (y) the aggregate outstanding principal amount of the notes. See "Certain Information Regarding the Notes—The Accounts—The Reserve Fund" in this prospectus.

If the amount on deposit in the reserve fund on any payment date is less than the required amount, the issuing entity will use the funds available to it (after reimbursement of servicer advances, payment of the servicing fee, payment of the indenture trustee fee, payment of the asset representations reviewer fee and payment of principal of and interest on the notes) to make a deposit into the reserve fund. Amounts on deposit in the reserve fund on any payment date in excess of the required amount (after giving effect to the payments described in the preceding sentence) will be paid to the certificateholder.

If on any payment date the funds available to the issuing entity to pay principal of and interest on the notes are insufficient to make those payments, the issuing entity will use funds on deposit in the reserve fund to cover any shortfalls in those payments, but only to the extent of the amounts on deposit in the reserve fund at that time.

If on the final scheduled payment date of any class of notes, the principal amount of that class has not been paid in full, the issuing entity will use funds on deposit in the reserve fund to pay the remaining principal amount due on that class of notes, subject to the order of priority described in "Priority of Payments" below, but only to the extent of the amounts on deposit in the reserve fund at such time.

Excess Cash Flow

Because the issuing entity expects the obligors to pay more interest in respect of the contracts than is necessary to pay the sum of the amounts payable that have a higher priority than principal under the order of priority of payments described in "Priority of Payments", the issuing entity expects there to be "excess cash flow." Any such excess cash flow will serve as additional credit enhancement. See "Description of the Notes and the Indenture—Credit Enhancement—Excess Cash Flow" in this prospectus.

Servicer Advances

The servicer is obligated to advance on each payment date an amount equal to accrued and unpaid interest on each contract that was 30 days or more delinquent as of the end of the preceding month (assuming 30-day months), but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract. The servicer will be entitled to reimbursement of its outstanding advances from prior months on each payment date by means of a first priority withdrawal of certain funds then held in the collection account. See "Description of the Transfer and Servicing Agreements—Servicing—Advances" in this prospectus.

Repurchase of Contracts by the Depositor; Purchase of Contracts by the Servicer

Under the sale and servicing agreement, in the event of a breach or potential breach of certain representations and warranties made by the depositor which materially and adversely affects the issuing entity's interest in any contract and which breach has not been cured, the depositor will be obligated to repurchase such contract two business days prior to the first payment date after the last day of the calendar month in which the depositor becomes aware of such breach or receives written notice from the servicer, the owner trustee or the indenture trustee of such breach. See "Description of the Transfer and Servicing Agreements—Representations and Warranties Made by the Seller and the Depositor" in this prospectus.

Under the sale and servicing agreement, in the event of a breach of certain servicing obligations relating to the contracts as specified in the sale and servicing agreement which materially and adversely affects the issuing entity's interest in any contract and which breach has not been cured, the servicer will be obligated to purchase such contract two business days prior to the first payment date after the last day of the calendar month in which the servicer becomes aware, or receives written notice from the owner trustee or the indenture trustee, of such breach. See "Description of the Transfer and Servicing Agreements—Servicing" in this prospectus.

Servicing Fees and Other Payments to Servicer

On each payment date, the servicer will be entitled to receive a monthly servicing fee equal to 1/12th of 1.00% of the pool balance as of the first day of the related due period (or with respect to the first payment date, the initial pool balance). The monthly servicing fee will be paid to the servicer prior to any payments to the noteholders. The monthly servicing fee will be paid from funds on deposit in the collection account. The servicer will also be entitled to retain any late payment fees, extension fees, convenience fees, and other similar fees and charges received with respect to the contracts. See "Payments to the Noteholders—Servicing Compensation and Reimbursement of Servicer Advances" in this prospectus.

Indenture Trustee Fees

The indenture trustee fees will be paid by the issuing entity from available amounts prior to any payments to the noteholders. For more information relating to the indenture trustee fees see "The Trustees—Indenture Trustee" and "Payments to the Noteholders—Fees and Expenses" in this prospectus.

Owner Trustee Fees

The administrator will separately pay the fees of the owner trustee in connection with its duties under the trust agreement. For more information relating to the owner trustee fees see "The Trustees—Owner Trustee" in this prospectus.

Asset Representations Reviewer Fees

The issuing entity will pay annual fees and review fees of the asset representations reviewer and, to the extent such amounts are not paid or reimbursed by the administrator, reimburse the asset representations reviewer for reasonable travel expenses relating to a review and pay any indemnities due to the asset representations reviewer. For more information relating to the asset representations reviewer fees see "Asset Representations Reviewer" and "Payments to the Noteholders—Fees and Expenses" in this prospectus.

Events of Default	Events of default under the indenture will consist of:
• a default for five days or more in the payment of interest due on any note;
• failure to pay the unpaid principal amount of any class of notes when due and payable;

•

a default in the observance or performance of any covenant or agreement of the issuing entity (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes;

•

any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto was incorrect in any material respect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes; or

• certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.
If the notes have been declared to be due and payable following an event of default, the indenture trustee may:
• institute proceedings to collect amounts due or foreclose on the issuing entity's assets;
• exercise other remedies as a secured party; and/or
• sell the issuing entity's assets or elect to have the issuing entity maintain possession of the issuing entity's assets.

See "Description of the Notes and the Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in this prospectus.
Priority of Payments

On each payment date prior to the acceleration of the notes (and following an acceleration of the notes to the extent specified), the issuing entity will apply collections on the contracts received during the related due period, servicer advances and, with respect to payments of principal of and interest on the notes, funds transferred from the reserve fund, to make the following payments in the following order of priority:

(1) Servicer Advances—reimbursement of servicer advances in respect of prior payment dates, to the servicer;
(2) Servicing Fee—the monthly servicing fee, including any unpaid monthly servicing fee with respect to one or more prior payment dates, to the servicer;

(3)  Indenture Trustee Fee—to the indenture trustee (i) the indenture trustee fee, including any unpaid indenture trustee fee with respect to one or more prior payment dates, and (ii) after the occurrence of an acceleration of the notes, expenses and indemnity amounts up to an amount not to exceed $150,000 per calendar year;

(4)  Asset Representations Reviewer Fee and Expenses—the asset representations reviewer fee and expenses and indemnity amounts due and owing under the asset representations review agreement, to the extent not already paid by the administrator on behalf of the issuing entity, up to an amount not to exceed $200,000 per calendar year;

(5)  Interest—to all the noteholders, concurrently and pro rata, all accrued and unpaid interest on the notes, including any accrued and unpaid interest on the notes payable on prior payment dates plus interest on that accrued and unpaid interest at the applicable interest rate for that class (to the extent permitted by applicable law);

(6)  Principal—the principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders, pro rata between the Class A-2a notes and the Class A-2b notes based on their respective principal amounts, until the aggregate outstanding principal amount of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal amount of the Class A-3 notes has been paid in full, and fourth, to the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-4 notes has been paid in full;

(7) Reserve Fund—to the reserve fund, the amount, if any, needed to increase the balance in the reserve fund to the required amount;
(8) Unpaid Expenses of the Indenture Trustee—to the indenture trustee, any fees, expenses and indemnity amounts due but not paid under clause (3) above;
(9) Unpaid Fees and Expenses of the Asset Representations Reviewer—to the asset representations reviewer, any fees, expenses and indemnity amounts due but not paid under clause (4) above; and
(10) Residual—any remaining amounts to the certificateholder under the trust agreement.

See "Payments to the Noteholders" and "Description of the Notes and the Indenture—Principal" in this prospectus for a discussion of the determination of amounts available to pay principal.
After acceleration of the notes following an event of default, the priority of payments will change. See "Payments to the Noteholders" in this prospectus.

Tax Status

On the closing date, Foley & Lardner LLP, federal tax counsel to the issuing entity, will deliver its opinion that, subject to certain assumptions and qualifications stated in the opinion, the notes owned by parties unaffiliated with the depositor will be characterized for U.S. federal income tax purposes as indebtedness when issued, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The issuing entity, the depositor, and the sponsor will agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for purposes of U.S. federal, state, and local income tax. By acquiring an interest in a note, each beneficial owner of a note is deemed to agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for U.S. federal income tax purposes. See "Material United States Federal Income Tax Consequences" in this prospectus.

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations, or "rating agencies," hired by the sponsor to assign ratings on the notes.

The ratings of the notes will address the likelihood of payment of principal of and interest on the notes according to their terms. Each rating agency that the sponsor has hired to rate the notes has informed the sponsor that it will monitor the ratings using its normal surveillance procedures. A rating is not a recommendation to buy, sell or hold securities. Ratings on the notes may be lowered, qualified or withdrawn at any time by the rating agencies. Each rating is based on the applicable rating agency's independent evaluation of the contracts and the availability of any credit enhancement for the notes. A rating, or a change or a withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, by another rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See "Ratings of the Notes."

ERISA and Related Considerations

The offered notes are generally eligible for purchase by employee benefit plans and individual retirement accounts or individual retirement annuities, and by persons investing on behalf of or with plan assets of such plans or arrangements, subject to those considerations and exceptions discussed under "ERISA and Related Considerations" in this prospectus.

If you are considering the purchase of the offered notes on behalf of or with plan assets of an employee benefit plan, individual retirement account or individual retirement annuity, you should refer to "ERISA and Related Considerations" in this prospectus. If you are a benefit plan fiduciary considering a purchase of the offered notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds

The Class A-1 notes will be structured to be "eligible securities" for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940. The applicability of that definition, however, depends on certain actions by the fund's board of directors. Moreover, Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. A money market fund is encouraged to consult its legal advisers regarding the eligibility of the Class A-1 notes under Rule 2a-7 and whether an investment in the Class A-1 notes satisfies the fund's investment policies and objectives.

CUSIP Numbers	Each class of notes will have the following CUSIP number:

Class	CUSIP
Class A-1	41284U AA2
Class A-2a	41284U AB0
Class A-2b	41284U AC8
Class A-3	41284U AD6
Class A-4	41284U AE4

Mailing Address and Telephone Numbers of Principal Executive Offices	The mailing address of the seller is 222 West Adams Street, Suite 2000, Chicago, Illinois 60606, telephone (312) 368-9501. The mailing address of the depositor is 3850 Arrowhead Drive, Carson City, Nevada 89706, telephone (775) 886-3000. The principal office of the issuing entity is in care of Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, telephone (302) 636-6000.

Risk Factors

        The following risk factors describe the principal risk factors relating to an investment in the notes. You should carefully consider the following risks before you invest in the notes.

You must rely for repayment on the issuing entity's assets, which may not be sufficient to make full payment on your notes

        The issuing entity does not have, and will not be permitted or expected to have, any significant assets or sources of funds other than the contracts, the reserve fund and any other available credit enhancement or issuing entity property specified in this prospectus. Your notes represent indebtedness of the issuing entity and will not be insured or guaranteed by the originator, the seller, the servicer, the depositor, or any of their respective affiliates, the indenture trustee or the owner trustee or any other person or entity. Consequently, the only source of payment for your notes is payments received on the contracts that the issuing entity holds and certain forms of credit enhancement as specified in this prospectus. The amount of credit enhancement available to cover shortfalls in distributions of interest on and principal of your notes is limited. If the credit enhancement is exhausted, the sole source of payment for your notes will be payments on the contracts, and you will directly bear losses in excess of amounts available pursuant to any credit enhancement.

Risks associated with unknown allocation of the aggregate initial principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes

        The allocation of the aggregate initial principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes may not be known until the day of pricing. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

        As the allocated principal amount of the floating rate Class A-2b notes is increased (relative to the corresponding fixed rate Class A-2a notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the interest rate payable on the floating rate notes.

        Because the aggregate principal amount of Class A-2 notes is fixed as set forth on the cover of this prospectus, the division of the aggregate Class A-2 initial principal amount between the Class A-2a notes and the Class A-2b notes may result in the Class A-2b notes being issued in only a very small initial principal amount, which may reduce the liquidity of such class of notes.

Proceeds of the sale of contracts may not be sufficient to pay your notes in full; failure to pay principal of your notes will not constitute an event of default until maturity

        If the issuing entity fails to pay principal of any class of notes on its final scheduled payment date, or fails to pay interest on any class of notes within five days of the related due date, the indenture trustee or the holders of a majority of the outstanding principal amount of the notes may declare all of the notes to be due immediately. If this happens, the holders of a majority of the outstanding principal amount of the notes may direct the indenture trustee to cause the sale of the contracts and prepay the notes. However, there is no assurance that the market value of those contracts will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon a sale of the contracts, there can be no assurance that sufficient funds will be available to repay your notes in full. If the proceeds from the sale of the contracts are insufficient to pay the full outstanding principal amount of your notes, you may experience losses with respect to your notes.

        In addition, the amount of principal required to be paid to you on each payment date will generally be limited to amounts available in the collection account and the reserve fund, if any. The failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

        See "Description of the Notes and the Indenture—The Indenture—Events of Default; Rights Upon Event of Default" in this prospectus.

The issuing entity has limited recourse against the seller, the depositor and the servicer

        None of the seller, the depositor or any of their affiliates is generally obligated to make any payments in respect of any notes or the contracts of the issuing entity. However, in connection with the sale of contracts by the depositor to the issuing entity, the depositor will make representations and warranties with respect to the characteristics of such contracts, and in certain circumstances, the depositor may be required to repurchase contracts with respect to which such representations and warranties have been breached. The seller will correspondingly be obligated to the depositor under the transfer and sale agreement (which rights of the depositor against the seller will be assigned to the issuing entity) to repurchase the contracts from the depositor contemporaneously with the depositor's repurchase of the contracts from the issuing entity. In addition, the servicer may be required to purchase contracts from the issuing entity if the servicer breaches certain servicing obligations relating to those contracts as specified in the sale and servicing agreement. There can be no assurance that the depositor, the seller or the servicer will be able to purchase or repurchase a contract at the time that it has an obligation to do so. See "Description of the Transfer and Servicing Agreements—Sale and Assignment of Contracts by Seller", "Description of the Transfer and Servicing Agreements—Representations and Warranties Made by the Seller and the Depositor" and "Description of the Transfer and Servicing Agreements—Servicing."

It is possible that failures to repossess financed motorcycles from defaulting obligors or various factors, including the sale of financed motorcycles repossessed from defaulting obligors, may result in less than a full recovery of amounts due

        The servicer generally exercises its right to sell a motorcycle securing a defaulted contract after repossession. There is no assurance that a motorcycle will be successfully repossessed. Further, there is no assurance that the amount of proceeds that the servicer receives from the sale of a repossessed motorcycle (net of expenses of the sale) will be equal to or greater than the outstanding principal balance of the defaulted contract as of the date of the sale of the motorcycle.

        Financing options resulting in a contract having an initial principal balance in excess of the retail price of a motorcycle may increase the risk that the amount of such sales proceeds will not be sufficient to satisfy the outstanding principal balance. For a further discussion of certain promotional financing programs and potential risks associated therewith, see "Risk Factors—Potential losses on the notes are likely to be higher for contracts originated under certain promotional financing programs."

        Due to these and other factors, it is highly likely that the principal balance of the related contracts will exceed the value of the related motorcycles during the earlier years of those contracts' terms. Defaults during these earlier years are likely to result in losses because the net proceeds of repossession are likely to be less than the full amount of principal and interest owed on those contracts. In addition, the frequency and severity of losses may be greater for contracts with longer terms, because those contracts tend to have a greater incidence of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term contract may result in a longer period during which the value of the motorcycle that secures the contract is less than the remaining principal balance of the contract. As a result, the proceeds received by the issuing entity upon any repossession and sale of motorcycles that secure the contracts may not be sufficient to pay the full amount owed under the related contracts. You could suffer a loss if the proceeds available from repossession or other realization on a motorcycle are not sufficient to pay the amount owed under the related contract and available credit enhancement for losses on the contracts is insufficient.

Lack of a secondary market and financial market disruptions could negatively affect the liquidity of the notes and could limit your ability to resell your notes

        There is currently no secondary market for the notes. We cannot assure you that a secondary market will develop. There have been times in the past when there have been few potential buyers of asset-backed securities and a similar lack of potential buyers at a future time could negatively affect the liquidity of your notes. To the extent a secondary market for the notes develops, events in the global financial markets (for example, the weakened financial condition of major financial institutions, problems related to subprime mortgages and other financial assets, the devaluation of certain assets in secondary markets, the forced sale of asset-backed and other securities by certain investors, and the lowering of ratings on certain asset-backed securities) historically have caused, and may in the future cause, the secondary market for asset-backed securities to experience significantly reduced liquidity, which could limit your ability to resell your notes and adversely affect the price of your notes. Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. In addition, economic conditions in the United States in recent years have caused increased delinquencies by obligors on retail contracts and those conditions may cause additional increases in delinquencies. An increase in delinquencies could, in turn, create concerns among investors in asset-backed securities as to increased defaults by obligors, thereby decreasing liquidity and demand for your notes.

Economic developments may adversely affect the performance and market value of your notes

        The United States has experienced a prolonged period of economic growth; however, should general economic conditions worsen, increases in unemployment, decreases in home values, changes in the credit cycle and a lack of available credit could lead to increases in delinquencies and default rates, as well as decreased consumer demand for motorcycles, that may adversely affect the performance and market value of your notes. In particular, increases in unemployment have generally led to increased delinquencies and default rates. These and other factors such as inflation rates and consumer perceptions of the economy may lead to declining values of motorcycles securing outstanding contracts, which would weaken collateral coverage and increase the amount of losses in the event of defaults by the related obligors. Factors, including factors triggered by strategic actions by Harley-Davidson such as increases in the inventory of used motorcycles, introduction of new models representing significant upgrades on previous models, increases in the volume of used motorcycles available for sale at auctions and decreases in the inventory of used motorcycles available for sale at Harley-Davidson dealers in the U.S., may depress the prices at which repossessed motorcycles may be sold and/or may delay the timing of these sales. If economic conditions worsen, then delinquencies and losses with respect to the contracts could increase, which could result in losses on your notes. Further, while economic conditions have generally improved since the 2008 financial crisis, consumer debt levels remain elevated as a result of increased consumer spending and there have been increased delinquency and default rates. As consumers assume higher debt levels, delinquencies and losses on the contracts may increase, which could result in losses on your notes.

United States and world economic and political conditions, including acts or threats of terrorism and/or war, could adversely affect payments on the notes

        National and international political developments, instability and uncertainties could result in economic weakness in the United States and in international markets. For example, the United Kindgom ("U.K.") is expected to cease to be a member of the European Union ("Brexit"); although the effective date of Brexit is uncertain, and it is possible that Brexit will not occur. There is uncertainty as to the scope, nature and terms of the relationship between the U.K and the European Union after Brexit. Brexit could adversely affect economic and market conditions in the U.K., in the European Union and its member states and elsewhere, and could contribute to uncertainty and instability in global financial markets. In particular, Brexit could significantly impact volatility, liquidity and/or the market value of securities, including the notes.

        Additionally, these uncertainties include threatened hostilities with other countries, political unrest and instability around the world, and continuing threats of terrorist attacks. Any actual armed hostilities, and any future terrorist attacks in the United States or abroad, could also have an adverse impact on the U.S. economy, global financial markets and payments and collections on the contracts.

        You should consider the possible effects of the above on delinquency, default and prepayment experience of the contracts. For example, U.S. military operations could increase the number of citizens who are in active military service, including persons in reserve status who are called to active duty. Under the Servicemembers Civil Relief Act, obligors who are members of the military on active duty, including reservists who are called to active duty after the origination of their contracts, may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. We cannot provide information as to the number of contracts that the Servicemembers Civil Relief Act may impact. If an obligor's obligation to make payments is reduced, adjusted or extended, the servicer will only be required to advance accrued interest with respect to contracts that were 30 days or more delinquent at the end of the related due period, assuming 30-day months, and only to the extent the servicer believes that such amounts will ultimately be recoverable through collection. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

        The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed motorcycle securing a contract during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the contract, lower the monthly payments and readjust the payment schedule for a period of time after completion of the obligor's military service. As a result, there may be delays in payment and increased losses on the contracts.

        For more information regarding the effect of the Servicemembers Civil Relief Act and similar state laws, you should refer to "Legal Aspects of the Contracts—Other Considerations" in this prospectus.

Social, economic and other factors, including adverse events in states with substantial concentrations of obligors, may cause increased defaults and delinquencies

        Economic conditions in countries, states or U.S. territories where obligors reside may affect the delinquency, loan loss and repossession experience of the issuing entity with respect to the contracts. A variety of social and economic factors may affect the performance by obligors including, but not limited to, interest rates, unemployment levels, the rate of inflation, and consumer perceptions of economic conditions generally. However, neither the seller nor the depositor is able to determine or predict whether or to what extent economic or social factors will affect the performance by any obligors.

        If adverse events or economic conditions were particularly severe in one or more states where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts may differ from what you expect, and you may experience delays or reductions in payments.

        The following are the approximate percentages of the pool balance of the pool of contracts whose obligors were located in the following states as of the cutoff date (based on the billing address of the related obligor):

  •
  9.26% in Texas;

  •
  8.14% in California; and

  •
  7.75% in Florida.(1)

  (1)
  As of the cutoff date, the remaining states or geographic areas (including the District of Columbia together with all postal codes located on U.S. military bases) accounted for approximately 74.86%* of the pool balance of the pool of contracts, and none of these remaining states or geographic areas (including the District of Columbia together with all postal codes located on U.S. military bases) accounted for more than 5.00% of the pool balance of the pool of contracts.

  *
  Percentages may not add to 100.00% because of rounding.

        For a discussion of the breakdown of the pool of contracts by geographic distribution as of the cutoff date, see "The Contracts" in this prospectus.

        Regional factors, including earthquakes, floods, hurricanes, wildfires, unemployment, changes in governmental rules or fiscal policies or terrorist acts, may increase the delinquency or loss experience of the contracts. For example, obligors located in California are more likely to be affected by certain hazards (such as earthquakes or widespread fires) than obligors located in other parts of the country, and the occurrence of a natural disaster in California may increase the delinquency or loan loss experience of the contracts related to obligors located in California. In addition, obligors located in coastal states such as Florida are more likely to be affected by hurricanes than obligors located in other parts of the country. Hurricanes can cause extensive and catastrophic physical damage in and to coastal and inland areas, including uninsured damage to motorcycles. The damage caused by a hurricane, and the national, regional and local economic and other effects of that damage, may increase the delinquency or loan loss experience of the contracts related to the affected obligors.

        Local and regional economic factors also impact the delinquency and loss experience of the contracts. For example, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York, New Jersey and Connecticut, in the oil and gas industry, which is concentrated in the states of Texas and Louisiana, in the automotive or steel industries, which are concentrated in the states of Michigan, Ohio and Pennsylvania, or in the natural gas industry, which is concentrated in the states of North Dakota and South Dakota, may reduce the income of obligors in those states and ultimately may reduce the related obligors' ability to make timely payments on their contracts.

A withdrawal, downgrade or qualification of the initial ratings of the notes could adversely affect the market value of your notes and/or could limit your ability to resell your notes

        The initial ratings given to the offered notes are not a recommendation to buy, sell or hold securities. The ratings reflect the rating agency's assessment of the creditworthiness of the contracts, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the contracts and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the contracts, errors in analysis or other factors. A rating agency may change its rating of the offered notes at any time after the notes are issued if that rating agency believes that circumstances have changed or for other reasons in that rating agency's discretion. Additionally, adverse developments with respect to the seller or its affiliates, including adverse financial or operational developments at Harley-Davidson, Inc., could contribute to increased delinquencies or defaults on the contracts, which, in turn, could cause a rating agency to withdraw or downgrade its rating of the offered notes or could otherwise reduce the market value of the notes. See "Risk Factors—Adverse events with respect to the seller, the servicer or their affiliates may affect the timing of payments on your notes or have other adverse effects on your notes" in this prospectus. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The ratings on your notes may be lowered or withdrawn and the price at which you can resell your notes may decrease if the ratings on your notes decline

        A rating is not a recommendation to purchase, hold or sell notes inasmuch as a rating does not comment as to market price or suitability for a particular investor. A rating will reflect the rating agency's assessment of the likelihood that the holders of the notes will receive payment of interest on the notes on each payment date and the payment of principal on the final scheduled payment date. The ratings on the notes will not address the likelihood of an early return of invested principal.

        Similar ratings on different types of notes do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. At any time, a rating agency may lower its ratings of the notes or withdraw its ratings entirely if, in the rating agency's judgment, circumstances in the future so warrant. If a rating assigned to any security is lowered or withdrawn for any reason, possible consequences include that you may not be able to resell your notes or that you may be able to resell them only at a substantial discount. For more detailed information regarding the ratings assigned to any class of notes, see "Ratings of the Notes" in this prospectus.

The conflict of interest created by the sponsor's payment of fees charged by the rating agencies for their rating services may affect the ratings of your notes, as well as other functions that the rating agencies perform relating to the notes, and the issuance of unsolicited ratings could adversely affect the market value of your notes and/or limit your ability to sell your notes

        The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. SEC regulations define as a conflict of interest the arrangement where, as is the industry standard and the case with the ratings of the notes, the sponsor pays the fees charged by the rating agencies for their rating services. This conflict of interest may affect the ratings that rating agencies hired by the sponsor assign to the notes and other functions that the rating agencies perform relating to the notes. The rating agencies that the sponsor hired to rate the notes may revise or withdraw the ratings at any time, including as a result of a failure by the sponsor or the depositor to provide such rating agencies with information requested by the rating agencies or to comply with any of their respective obligations contained in the engagement letters with such rating agencies, such as the posting of information provided to the rating agencies hired by the sponsor to rate the notes on a website that is accessible by other nationally recognized statistical rating organizations, or "NRSROs", that were not hired by the sponsor in connection with the issuance of the notes.

        The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned or will assign ratings on the notes. However, under SEC rules, information that a sponsor (or another acting on the sponsor's behalf) has provided to a rating agency that the sponsor hired for the purpose of assigning or monitoring the ratings on the notes must be available to each other NRSRO to make it possible for such other NRSROs to assign unsolicited ratings on the notes. An NRSRO could assign a rating that the sponsor has not solicited at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings that an NRSRO has assigned after the date of this prospectus. NRSROs, including the rating agencies that the sponsor hired to rate the notes, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings that the rating agencies that the sponsor hired to rate the notes have provided, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any rating agency that the sponsor hired to rate the notes for the purpose of assigning or monitoring the ratings on the notes, a rating agency that the sponsor hired to rate the notes could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the contracts and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

        Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the most recent financial crisis, and such scrutiny and any actions such legislative and regulatory bodies may take as a result may also have an adverse effect on your ability to resell your notes.

Future delinquency and loss experience of the contracts may be worse than the servicer's historical experience

        Presented in this prospectus is historical delinquency and loss experience and other information for the portfolio of contracts originated directly or indirectly by the seller and serviced by the servicer, consisting primarily of contracts relating to the retail purchase of new or used motorcycles purchased in the United States and manufactured by Harley-Davidson, as well as pools of similar contracts previously securitized by the sponsor (Harley-Davidson, Inc. and its subsidiaries are collectively referred to herein as "Harley-Davidson"). See "Delinquency and Loan Loss Information" in this prospectus. Static pool information in respect of certain of the sponsor's prior securitized pools of contracts is set forth in Annex III to this prospectus. However, the actual delinquency and loss experience and other information for the contracts transferred to the issuing entity could be substantially worse. For example, we believe our retail credit losses may increase over time due to changing consumer credit behavior and our efforts to increase prudently structured loan approvals to sub-prime borrowers, as well as actions that Harley-Davidson has taken and could take that impact motorcycle values, as we describe above and in the following paragraph.

        If there are adverse circumstances, which may include decisions made by Harley-Davidson and/or its independent dealers with respect to new vehicle production, pricing and incentives, and inventory and sales practices relating to used motorcycles, that result in a material decline in values of Harley-Davidson motorcycles, those circumstances or any related decline in resale values for Harley-Davidson motorcycles would result in reduced recoveries on repossessed motorcycles. Furthermore, a deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the contracts. As a result, you may not receive interest and principal payments on your notes in the amounts and at the times you expect and the issuing entity may not have sufficient funds to pay all of the classes of notes in full.

Prepayments and potential losses may occur following acceleration of the notes

        If the maturities of the notes are accelerated following an event of default, the indenture trustee under certain circumstances may sell the issuing entity's assets. In any such event, the proceeds from the sale of the issuing entity's assets may not be sufficient to pay all of the notes in full.

        For example, if the maturity dates of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the issuing entity's assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee may sell the issuing entity's assets for an amount less than the aggregate outstanding principal amount of the notes with the consent of the holders of a majority of the outstanding principal amount of the notes. In such event, the proceeds from the sale of the issuing entity's assets may not be sufficient to pay all of the notes in full.

        An acceleration of the maturity of the notes may result in your receiving principal of your notes earlier than expected. You may not be able to reinvest that amount at a rate of return that is equal to or greater than the rate of return on your notes.

You may experience reduced returns on your investment due to prepayments on or acceleration of the contracts, repurchases of the contracts, liquidations of defaulted contracts and early termination of the issuing entity

        A higher than anticipated level of prepayments of the contracts or liquidations of defaulted contracts may cause the issuing entity to pay principal of your notes sooner than you expected. Also, the issuing entity may pay principal of your notes sooner than you expected if the depositor repurchases, or the servicer purchases, contracts from the issuing entity. In addition, upon the occurrence of certain events of default, your notes may be accelerated and the contracts sold, resulting in an early repayment of principal of your notes. You may not be able to reinvest the principal paid to you at yields that are equivalent to the yields on your notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected.

        The contracts owned by the issuing entity may be prepaid or accelerated, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related motorcycles or for other reasons. The depositor may repurchase contracts in certain circumstances. For example, the depositor will be required to repurchase a contract if the servicer determines in good faith that the representation and warranty of the seller and the depositor with regard to compliance with applicable law may have been violated with respect to such contract, and that amendment of the terms of such contract could better ensure compliance with applicable laws. The depositor will be required to repurchase a contract from the issuing entity if a breach of its representations and warranties relating to that contract materially and adversely affects the issuing entity's interest in such contract and the depositor may be required to repurchase a contract based on the servicer's determination that it may have breached its representation and warranty relating to compliance with consumer lending laws. In either of those events, the seller will be obligated to repurchase the contract from the depositor. In addition, the servicer may be required to purchase contracts from the issuing entity if it breaches certain servicing obligations relating to those contracts as specified in the sale and servicing agreement. The servicer may purchase all remaining contracts from the issuing entity when the pool balance of the contracts is less than 10% of the initial pool balance.

        We cannot fully predict the extent to which prepayments on the contracts by the related obligors will shorten the life of the notes. The rate of prepayments on the contracts may be influenced by a variety of economic, social and other factors including:

  •
  changes in obligor behavior;

  •
  the level of interest rates;

  •
  the level of casualty losses; and

  •
  the overall economic environment.

        We cannot assure you that prepayments on the contracts held by the issuing entity will conform to any historical experience. We cannot predict the actual rates of prepayments that will be experienced on the contracts. You will bear all reinvestment risk resulting from prepayments on the contracts and the corresponding acceleration of payments on your notes. See "Weighted Average Lives of the Notes" in this prospectus.

Excessive prepayments and defaults on contracts with higher contract interest rates may adversely affect your notes

        Some of the contracts will have contract interest rates that are less than the interest rate on your notes plus various fees. Payments on contracts with higher contract interest rates help compensate for the lower payments on contracts with lower contract interest rates. Excessive prepayments and defaults on contracts with higher contract interest rates may adversely affect your notes by reducing the amounts available to make interest and principal payments on the notes.

        Paid-ahead simple interest contracts may affect the weighted average life of the notes

        Because the contracts are simple interest contracts, if an obligor makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional payment on a contract that is already current may be applied to reduce, at least in part, the principal balance of the related contract. Obligors may not be required to make any scheduled payments during the period for which the contract was paid ahead. During this period, interest will continue to accrue on the contract principal balance, but the contract will not be considered delinquent. Furthermore, when an obligor resumes the required payments, they may be insufficient to cover the interest that has accrued since the last payment by that obligor.

        Generally, paid-ahead payments shorten the weighted average lives of the notes when the paid-ahead amount is applied to the payment of principal of the notes; however, in certain circumstances the weighted average lives of the notes may be extended. In addition, liquidation proceeds will be applied first to reimburse any advances made by the servicer. Therefore, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made.

        The seller's portfolio of contracts has historically included simple interest contracts that have been paid-ahead by one or more scheduled monthly payments. We cannot predict the number of contracts which may become paid-ahead contracts or the amount of scheduled payments which may be paid ahead.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure

        Because the servicing fee is structured as a percentage of the principal balance of the contracts, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers. Due to the reduction in the servicing fee as a result of the expected decline in the principal balance of the contracts, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

There may be potential adverse effects on the servicer, the contracts and your notes in the event any Harley-Davidson models are subject to recalls

        Harley-Davidson periodically conducts motorcycle recalls which could include temporary suspensions of sales and production of certain Harley-Davidson models. Because HDCC's business is substantially dependent upon the sale of Harley-Davidson motorcycles, such events could adversely affect HDCC's business. A decline in values of used Harley-Davidson motorcycles would have a negative effect on amounts realized on recoveries of repossessed motorcycles, which, in turn, could increase credit losses to HDCC. A decrease in the level of sales, including as a result of the actual or perceived quality, safety or reliability of Harley-Davidson motorcycles, or a change in standards of regulatory bodies, will have a negative impact on the level of HDCC's financing volume, insurance volume, earnings, assets and revenues. Additionally, a recalled motorcycle must be serviced to address and cure the defects responsible for triggering the recall, which will necessarily cause delays in the disposition of a repossessed motorcycle subject to the recall, including delays in Harley-Davidson's ability to realize any proceeds or recoveries relating to the motorcycle.

        Further, if the demand for used Harley-Davidson motorcycles decreases due to recalls or other factors, the resale value of the motorcycles related to the contracts may also decrease. As a result, the amount of proceeds received upon the liquidation or other disposition of financed motorcycles may decrease, which could result in losses on the notes.

Potential losses on the notes are likely to be higher for contracts originated under certain promotional financing programs

        Certain contracts contain promotional financing terms offered by Eaglemark Savings Bank. Certain of these financing terms may increase the risk of potential losses on such contracts. For example, a contract may have been originated without requiring the obligor to make a down payment on the purchase price of the motorcycle. As a result, if an obligor elects to make no down payment under such a program, the principal balance of such contract will be higher than would have been the case had the obligor made a down payment on the purchase price of the motorcycle. Accordingly, the principal balance of the related contract relative to the value of the motorcycle will be greater than would have been the case had the obligor made a down payment. In addition, an obligor who has not paid any of his or her own funds for the purchase of a motorcycle may be more likely to default. The frequency and severity of losses on such contracts are generally higher than the frequency and severity of losses on contracts in which the obligor made a down payment on the purchase price of the motorcycle.

        In addition, a contract may provide that the first payment is deferred for a specified period. The deferral period for the first payment generally may be up to 120 days. See "The Contracts—Criteria for Selecting the Contracts" in this prospectus. The obligor on a contract with a deferred first payment is entitled to use the motorcycle during the deferral period. Accordingly, the value of the motorcycle may be reduced during the deferral period without any reduction of the principal balance of the related contract. Thus, on the date on which the first payment is due on a contract with a deferred first payment, the principal balance of the related contract relative to the value of the motorcycle will be greater than would have been the case had the first payment on the contract not been deferred. The frequency and severity of losses on contracts with a deferred first payment will depend, in part, on the length of the deferral period and may be higher than the frequency and severity of losses on contracts without a deferred first payment.

The servicer's discretion over the servicing of the contracts may impact the amount and timing of funds available to make payments on the notes

        The servicer has discretion in servicing the contracts, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures as described in "The Sponsor, Seller, Servicer and Administrator—Servicing and Collections" and "Description of the Transfer and Servicing Agreements" in this prospectus. The manner in which the servicer exercises that discretion could have an impact on the amount and timing of receipts by the issuing entity from the contracts. If servicing procedures do not maximize the receipts from the contracts, you may experience losses or delays in payment on your notes.

        The servicer may permit an extension on payments due on contracts on a case-by-case basis or as part of a program or promotion. Any of these extensions may extend the maturity of the contracts and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions on the contracts. However, the servicer will be required to purchase the contract from the issuing entity if it extends the term of the contract beyond the latest final scheduled maturity date for the notes. The servicer may permit extensions as part of a program or promotion for reasons that benefit the seller or the servicer and these extensions may not benefit you as a noteholder. The servicer will be entitled to retain any fees that an obligor pays to receive an extension.

Commingling of collections could result in reduced payments to you

        If it meets certain conditions set forth in the sale and servicing agreement, the servicer may hold collections it receives from the obligors on the contracts with its own funds until the day prior to the next date on which distributions will be made on the notes. If the servicer does not pay these amounts to the issuing entity when required to do so, the issuing entity may be unable to make the payments owed on your notes. In the event the servicer were to become a debtor in a bankruptcy case, the issuing entity may not have a perfected security interest in these collections. In either case, you may suffer losses on your investment.

Adverse events with respect to the seller, the servicer or their affiliates may affect the timing of payments on your notes or have other adverse effects on your notes

        Adverse events with respect to HDCC, as the seller or the servicer, or its affiliates may result in servicing disruptions or reduce the market value of your notes. Adverse financial or operational developments with respect to the servicer could result in lower service levels relating to the contracts, including a reduction of collection activity, which could lead to an increase in delinquencies and credit losses. In the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to delinquent contracts and therefore delinquencies and credit losses could increase. The seller is required to repurchase certain contracts that do not comply with representations and warranties made by it (for example, representations relating to the compliance of the contracts with applicable laws), and the servicer may be required to purchase contracts if it breaches certain servicing obligations with respect to those contracts. If the seller or servicer is unable to purchase any of such contracts and make the related payment to the issuing entity, investors could suffer losses.

        In addition, adverse financial or operational developments with respect to sellers and servicers in asset-backed securities transactions or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. HDCC is an indirect wholly-owned subsidiary of Harley-Davidson, Inc. Although Harley-Davidson, Inc. is not guaranteeing the obligations of the issuing entity, to the extent Harley-Davidson, Inc. faces financial or operational difficulties, such events may reduce the market value of Harley-Davidson motorcycles. A material decline in values of Harley-Davidson motorcycles would result in reduced recoveries on repossessed motorcycles. Because all of the contracts relate to Harley-Davidson motorcycles, such a circumstance could result in losses or delays in payment of your notes.

Credit enhancement may not be sufficient to prevent losses, and the overcollateralization target amount or reserve fund balance may not be maintained

        The credit enhancement provided by overcollateralization and the reserve fund may not be sufficient to prevent losses from delinquencies and defaults on contracts.

        The overcollateralization target amount is expected to be maintained over time, and the reserve fund will be funded at its required level on the closing date. There can be no assurance, however, that the contracts will generate sufficient collections to maintain the overcollateralization target amount, to maintain the balance of the reserve fund at its required level, or to pay the notes in full.

The payment priorities increase the risk of loss or delay in payment to certain classes of notes

        Unless the notes have been accelerated following an event of default, the issuing entity will pay principal of the notes sequentially (and pro rata between the Class A-2a notes and the Class A-2b notes based on their respective principal amounts) until each class of notes has been paid in full. In all cases, the issuing entity will pay principal of the Class A-1 notes before any other notes. If the notes have been accelerated following an event of default, the issuing entity will not pay principal of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes sequentially; instead, the issuing entity will pay principal of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, pro rata, based on their outstanding principal amounts, after the Class A-1 notes are paid in full. See "Payments to the Noteholders—Distributions" in this prospectus.

        The sequential payment of principal of the notes means that the classes of notes having later payment rights are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes of notes having earlier principal payment rights. See "Payments to the Noteholders—Distributions" in this prospectus.

Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your notes

        A person could acquire an interest in a contract that is superior to those of the issuing entity and the indenture trustee. The seller's accounting records and computer systems will be marked to reflect the sales of the contracts to the depositor and the issuing entity (and the pledge of the contracts to the indenture trustee), but the servicer (or a third-party service provider acting on behalf of the servicer) will retain possession and control of the contracts. The paper contracts will not be marked to indicate that they have been sold to the issuing entity or pledged to the indenture trustee. The electronic contracts will be marked to indicate that they have been sold to the issuing entity, but will not be marked to indicate that they have been pledged to the indenture trustee. In order to protect the issuing entity's ownership interest and the indenture trustee's security interest in the contracts, the depositor will file UCC-1 financing statements with the appropriate governmental authorities to give notice of the issuing entity's ownership of, and the indenture trustee's security interest in, the contracts.

        Some of the contracts are originated electronically or will otherwise be classified as "electronic chattel paper" under the Uniform Commercial Code. As described under "The Sponsor, Seller, Servicer and Administrator—Electronic Contracting" in this prospectus, Eaglemark Savings Bank, HDCC, the depositor, and the issuing entity originate, transfer, store, and maintain custody of these contracts in electronic form through one or more third-party hosts' technology systems (the "e-contracts system"). The e-contracts system is designed to satisfy the Uniform Commercial Code's requirements for "control" of electronic chattel paper (within the meaning of §9-105 of the Uniform Commercial Code).

        The sale and servicing agreement will obligate the servicer to maintain the perfection of the issuing entity's ownership interest in the contracts, but the authoritative copies of the electronic contracts may not be transmitted to or maintained by the issuing entity. If a person purchases or takes a security interest in contracts, for value in the ordinary course of its business, and obtains possession of the paper contracts, or obtains control of the electronic contracts, without actual knowledge that the purchase violates the rights of the issuing entity, that person will acquire an interest in the contracts superior to the interests of the issuing entity and the indenture trustee. In that event, some or all of the collections on the contracts may not be available to make payments on the notes.

        The issuing entity and the indenture trustee could lose possession of a paper contract or control over an electronic contract through fraud, forgery, negligence or error (or, in the case of electronic contracts, as a result of a computer virus or a weakness in or failure of the e-contracts system). There can be no assurance that the e-contracts system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that the servicer maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract. There is a risk that the e-contracts system employed to maintain control of the electronic contracts may be insufficient under applicable law to give the issuing entity an interest in the electronic contracts that is perfected by control.

        A person could also acquire an interest in a financed motorcycle that is superior to those of the issuing entity and the indenture trustee because of the failure to identify the issuing entity as the secured party on the related certificate of title. The seller will assign its security interests in the financed motorcycles to the depositor, and the depositor will assign its security interests in the financed motorcycles to the issuing entity. The seller's assignment to the depositor and the depositor's subsequent assignment to the issuing entity are subject to state vehicle registration laws. These registration laws generally require that the secured party's name appear on the certificate or similar registration of title in order for the secured party's security interest to be perfected. To facilitate servicing and reduce administrative costs, the servicer (or a third-party service provider acting on behalf of the servicer) will continue to hold the certificates of title for the financed motorcycles (where state law provides for lienholders to do so) and will not endorse or otherwise amend the certificates of title to identify the issuing entity as the new secured party. In most states, the issuing entity, as assignee of a contract, will have the benefits of the first-priority security interest in the related financed motorcycle obtained by Eaglemark Savings Bank, even though the issuing entity is not listed on the certificate of title as a secured party. However, the issuing entity may not have a perfected security interest in the financed motorcycles in certain states because the certificates or similar registrations of title will not be amended to reflect the assignment of the security interests in the financed motorcycles to the issuing entity. If the issuing entity does not have a perfected security interest in a financed motorcycle, its ability to realize on the financed motorcycle following an obligor default would be adversely affected. In addition, because the issuing entity will not be identified as the secured party on any certificate of title or similar registration of title, the security interest of the issuing entity in the motorcycles may be defeated through fraud, forgery, negligence or error.

        In addition, the holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuing entity's security interest in the financed motorcycles. The issuing entity also may lose its security interest in a financed motorcycle that is confiscated by the government.

        In the event that the issuing entity must rely upon repossession and sale of the financed motorcycle securing a defaulted contract to recover amounts due on the defaulted contract, the issuing entity's ability to realize upon the financed motorcycle would be limited by the failure to have a perfected security interest in the financed motorcycle or the existence of a senior security interest in the financed motorcycle. In this event, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors. See "Legal Aspects of the Contracts—Security Interests" in this prospectus.

Limitations on enforceability of security interests in the financed motorcycles may hinder the issuing entity's ability to realize the value of the financed motorcycles

        State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the issuing entity's ability to obtain or sell the financed motorcycles. In particular, some jurisdictions require that the obligor be notified of the default and be given a period of time within which it may cure the default prior to or after repossession. This could reduce or delay the availability of funds to make payments on your notes.

Repurchase obligations of the depositor and the seller provide you only limited protection against prior liens on the contracts

        Federal or state law may grant liens on the contracts that have priority over the issuing entity's interest. If the creditor associated with any prior lien on a contract exercises its remedies, the cash proceeds from the contract and related financed motorcycle available to the issuing entity will be reduced. In that event, there may be a delay or reduction in payments to you. An example of a lien arising under federal or state law is a tax lien on property of the seller or depositor arising prior to the time a contract is conveyed to the issuing entity. Such a tax lien would have priority over the interest of the issuing entity in the contracts. In addition, a mechanic's lien could arise based upon work done on a financed motorcycle. In any such event, unless and until the depositor or seller repurchases the contract as a result of breaches of representations or warranties, payments could be delayed or reduced.

        The seller will represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that there are no prior liens on the contracts. The seller will also represent and warrant to the depositor, and the depositor will represent and warrant to the issuing entity, that it will not grant any lien on the contracts. If those representations and warranties are not true as to any contract and the breach materially and adversely affects the issuing entity's interest in the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be required to repurchase the contract from the depositor. There can be no assurance that the depositor or the seller will be able to repurchase a contract at the time when it is required to do so. In addition, there are certain types of liens the existence of which would not constitute a breach of the representations or warranties of the seller or the depositor.

Bankruptcy of one or more obligors may reduce or delay collections on the contracts, and the sale of financed motorcycles relating to defaulting obligors may be delayed or may not result in complete recovery of amounts due

        Bankruptcy and insolvency laws may increase the risk of loss on the contracts of obligors who become subject to bankruptcy proceedings. Those laws could result in the write-off of contracts of bankrupt obligors or result in delay in payments due on the contracts. For example, if the obligor becomes bankrupt or insolvent, the issuing entity may need the permission of a bankruptcy court to obtain and sell its collateral. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if available credit enhancement for losses is insufficient. See "Legal Aspects of the Contracts—Certain Bankruptcy Considerations."

A security breach or a cyber-attack affecting HDCC could adversely affect HDCC's business, results of operations and financial condition, which could have an adverse effect on your notes

        HDCC collects and stores certain personal and financial information from customers, employees, and other third parties. Security breaches or cyber-attacks involving HDCC's systems or facilities, or the systems or facilities of HDCC's service providers, could expose HDCC to a risk of loss of personally identifiable information of customers, employees and third parties or other proprietary or competitively sensitive information, business interruptions, regulatory scrutiny, actions and penalties, litigation, reputational harm, a loss of confidence, and other financial and non-financial costs, all of which could potentially have an adverse impact on HDCC's future business with current and potential customers, results of operations and financial condition and could adversely affect HDCC's ability to service the contracts and perform its other obligations under the transaction agreements, which could have an adverse effect on your notes.

        HDCC and its service providers rely on encryption and other information security technologies licensed from third parties to provide security controls necessary to help in securing online transmission of confidential information pertaining to customers, employees and other aspects of HDCC's business. Advances in information system capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise of the environment that HDCC or its service providers use to protect sensitive data. A party who is able to circumvent HDCC's security measures by methods such as hacking, fraud, trickery or other forms of deception could misappropriate proprietary information or cause interruption in HDCC's operations. HDCC may be required to expend capital and other resources to protect against such security breaches or cyber-attacks or to remediate problems caused by such breaches or attacks on its own systems or the systems of its service providers. HDCC's security measures are designed to protect against security breaches and cyber-attacks, but HDCC's failure to prevent such security breaches and cyber-attacks could subject HDCC to liability, decrease HDCC's profitability and damage HDCC's reputation. Even if a failure of, or interruption in, HDCC's systems or facilities is timely resolved or an attempted cyber incident or other security breach is successfully avoided or thwarted, it may require HDCC to expend substantial resources or to take actions that could adversely affect customer satisfaction or behavior and expose HDCC to reputational harm.

        HDCC could also be subjected to cyber-attacks that could result in slow performance and loss or temporary unavailability of HDCC's information systems. Information security risks have increased because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions, and the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists, and others. HDCC may not be able to anticipate or implement effective preventative measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources.

        The occurrence of any of these events could have a material adverse effect on HDCC's business, reputation, results of operations and financial condition, could adversely affect HDCC's ability to service the contracts and perform its other obligations under the transaction agreements, and could have an adverse effect on your notes.

Contracts that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment

        The contracts are consumer contracts subject to many federal and state consumer protection laws. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, unless and until the depositor or seller repurchases the contract as a result of breaches of representations or warranties, payments on the notes could be delayed or reduced. See "Legal Aspects of the Contracts—Consumer Protection Laws" in this prospectus.

        Although the Military Lending Act, by its terms, would not apply to any credit transaction that is expressly intended to finance the purchase of a motor vehicle when the credit is secured by the vehicle being purchased, the Department of Defense issued an interpretive rule on December 11, 2017 indicating that extensions of credit made on or after October 3, 2016 to active-duty service members (including those on active guard or reserve duty) and their dependents, and which contracts include one or more credit-related ancillary products, such as guaranteed auto protection (GAP) insurance, credit life insurance, and similar credit products, need to comply with the requirements of the Military Lending Act. Regulations implementing the Military Lending Act place a limit on the total interest rate that may be charged, adjust arbitration rules and require additional disclosures, in each case in respect of the related contract. Contracts that contain provisions that are otherwise prohibited by the Military Lending Act are void from the inception of the contract. As a result of certain restrictions imposed by the Military Lending Act and the changing interpretations of that act by the Department of Defense or other regulators, HDCC is unable to determine, and there can be no assurance as to, whether or to what extent the contracts sold to the issuing entity on the closing date are affected by the Military Lending Act. Financial services industry groups are continuing to seek further clarification regarding the interpretation of the Military Lending Act. However, if a regulator or court were to determine that certain contract provisions are inadequate or otherwise do not comply with the Military Lending Act, it could result in repurchase obligations of HDCC and the depositor and it could impact the cash flows available to the issuing entity.

        Each of the depositor and HDCC will make representations and warranties relating to the contracts' compliance with law and the enforceability of the contracts. If there is an uncured breach of any of these representations or warranties that materially and adversely affects the interests of the issuing entity in the related contract, the issuing entity's sole remedy will be to require the depositor and HDCC to repurchase the affected contract.

The seller, the servicer and their affiliates must comply with governmental laws and regulations that are subject to change and uncertainty and could involve significant costs

        HDCC, as the seller and the servicer of the contracts, and its affiliates are governed by various foreign, federal and state laws that specifically affect general financial and lending institutions. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") significantly affects the financial services industry, including consumer lending and securitization of financial assets. The financial services industry generally, and securitization markets in particular, are and will be subject to increased regulation, such as additional disclosure and other obligations, as well as restrictions on pricing and enforcement proceedings.

        For example, regulations implementing the Dodd-Frank Act require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. The Dodd-Frank Act gives broader powers to the SEC to regulate credit rating agencies and their activities. The Dodd-Frank Act also created the Consumer Financial Protection Bureau (the "CFPB"), which has extensive rulemaking and enforcement authority over consumer finance businesses. The CFPB has broad regulatory, supervisory and enforcement authority over entities offering consumer financial services or products, including non-bank companies, such as HDCC ("Covered Entities"). The CFPB examines Covered Entities for compliance with consumer financial protection laws. As part of this authority, the CFPB's examinations could result in enforcement actions, regulatory fines and mandated changes to HDCC's business, products, policies and procedures.

        Additionally, the CFPB, the Federal Trade Commission and the Department of Justice have announced various enforcement actions against lenders involving significant penalties, consent orders, cease and desist orders, and similar remedies that, if applicable to HDCC and the products, services and operations of the nature offered by HDCC, may require the cessation or alteration of certain business practices, which could have a material adverse effect on our financial condition and results of operations.

        The CFPB has also been conducting fair lending examinations and investigations of vehicle financiers and their dealer participation policies and other compensation practices. Although the impact of CFPB oversight on the business of HDCC and its affiliates remains uncertain, the CFPB continues to focus on vehicle finance providers. In March 2013, the CFPB issued a bulletin stating that indirect auto lenders may be liable for violations under the Equal Credit Opportunity Act based on dealer-specific and portfolio-wide disparities on a prohibited basis. According to the bulletin, these disparities result from allowing dealers to mark up the interest rate offered by the indirect auto lenders to the contract rate offered to consumers by the dealers. In addition, the bulletin outlined steps that indirect auto lenders should take in order to comply with fair lending laws regarding dealer compensation policies. On May 21, 2018, President Trump signed into law a resolution approved by Congress under the Congressional Review Act that repealed the CFPB's fair lending guidance contained in the bulletin and prohibits the future enactment of a similar rule without Congressional approval. The impact of the repeal of this guidance on fair lending enforcement at the CFPB is uncertain.

        Additionally, the Dodd-Frank Act gives the FDIC authority to act as receiver of certain financial companies and their affiliates in specific situations under the Dodd-Frank Act's orderly liquidation authority provisions. No assurances can be given that these provisions would not apply to HDCC or its affiliates, including the depositor and the issuing entity, or, if they were to apply, would not result in a repudiation of any agreement to which the entity in receivership was a party, or in the recovery of any contracts transferred under any such agreement. Application of these provisions (including regulations which the FDIC may adopt in the future) could result in delays in payments on the notes or in reductions of amounts available to make payments on the notes. See "Legal Aspects of the Contracts—Dodd-Frank Act Orderly Liquidation Authority Provisions" in this prospectus.

        Compliance with applicable law can be costly and can affect operating results because new forms, processes, procedures, controls and infrastructure can from time to time be required to comply with new requirements. Compliance can create operational constraints and place limits on pricing. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys' fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

        Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies. Accordingly, the impact on the securitization market of any rules yet to be finalized or to become effective will not be known until the applicable agencies have completed their rulemaking and market participants have implemented the rules. No assurance can be given that the Dodd-Frank Act and the regulations that implement it, or the imposition of additional regulations, will not have a significant adverse impact on the issuing entity, the depositor or HDCC, as sponsor, seller and/or servicer, including on the servicing of the contracts or on the regulation and supervision of HDCC and/or its affiliates generally, or on the price that a subsequent purchaser would be willing to pay for the notes.

        Additionally, various federal and state governmental agencies have instituted and may in the future institute programs to assist consumers during an economic downturn. It is possible that any such programs and related legislation could affect an obligor's contract, resulting in the reduction of an obligor's obligations under its contract or the diminution of a creditor's rights under a contract. If a contract is impacted in this fashion, you may not receive interest and principal payments on your notes in the amounts and at the times you expect and the issuing entity may not have sufficient funds to pay all of the classes of notes in full.

If a bankruptcy court determines that the transfer of contracts from the seller to the depositor or from the depositor to the issuing entity was not a true sale, or if a conservator or receiver were appointed for Eaglemark Savings Bank, then payments on the contracts could be delayed resulting in losses or delays in payments on your notes

        If the seller or the depositor were to become a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate, because the transfer was in substance a secured loan rather than a sale. In that case, the distribution of payments on the contracts to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay payments on your notes for an uncertain period of time. Furthermore, reductions in payments under the contracts to the issuing entity may result if the bankruptcy court were to rule in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in payments on your notes. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the loan deemed owed by the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the loan. Additionally, the bankruptcy court could adjust the debt if the seller or the depositor were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. Any of these actions could result in losses or delays in payments on your notes. The seller will represent and warrant that its conveyance of the contracts is a valid sale and transfer of the contracts. See "Legal Aspects of the Contracts—Certain Bankruptcy Considerations."

        If Eaglemark Savings Bank becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity, the Federal Deposit Insurance Corporation ("FDIC") could be appointed as conservator or receiver for Eaglemark Savings Bank. In a receivership or conservatorship of Eaglemark Savings Bank, the FDIC as receiver or conservator could, among other things, repudiate the transfer of contracts to the seller. FDIC regulations limit the FDIC's potential use of any of its repudiation powers in the context of securitization transactions, so long as certain conditions are satisfied. Sales of contracts pursuant to the bank sale and participation agreement between Eaglemark Savings Bank and the seller are effected on a daily basis in the ordinary course of business of Eaglemark Savings Bank. Eaglemark Savings Bank sells all of its right, title and interest in each contract to the seller. Both Eaglemark Savings Bank and the seller treat each transfer of a contract as an absolute sale to the seller, without recourse, and each transfer is accounted for as a "sale" under generally accepted accounting principles ("GAAP"). The seller will determine which contracts are to be included in the transfers to the depositor and the issuing entity. Since the seller is not itself an FDIC-insured bank, the transfers will not be structured to fall under any of the FDIC regulations or safe harbors.

        If the FDIC were to take the position that the FDIC regulations, or other statutory or regulatory requirements applicable to the transactions, were not satisfied or otherwise applied to the transfers of the contracts from Eaglemark Savings Bank to the seller, the FDIC as conservator or receiver might attempt to repudiate or disaffirm the bank sale and participation agreement and limit claims of the issuing entity for such repudiation to "actual direct compensatory damages." In addition, the issuing entity could be stayed from enforcing its security interest or exercising any control over the contracts without the consent of the FDIC for a period of 45 days (in the case of a conservatorship) or 90 days (in the case of a receivership), and the FDIC may require the issuing entity to go through the administrative claims procedure established by the FDIC in order to establish its rights to payments on the contracts.

        Applicable law does not define "actual direct compensatory damages." However, these damages do not include damages for lost profits or opportunity, and no damages would be paid for the period after the date of the appointment of the FDIC as conservator or receiver. The FDIC could delay its decision whether to recognize Eaglemark Savings Bank's transfer of the contracts for a reasonable period following its appointment as conservator or receiver. Additionally, the issuing entity could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title. Any of these actions could result in losses or delays in payments on your notes. See "Legal Aspects of the Contracts—Bank Insolvency."

If a bankruptcy court decides to consolidate the assets and liabilities of the depositor and the seller, payments on the contracts could be delayed, resulting in losses or delays in payments on the notes

        If the seller were to become a debtor in a bankruptcy case, a creditor or the seller acting as debtor-in-possession could request a bankruptcy court to order that the seller's assets and liabilities be substantively consolidated with the depositor's assets and liabilities. If the bankruptcy court consolidated the assets and liabilities of the seller and the depositor, delays and possible reductions in the amounts of payments on your notes could occur. See "Legal Aspects of the Contracts—Certain Bankruptcy Considerations."

The notes may not be suitable investments for all investors

        The notes may not be a suitable investment for any investor that requires a regular or predictable schedule of principal payments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors consider purchasing the notes.

The notes are not a suitable investment for investors subject to the E.U. securitization regulation

        None of the originator, HDCC, the depositor or any other party to the transactions described in this prospectus intends or is required under the transaction documents to retain a material net economic interest in the securitization constituted by the issuance of the notes in a manner that would satisfy the requirements of Regulation (E.U.) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (as amended, the "E.U. securitization regulation" and, together with any applicable regulatory technical standards, implementing technical standards and official guidance supplementing such regulation and any implementation measures in respect of such regulation in the European Union or the European Economic Area, the "European securitization rules").

        In addition, no such person undertakes to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any requirement of, the European securitization rules.

        The arrangements described under "Summary of Terms—U.S. Credit Risk Retention" above and under "The Sponsor, Seller, Servicer and Administrator—Credit Risk Retention" in this prospectus have not been structured with the objective of ensuring compliance with the requirements of the European securitization rules by any person.

        Failure by an affected investor to comply with any applicable European securitization rules with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.

        Consequently, the notes are not a suitable investment for investors who are subject to the European securitization rules.

        As a result, the price and liquidity of the notes in the secondary market may be adversely affected.

        Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the European securitization rules.

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps or caps and you may suffer losses on your fixed rate notes or your floating rate notes if interest rates rise

        The contracts owned by the issuing entity bear interest at fixed rates while the floating rate notes will bear interest at a floating rate based on one-month LIBOR plus the applicable spread. Even though the issuing entity will issue floating rate notes, it will not enter into any interest rate swaps or caps or other derivative transactions in connection with the issuance of the notes.

        If the floating rate payable by the issuing entity is substantially greater than the fixed rate received under some or all of the contracts because market interest rates rise or other conditions change materially after the issuance of the notes, the issuing entity may not have sufficient funds to make payments on the notes, and you may experience delays or reductions in the interest and principal payments on your notes.

        The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in the amount of interest payable on the floating rate notes as a result of an increase in one-month LIBOR would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes.

        In addition, if a published LIBOR rate is unavailable at any time after the issuance date of the notes, the rate of interest on the Class A-2b notes will be determined using the alternative methods described under "Description of the Notes and the Indenture—LIBOR," which may increase the amount due as interest payments on the Class A-2b notes.

Negative one-month LIBOR rates would reduce the rate of interest on the Class A-2b notes

        The interest rate to be borne by the Class A-2b notes is based on a spread over one-month LIBOR. As a result, changes in one-month LIBOR will affect the rate at which the Class A-2b notes accrue interest and the level of interest payments on the Class A-2b notes. To the extent that one-month LIBOR decreases below 0.00% for any interest period, the rate at which the Class A-2b notes accrue interest for such interest period will be reduced by the amount by which one-month LIBOR is negative, provided that the interest rate on the Class A-2b notes for any interest period will not be less than 0.00%. A negative one-month LIBOR rate could result in the interest applied to the Class A-2b notes decreasing to 0.00% for the related interest period.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 and any change to the benchmark for the Class A-2b notes may adversely affect the value of the Class A-2b notes

        The floating rate of interest on the Class A-2b notes will be based on a benchmark that will initially be one-month LIBOR, plus a spread, although the benchmark may change following the occurrence of a benchmark transition event. Due to the uncertainty regarding the future of LIBOR, we cannot provide any assurances that any replacement benchmark will be representative of market interest rates or consistent with previously published one-month LIBOR during the life of the Class A-2b notes.

        Regulators and law-enforcement agencies in a number of different jurisdictions have conducted and continue to conduct civil and criminal investigations into potential manipulation or attempted manipulation of LIBOR submissions to the British Bankers' Association. The British Bankers' Association was replaced by ICE Benchmark Administration Limited (the "IBA") as LIBOR administrator as of February 1, 2014, and additional reforms to LIBOR, and related submission and calculation procedures, are anticipated. Investors in the notes should be aware that the administrator of LIBOR will not have any involvement in the administration of the issuing entity or the notes and may take actions in respect of LIBOR without regard to the effect of such actions on the notes. Any changes to LIBOR could affect the level and volatility of the published one-month LIBOR rate and any uncertainty in the value of LIBOR or the development of a widespread market view that LIBOR has been manipulated, or any uncertainty in the prominence of LIBOR as a benchmark interest rate due to the recent regulatory reform may adversely affect the interest rate on the Class A-2b notes and the liquidity and market value of the Class A-2b notes in the secondary market.

        In addition, on July 27, 2017, the Chief Executive Officer of the United Kingdom Financial Conduct Authority (the "FCA") announced that by the end of 2021 (the "London Interbank Offered Rate Phase-Out Date"), LIBOR would no longer be sustained through the FCA's efforts to compel banks' participation in setting the benchmark. In the announcement, the Chief Executive Officer of the FCA stated that the London interbank market is no longer sufficiently active to determine reliable rates. It is not currently known whether the IBA, the entity responsible for administering LIBOR, will continue to quote LIBOR after the London Interbank Offered Rate Phase-Out Date. The IBA has not proposed an alternative benchmark rate, nor has it outlined a process or schedule for introducing an alternative benchmark rate, if any.

        If a published LIBOR rate is unavailable at any time prior to the occurrence of a benchmark transition event and its related benchmark replacement date, the rate of interest on the Class A-2b notes will be determined using the alternative methods stated in "Description of the Notes and the Indenture—Calculation of Floating Rate Interest". These alternative methods may result in lower interest payments than would have been made if LIBOR were available in its current form. The alternative methods may also be subject to factors that make LIBOR impossible or impracticable to determine. If a published LIBOR rate is unavailable and banks are unwilling to provide quotations, the rate of interest on the Class A-2b notes for a determination date will be the same as on the preceding determination date (unless a new benchmark is established as described below), and such rate could remain the rate of interest on the Class A-2b notes for the remaining life of the Class A-2b notes.

        As described under "Description of the Notes and the Indenture—LIBOR Replacement—Benchmark Transition Event", LIBOR will be replaced as the benchmark for the Class A-2b notes following the occurrence of a benchmark transition event and its related benchmark replacement date. The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

        Further, as described under "Description of the Notes and the Indenture—LIBOR Replacement—Benchmark Transition Event", the benchmark replacement will depend on the availability of various alternative benchmarks, the first of which is term SOFR, the second of which is compounded SOFR, and the last two of which are not currently specified. Secured Overnight Financing Rate ("SOFR") was selected by the Alternative Reference Rates Committee ("ARRC") of the Federal Reserve Bank of New York ("FRBNY") as the replacement for LIBOR. However, because SOFR is a secured, risk-free rate, while LIBOR is an unsecured rate reflecting counterparty risk, SOFR is not representative of LIBOR.

        The FRBNY started publishing SOFR in April 2018. The FRBNY has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involve assumptions, estimates and approximations. Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over the term of the floating rate notes may bear little or no relation to the historical actual or historical indicative data.

        Moreover, LIBOR is a forward-looking term rate. Term SOFR, which is expected to be a similar forward-looking term rate which will be based on SOFR, is the first alternative among the several benchmark replacements, but is currently being developed under the sponsorship of the FRBNY, and we cannot provide any assurances that the development of term SOFR will be completed. If term SOFR is not available as of the benchmark replacement date, the next available benchmark replacement is compounded SOFR. Compounded SOFR is a backward-looking rate generally calculated using actual rates during the interest period, and may be even less representative of LIBOR. Finally, if a benchmark replacement other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the benchmark replacement if it later becomes available, which could lead to further volatility in the interest rate on the Class A-2b notes.

        In order to compensate for these differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then current benchmark, either at the benchmark replacement date or over the life of the Class A-2b notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

        For U.S. federal income tax purposes, it is intended that the adoption of a benchmark replacement will not be a taxable event for noteholders of the Class A-2b notes. However, the U.S. tax treatment of the replacement of the benchmark is subject to uncertainty, and we cannot provide any assurances that the IRS will not take a contrary view. The IRS recently issued proposed Treasury regulations establishing certain safe harbors for determining if a transition such as the adoption of a benchmark replacement will qualify as a non-taxable event. Among other requirements, qualification under any of the safe harbors requires that the fair market value of the debt instrument after the implementation of the replacement rate must be substantially equivalent to the fair market value of the debt instrument before the implementation of the replacement rate. If the IRS treats the adoption of a benchmark replacement as a taxable event, noteholders of the Class A-2b notes may be required to recognize taxable gain or loss at that time.

        Finally, the servicer will have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available and, if term SOFR or compounded SOFR is not available, selecting a benchmark replacement, determining the benchmark replacement adjustment and making benchmark replacement conforming changes. The noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. See "Description of the Notes and the Indenture—LIBOR Replacement—Benchmark Transition Event" for more information about the benchmark for the floating rate notes and the replacement of the benchmark.

Because the offered notes are in book-entry form, your rights can only be exercised indirectly

        Because the offered notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg ("Clearstream"), or the Euroclear System ("Euroclear") in Europe. Transfers of interests in the offered notes must therefore be made in accordance with the rules and operating procedures of those systems. So long as the offered notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The offered notes will remain in book-entry form except in the limited circumstances described under the caption "Description of the Notes and the Indenture—Certain Information Regarding the Notes—Book-Entry Registration" and "—Issuance of Definitive Notes" in this prospectus. Unless and until the offered notes cease to be held in book-entry form, you will only be able to exercise the rights of noteholders indirectly through DTC, if in the United States, and its participating organizations, or Clearstream or Euroclear, in Europe, and their participating organizations. See "Description of the Notes and the Indenture—Certain Information Regarding the Notes—Noteholder Communication" and "—Book-Entry Registration". Holding the offered notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC, Clearstream or Euroclear and to take other actions that require a physical note.

        Interest on and principal of the offered notes will be paid by the issuing entity to DTC as the holder of record of the notes while they are held in book-entry form. DTC will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

The Issuing Entity

General

        Harley-Davidson Motorcycle Trust 2020-A is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the owner trustee for the purpose of entering into the transactions described herein. After its formation, the issuing entity will engage in only a limited set of activities. The issuing entity's activities are limited to:

  •
  acquiring, holding and managing the contracts and the other assets of the issuing entity and proceeds therefrom;

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  issuing the notes and the certificate;

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  making payments on the notes and the certificate; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or that are incidental to or connected with the foregoing purposes.

        The issuing entity may not engage in other activities and may not invest in other securities or make loans to anyone.

        The trust agreement may be amended by the depositor and the owner trustee, without the consent of any of the noteholders or any certificateholder, to cure any ambiguity, to correct or supplement any provisions in the trust agreement, or to add any other provisions with respect to matters or questions arising under the trust agreement that are not inconsistent with the provisions of the trust agreement; provided, however, that any such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder or any certificateholder.

        The trust agreement may be amended from time to time by the depositor and the owner trustee, with the prior consent of one or more noteholders in the aggregate holding notes evidencing more than 50% of the aggregate outstanding principal amount of the notes and the certificateholder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement, or of modifying in any manner the rights of the noteholders or the certificateholder; provided, however, that no such amendment will, without the consent of the holders of all outstanding notes and certificates affected thereby:

  •
  increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on contracts or distributions that shall be required to be made for the benefit of the noteholders or the certificateholder, or

  •
  eliminate the requirement for certificateholder's consent or reduce the percentage of the outstanding amount of the certificates required to consent to any such amendment (as set forth in the trust agreement).

        Prior to the execution of any such amendment or consent, the depositor will furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the indenture trustee, the administrator and each rating agency hired by the sponsor to provide a rating of the notes.

        Promptly after the execution of any amendment to the certificate of trust, the owner trustee will cause the filing of such amendment with the Delaware Secretary of State.

        Prior to the execution of any amendment to the trust agreement or the certificate of trust, the owner trustee will be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the trust agreement. The owner trustee may, but will not be obligated to, enter into any amendment that affects the owner trustee's own rights, duties or immunities under the trust agreement or otherwise.

        Under the transfer and sale agreement between the seller and the depositor, the seller will sell all of the contracts and the related property to the depositor. Under the sale and servicing agreement among the issuing entity, the depositor, the servicer and the indenture trustee, the depositor will transfer all of the contracts and related property to the issuing entity.

        The property of the issuing entity will consist of:

  •
  the contracts and the right to receive all scheduled payments and prepayments received on the contracts after the cutoff date;

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  security interests in the financed motorcycles securing the contracts and any related property;

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  rights with respect to any repossessed financed motorcycles;

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  the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies, protection products and debt cancellation agreements covering the financed motorcycles or the obligors;

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  rebates of premiums and other amounts, if applicable, relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

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  the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the contracts to the depositor;

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  the right to receive payments from the depositor for the repurchase of contracts which do not meet specified representations and warranties made by the depositor in the sale and servicing agreement;

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  rights against the servicer under the sale and servicing agreement, including the right to receive payments from the servicer for the purchase of contracts upon a breach of its servicing obligations relating to such contracts as specified in the sale and servicing agreement;

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  amounts held in the collection account, the distribution account and the reserve fund to be established and maintained under the sale and servicing agreement; and

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  all proceeds of the foregoing.

        The servicer will have limited discretionary authority with respect to the contracts as described under "Description of the Transfer and Servicing Agreements—Servicing" in this prospectus. The servicer will also have the discretion to exercise a clean-up call as described under "Description of the Notes and the Indenture—Optional Redemption" in this prospectus.

        The issuing entity's principal offices will be in Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the address listed below under "The Trustees." The fiscal year end of the issuing entity is December 31.

Capitalization

        In addition to the notes, the issuing entity will issue a certificate having no principal balance. The certificate is not being offered by this prospectus. The holder of the certificate will be entitled to receive certain distributions from time to time as set forth under "Payments to the Noteholders—Distributions." Initially, the certificate will be retained by the depositor or one of its affiliates.

        The following table illustrates the expected minimum aggregate outstanding principal balance of the pool of contracts as of the cutoff date and the minimum initial balance of the reserve fund as of the closing date:

Contracts	$580,198,692.86
Reserve Fund	$1,450,496.73

Total	$581,649,189.59

        The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Class A-1 notes		$107,000,000.00
Class A-2a notes Class A-2b notes	}	$195,000,000.00	(1)

Class A-3 notes		$195,000,000.00
Class A-4 notes		$55,640,000.00
Certificate		$27,558,692.86

Total		$580,198,692.86

(1)
The allocation of the initial principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined no later than the day of pricing and the initial principal amount of the Class A-2b notes will not exceed $97,500,000.

        The amount shown for the certificate is the minimum initial level of overcollateralization. The holder of the certificate will be entitled to receive amounts representing the remaining overcollateralization after payment of all amounts owing on the notes. The certificate is not being offered by this prospectus and will initially be issued to the depositor or one of its affiliates.

The Depositor

        The depositor is Harley-Davidson Customer Funding Corp., a Nevada corporation and wholly-owned special-purpose finance subsidiary of HDCC. All of the officers and directors of the depositor are also employed by HDCC or HDFS, except that at least two directors of the depositor will at all times be independent of HDCC, HDFS and Harley-Davidson. The depositor's business is limited to, among other things:

  •
  purchasing the contracts and related property (and other similar promissory notes and security agreements) from the seller;

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  acting as the beneficial owner of the issuing entity and other similar trusts; and

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  performing its obligations under the transfer and servicing agreements to which it is a party (as well as similar agreements entered into in connection with the formation of the issuing entity and similar trusts).

        Other than the obligation to obtain the consent of certain noteholders and the certificateholder with respect to amendments to the trust agreement, other consent rights given to the certificateholder, certain repurchase obligations under the sale and servicing agreement, and obligations to give notice upon knowledge of certain events of default, the depositor will have no ongoing duties with respect to the issuing entity.

 The Sponsor, Seller, Servicer and Administrator

General

        Harley-Davidson Credit Corp. ("HDCC"), a Nevada corporation, is the sponsor of the transaction and will act as seller and servicer of the contracts and administrator of the issuing entity. HDCC is a wholly-owned subsidiary of Harley-Davidson Financial Services, Inc. ("HDFS"). HDFS is a wholly-owned subsidiary and the financing division of Harley-Davidson, Inc.

        HDCC began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson® motorcycle dealers from ITT Commercial Finance; subsequently, HDCC entered the retail consumer finance business. HDCC and its affiliates provide retail financial services to consumers in the United States, U.S. territories and Canada and wholesale financial services to Harley-Davidson® motorcycle dealers in the United States and Canada.

        Retail financial services include installment lending for retail purchases of new and used Harley-Davidson® motorcycles, and motorcycles manufactured by other manufacturers. Retail loans are originated primarily through Eaglemark Savings Bank, a Nevada thrift and wholly-owned subsidiary of the seller. Wholesale financial services include floorplan and open account financing for motorcycles and motorcycle parts and accessories.

        Insurance and related services, including extended service agreements, property and casualty insurance and certain other insurance products, are provided to motorcycle consumers and dealers by Harley-Davidson Insurance Services, Inc., a wholly-owned subsidiary of HDFS that acts as a commission-based independent representative for various insurance companies.

        HDCC's and its affiliates' retail financing and insurance programs are designed to work together as a package that appeals to the needs of consumers of Harley-Davidson® motorcycles and to provide a competitive advantage over HDCC's and its affiliates' competitors.

        The sponsor began its asset-backed securities program and securitizing motorcycle contracts in 1994 and, to date, has securitized only contracts relating to the retail purchase of new and used motorcycles manufactured by Harley-Davidson or other manufacturers and, to a limited extent, other retail consumer products. From the inception of its program through December 31, 2019, the sponsor securitized approximately $25.3 billion of motorcycle contracts in both public and private term asset-backed securitization transactions. For the fiscal years ended December 31, 2018 and 2017, HDCC had no public term asset-backed securitization debt offerings, and for the fiscal years ended December 31, 2019, 2016, and 2015, HDCC securitized approximately $0.5 billion, $0.3 billion, and $1.2 billion, respectively, through public term asset-backed securitization debt offerings. In addition to selling receivables to trusts making registered public offerings and unregistered private offerings, in 2008, HDCC began securitizing retail motorcycle contracts with multi-seller asset-backed commercial paper conduits. HDCC obtains all receivables originated by Eaglemark Savings Bank, a Nevada thrift and FDIC regulated and insured institution and a wholly-owned subsidiary of the seller, and services all such receivables, including receivables sold in securitization. None of the asset-backed securitization transactions involving HDCC as sponsor has defaulted or experienced an early amortization.

        HDCC has been servicing motorcycle contracts since 1993. As of December 31, 2018, the servicer serviced a portfolio of 508,523 retail contracts (both motorcycle contracts and other contracts including, but not limited to, aircraft contracts) with an aggregate outstanding balance of $6.3 billion. None of the asset-backed securitization transactions involving HDCC as servicer has defaulted or experienced an early amortization. HDCC believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HDCC as servicer.

        HDCC's principal executive offices are located at 3850 Arrowhead Drive, Carson City, Nevada 89706 (telephone 775-886-3000).

Credit Risk Retention

        The risk retention regulations in Regulation RR require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the contracts. The depositor is a wholly-owned affiliate of the sponsor and will initially retain the required economic interest in the credit risk of the contracts to satisfy the sponsor's requirements under Regulation RR (the "U.S. retained interest"). The depositor may transfer all or a portion of the eligible vertical interest to another majority-owned affiliate of the sponsor on or after the closing date.

        The depositor's retention of at least 5.00% of each class of notes and the residual interest satisfies the requirements for an "eligible vertical interest" under Regulation RR. The depositor, or another majority-owned affiliate of the sponsor, is required to retain this interest until the latest of:

  •
  two years from the closing date;

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  the date that the pool balance is one-third or less of the initial pool balance; and

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  the date that the aggregate outstanding principal amount of the notes is one-third or less of the aggregate initial principal amount.

        None of the sponsor, the depositor or any of their affiliates may hedge the U.S. retained interest during this period. If the percentage of each class of notes and the residual interest retained by the depositor on the closing date is materially different than 5.00%, HDCC will include the retained percentage in the first investor report following the closing date and in the Form 10-D for that month.

        Each class of notes retained by the depositor as part of the "eligible vertical interest" will have the same terms as all other notes in that class, except that the notes retained by the depositor (or any other majority owned affiliate of the sponsor) will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document as described in "Description of the Notes and the Indenture—Notes Owned by Transaction Parties." For a description of the notes and the credit enhancement available for notes, you should read "Description of the Notes and the Indenture—Credit Enhancement."

Origination

        The seller primarily purchases contracts from Eaglemark Savings Bank, a Nevada thrift and FDIC regulated and insured institution and a wholly-owned subsidiary of the seller. Eaglemark Savings Bank began originating retail motorcycle contracts in 2002. Eaglemark Savings Bank sells its loan originations on a daily basis to the seller pursuant to an agreement between Eaglemark Savings Bank and the seller (the "bank sale and participation agreement") whereby Eaglemark Savings Bank receives an origination fee from the seller to originate the loans. As a result, Eaglemark Savings Bank does not retain its own portfolio of contracts. In 2018, Eaglemark Savings Bank originated $3.0 billion of retail motorcycle contracts.

        The forms of contracts used by Eaglemark Savings Bank are approved by the seller. Each contract purchased by the seller from Eaglemark Savings Bank is approved by the seller. All contracts transferred to the issuing entity are fully amortizing contracts with the portion of principal and interest thereof determined by the simple interest method. Each contract specifies a scheduled monthly payment amount and monthly payment due date, which are determined at the time of origination. The obligor generally may make a one-time election to change the monthly payment due date by a limited number of days from the original monthly due date. The length of a contract is determined by a number of factors, which may include the age and model of the motorcycle, the credit profile of the applicant(s), and the preference of the related obligor(s). Generally, each contract's interest rate is determined on the basis of the credit history of the applicant(s), the collateral, the term of the contract, the amount of the down payment, and general market rates, in compliance with applicable banking laws at the time of origination. Interest rates offered to applicants may be based on a tiered pricing program which offers lower rates to applicants with stronger credit ratings. Eaglemark Savings Bank establishes wholesale interest rates, which are the lowest rates at which Eaglemark Savings Bank will finance a particular loan in a specific pricing tier. Eaglemark Savings Bank also imposes limits on the retail interest rate for each loan. If a consumer's retail interest rate exceeds the wholesale interest rate by more than the limit established by Eaglemark Savings Bank, then Eaglemark Savings Bank will not fund the loan. With certain loans, primarily loans in the lowest credit tiers and some promotional loans, Eaglemark Savings Bank requires the retail interest rate to be the same as the wholesale interest rate.

        The financing of a retail purchase of a motorcycle is generally initiated at and through Harley-Davidson® motorcycle dealerships. Eaglemark Savings Bank's personnel contact motorcycle dealers and explain the available financing plans, terms, prevailing rates and credit and financing policies. Eaglemark Savings Bank offers promotional financing options to certain qualifying consumers in connection with the retail purchase of new or used Harley-Davidson motorcycles. Such promotional financing options may include, but are not limited to, low rate financing, low- or no-down-payment financing, and deferred first payment financing, and combinations thereof. These options are offered primarily to applicants with stronger credit profiles only. Periodically, Harley-Davidson Motor Company coordinates with Eaglemark Savings Bank to provide limited availability marketing programs under which Harley-Davidson provides cash payments to Eaglemark Savings Bank to provide special-rate financing options to qualifying consumers, known as subvention programs. The subvented support payments are paid by Harley-Davidson and do not constitute cashflow that is available to make payments on any notes.

        If a motorcycle dealer and the dealer's customer wish to use Eaglemark Savings Bank's available financing for a retail purchase, a credit application will be submitted via an internet connection or via facsimile to Eaglemark Savings Bank. Alternatively, an applicant may choose to apply using the Eaglemark Savings Bank on-line application in advance of visiting a dealership. The credit application contains credit information about the applicant, which may include the applicant's income, employment information, and other relevant personal information bearing on the decision to extend credit, as well as a description of the financed motorcycle that will secure the contract. A standard automated process requests a credit report for all applicants from up to two credit bureaus. Any resulting credit report is used in conjunction with the application information, the obligor's historical performance specific to the servicer, and the applicant's personal financial data to make a determination regarding the application. Credit application information is often verified independently, depending on the obligor's determined credit risk.

        Once a credit application has been approved by Eaglemark Savings Bank, the motorcycle dealer's personnel will then explain the financing plans, terms, prevailing rates and credit and financing policies to the obligor.

        The terms of each contract grant to Eaglemark Savings Bank a security interest in the motorcycle that the obligor is financing and require the obligor to have Eaglemark Savings Bank or HDCC noted as lienholder on the electronic lien or certificate of title for the motorcycle. Generally, it is the responsibility of the motorcycle dealer to ensure that contracts, and other documents to perfect the security interest in the motorcycle covered by the contract, are filed and recorded, or that the security interest is otherwise perfected. Eaglemark Savings Bank or HDCC, directly or through third-party collateral management service providers, verify lienholder accuracy, retain the title or the lienholder notification, and perform any necessary title maintenance to ensure continued perfection of the lien on the related motorcycle.

        Each motorcycle dealer must execute an agreement with Eaglemark Savings Bank that, among other things, sets forth the guidelines and procedures applicable to the origination and purchasing process. These motorcycle dealer agreements generally provide for the purchase by the related motorcycle dealer of any contract for its outstanding principal balance, plus accrued but unpaid interest, if the representations and warranties made by the motorcycle dealer relating to the contract are breached. These representations and warranties generally relate to the origination procedures and criteria related to a contract and the security interest in the related financed motorcycle and not the collectability of the contract or the creditworthiness of the related obligor.

Underwriting

        For all contract originations, each applicant's (or applicants') credit application is underwritten and approved or declined in accordance with Eaglemark Savings Bank's underwriting guidelines, and such guidelines have been reviewed and approved by the seller. These underwriting guidelines are intended to assess the applicant's ability to repay all amounts due under the contract, based upon a review of the information contained in the credit application, the credit bureau reports, other consumer investigative reports and servicer records, and the related financed motorcycle as collateral. Eaglemark Savings Bank uses custom credit scoring models, information from certain reports, including credit bureau reports, and internally developed decision rules to help objectively assess an applicant's creditworthiness and to help Eaglemark Savings Bank quantify credit risk. The custom credit scoring models were developed, using a third-party provider, through statistical analysis of HDCC's consumer portfolio databases of contracts originated in recent years to identify key variables that predict an applicant's likelihood of repayment. Scoring models are used to differentiate credit applicants and to statistically segment credit risk into categories based on likelihood of repayment. Using credit scoring models does not eliminate credit risk. Eaglemark Savings Bank considers both negative factors such as past due credit, repossessions, loans charged off by other lenders and previous bankruptcy, and also positive factors such as favorable payment history, the presence of accounts with lengthy credit history, and responsible utilization of revolving credit lines. The credit decision process considers multiple factors, which may include credit information, employment and residence stability, application information, income, the ratio of the monthly contract payment to income, collateral characteristics, and the terms of the contract. Eaglemark Savings Bank makes its final credit decision based upon the perceived degree of credit risk, its assessment of the obligor's ability to repay the loan, the collateral, and the loan credit structure.

        Credit applications are automatically evaluated and a majority are approved or declined based on an automated decisioning process in order to expedite the review of applications and allow Eaglemark Savings Bank to make and communicate underwriting decisions to dealers and consumers more quickly and efficiently. The automated decisioning process approves or declines applications by applying the underwriting guidelines against data provided in the credit application, credit bureau reports, the servicer records, and consumer investigative reports using the custom credit scores and logic based on various combinations of credit factors that in Eaglemark Savings Bank's experience have been predictive factors in credit performance. This automated review process evaluates key data elements, such as credit bureau attributes, external credit information, application information, income, the ratio of the monthly contract payment to income, loan and payment history with the servicer, if applicable, internal custom credit score, and credit bureau score, and measures them against internally determined thresholds based on associated risk. Credit applications that are neither approved nor declined in the automated decisioning process are assigned to a credit analyst for further evaluation. Failure to be approved by the automated decisioning model does not mean that a credit application does not meet Eaglemark Savings Bank's underwriting standards. Many high quality applications are evaluated and approved by a credit analyst although they were not approved by the automated decisioning process. While the same underwriting standards are used for the automated decisioning process and the manual underwriting process, circumstances can arise such that a contract meets the underwriting standards but is not identified and approved during the automated decisioning process. For example, applicants with a FICO® score below 510 are not eligible for automatic approval although underwriting management may approve lower FICO® scores as part of the manual underwriting process, at which point a credit analyst is able to perform a manual review of the application against those aspects of the underwriting standards that the automated decisioning process is incapable of examining and considering. Automatic approvals and declinations are considered final decisions; however, declinations may be reconsidered if, for example, contract terms are satisfactorily modified to mitigate risks, and approvals may also be reconsidered if, for example, there has been a change to the underlying collateral. Eaglemark Savings Bank and the seller conduct periodic tests of their automated review process against their underwriting guidelines and monitor results monthly against expectations.

        When an application is not automatically decisioned, it is forwarded to a credit analyst at Eaglemark Savings Bank for further review. A credit analyst's credit authority is generally delineated by the amount of the loan requested and the custom credit score of the applicant. Authority levels are based on the experience and capability of the credit analyst. The credit analyst will compare the data provided by the applicant to what is available through the applicant's credit report and, if applicable, payment and loan performance history with the servicer. For items that cannot be confirmed through the credit report or by other information sources, supplementary documents such as a paystub, a complete copy of an applicant's tax return in the case of self-employed individuals, bank statements, proof of residency and other due diligence documents determined by the credit analyst may be requested. When required under the credit guidelines, the credit analyst, or in certain cases automated processes, will verify the applicant's income, employment and other applicant data and make a credit decision based on the credit analyst's assessment of the strengths and weaknesses of the application. If the loan request exceeds a credit analyst's credit authority, the application will be forwarded to a credit analyst with the appropriate credit authority for a final decision. Eaglemark Savings Bank and the seller conduct quality assurance reviews of both randomly selected and targeted contracts on a regular basis to ensure compliance with established underwriting guidelines, incorporating results into staff training and evaluations.

        The process for underwriting an application depends primarily on the credit quality of the applicant. Automated credit decisions are based on quantitative analysis. Manual credit decisions include both qualitative and quantitative analysis. Underwriting guidelines are comprised of numerous evaluation criteria, including the applicant's credit history, employment and residence stability, custom credit scores, the collateral characteristics, payment to income ratios, the terms of the contract and, in certain cases, the creditworthiness of a co-borrower.

        A contract may have a term, not including initial payment deferral periods not exceeding 120 days, of up to 84 months. The principal balance financed under a contract may include the total amount of a motorcycle's retail sales price plus the retail sales price of certain parts and accessories, MotorClothes® apparel and riding gear, sales tax and title and license fees, and first-year premiums (and, in certain limited instances, additional premiums) for motorcycle insurance, as well as premiums or fees for optional products such as extended service contracts, GAP insurance coverage, planned maintenance, and credit life and disability insurance. For purchases of new and used motorcycles, applicants are generally required to make a down payment of 10% to 20% against the sales price. An applicant who makes a larger down payment may be eligible to receive a reduced interest rate. A down payment of less than 10%, or in certain circumstances no down payment, may be permitted for certain qualified applicants and/or during special marketing promotions. The seller's financing options may result in a contract having an initial principal balance in excess of the manufacturer's suggested retail price ("MSRP") of the motorcycle. The maximum loan amount for each motorcycle is determined based upon the applicant's creditworthiness and ability to repay. The maximum available financing for new motorcycles generally ranges from 70% to 140% of the sum of MSRP plus 10% of MSRP in order to account for motorcycle customization. The maximum available financing for used motorcycles generally ranges from 70% to 150% of the NADA average retail value. For the seller's most qualified obligors, the maximum advance rate for both new and used motorcycle financing may be up to twelve percentage points higher in limited circumstances.

        The underwriting decision is communicated to the motorcycle dealer via a secure internet connection or facsimile and to the applicant by the dealer, electronically or by mail, specifying approval, denial or a need for additional information on the proposed contract. Applicants applying online may also be notified of the underwriting decision via the internet at the time of submission. If the response requires stipulations to the approval, these are communicated to the motorcycle dealer and the applicant and become a condition of the approval. After approval, the motorcycle dealer will obtain the necessary documentation for funding review and verification, which may include the following:

  •
  a promissory note and security agreement;

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  proof that the applicant holds a valid driver's license;

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  proof of physical damage insurance;

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  a bill of sale; and

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  title paperwork,

and deliver such documentation, together with a signed credit application, to Eaglemark Savings Bank.

        Generally, the motorcycle dealer prepares the loan documentation using a proprietary system (DeallinkTM), which audits certain contract details, then generates and delivers to Eaglemark Savings Bank an image of the prepared documentation, and in most cases delivers an e-signed image. Alternatively, the motorcycle dealer generates the loan documentation using another system and Eaglemark Savings Bank will receive by mail, or by electronic transmission, the appropriate documentation from the motorcycle dealer. Upon receipt, the loan documents are prepared and scanned for imaging as required. The auto-generated or scanned loan documents are then audited by a contract verifier for completeness and consistency with the credit application and other contract details Once the funding review and verification processes are completed and all requirements have been satisfied, the final approval for funding of the amount financed, including the appropriate dealer participation (which may be a flat fee, in instances where the dealer receives a fee, or an amount equal to a portion of the finance charge) or dealer discount and fees, if applicable, are transferred by Eaglemark Savings Bank to the motorcycle dealer.

        The seller regularly makes a detailed analysis of its portfolio of contracts to evaluate the effectiveness of the underwriting guidelines. Eaglemark Savings Bank from time to time adjusts the underwriting guidelines to maintain the asset quality deemed acceptable to the seller, including if external economic factors, credit delinquencies or credit losses change. The primary adjustments over the past several years have been new custom credit scoring models implemented in the first fiscal quarter of 2018 and the installation of a new retail loan management system in the first fiscal quarter of 2019. In addition, other changes relate to guideline adjustments in response to changing economic conditions, such as adjusting loan-to-value ratios, contract rate changes and modifying down payment requirements in specific geographic regions and/or for applicants with specific credit risk profiles.

Electronic Contracting

        A majority of the contracts are originated electronically. Eaglemark Savings Bank, through its parent, has contracted with a third party to facilitate the process of creating and storing those electronic contracts. The e-contract system permits transmission, storage, access and administration of electronic contracts and comprises proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology that enable electronic contracting in the vehicle industry. Through use of the e-contract system, Eaglemark Savings Bank originates promissory notes and security agreements and then transfers the electronic contracts to HDCC.

        The e-contract system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the contract; (ii) manage access to and the expression of the authoritative copy; (iii) identify the issuing entity as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Individual Motorcycle Insurance

        The terms of each contract require that, for the term of the contract, the motorcycle securing such contract is to be covered by physical damage insurance naming Eaglemark Savings Bank (and its successors and assigns) as a loss payee. In the transfer and sale agreement, the seller will represent and warrant that the related obligor had obtained or agreed to obtain physical damage insurance covering the motorcycle. However, the servicer performs no subsequent verification of continued insurance coverage and the seller will not be obligated to make payments to the issuing entity for any loss as to which insurance has not been maintained. Furthermore, there can be no assurance that an insurance company will make payments in respect of an insurance policy when it is obligated to do so.

Servicing and Collections

        Pursuant to the sale and servicing agreement among the servicer, the issuing entity, the depositor and the indenture trustee, the servicer is responsible for administering, servicing, collecting and enforcing the contracts in accordance with its customary servicing practices. The servicer's specific servicing policies and practices may change over time. The servicer's customary servicing practices include, among others, responding to obligor inquiries, sending statements, completing account maintenance activities, investigating and initiating contact with obligors during early to late stage delinquency, including first payment defaults, the disposal of repossessed motorcycles, and the collection of deficiency balances on charged off accounts.

        The servicer uses multiple technologies to provide customer service. For inbound calls from obligors, the servicer uses smart call routing to identify if the call is a collections or customer service call and to route that call to the appropriate department. The servicer also maintains an escalations group to handle non-routine calls. Obligors generally have the ability to initiate payments for their own accounts through a secure on-line environment. The servicer encourages obligors to make payments electronically, including through direct deposit, online payment methods or telephone payment. Obligors who do not pay electronically are instructed to send their monthly payments to the servicer's lockbox location.

        The servicer applies almost all payments that are received before the designated processing time on each business day to an obligor's account on the day payment is received. By the end of the next business day, the servicer researches, matches and applies most payments that do not include adequate information to identify the correct account for payment application. The remaining small number of payments that have not been matched to an account are researched and resolved with a payment application shortly thereafter. If a payment is applied to an obligor's account but is later reversed, or if a misapplied payment is reversed or corrected, an account may have negative collections for the period. The servicer's collection efforts include identifying the level of risk of a delinquent obligor using tools that include a custom behavior score, stage of delinquency and account balance, and prioritizing collection efforts based on that risk level. The custom behavior scoring model assesses the probability of payment default for each account and implements collection efforts based on its determination of the credit risk of the obligor on the payment due date. Variables considered by the model include obligor account history, account payment history, and current estimated motorcycle value. The model's results guide the servicer to determine how soon an obligor is contacted after a payment is missed and how frequently the obligor is contacted, allowing the servicer to prioritize collection efforts and improve and make more efficient the utilization of its resources in such collections.

        Delinquent obligors with a high level of risk may be contacted by the servicer's personnel (or a third-party vendor) using a predictive dialer as early as two days past due and may be contacted on a regular basis thereafter; customer permissions are obtained, as appropriate, for contact by mobile phone. Lower risk delinquent obligors may be contacted less frequently. The servicer's general approach is to attempt to establish a repayment plan with the obligor of a delinquent contract as opposed to repossessing the related motorcycle; however, the servicer takes a risk-based approach with respect to a specific obligor, which includes both quantitative and qualitative factors such as the obligor's responsiveness and ability to pay.

        The servicer makes reasonable efforts to collect on delinquent contracts and to keep contracts current. Repossession is based on analysis of risk factors and is utilized as the servicer deems appropriate to minimize loss; timing varies by circumstance. Self-help repossession is the method used by the servicer in most cases and usually is accomplished by using a vendor service to secure possession of the financed motorcycle. Some jurisdictions provide the obligor with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the servicer's ability to repossess or dispose of the repossessed motorcycle. Upon repossession and after any prescribed waiting period, the repossessed motorcycle is reconditioned, as deemed appropriate, then generally sold at an auction and the proceeds from the sale of the motorcycle, and any other recoveries, are applied to the outstanding obligations under the contract, which may include fees and expenses relating to the repossession and disposition of the motorcycle. Liquidation proceeds from the sale of the repossessed motorcycle and other recoveries are usually not sufficient to cover the outstanding balance of the contract.

        After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, the servicer charges off any remaining balance owed by the obligor. The servicer continues to pursue collection of deficiency balances after charge off through internal efforts and third-party vendors, when it deems such action to be appropriate. See "Legal Aspects of the Contracts" in this prospectus.

        The servicer may, in its discretion and on a case-by-case basis subject to the terms of the sale and servicing agreement, extend or modify the terms of contracts in situations where the servicer believes such action is likely to maximize the amount collected. A payment extension defers one or more past due payments and moves the scheduled maturity date later by the number of months extended. The length of the payment extension is typically one month, although extensions may be granted for multiple months, and multiple payment extensions may be granted over the term of a contract. After a payment extension, an account generally is no longer considered delinquent. Extensions and payment deferrals are limited by the sale and servicing agreement and the servicer's customary servicing practices and are not granted to defer losses which the servicer deems are inevitable. See generally "Description of the Transfer and Servicing Agreements—Servicing" in this prospectus for a description of restrictions on contract modifications contained in the sale and servicing agreement. The servicer may permit an obligor to change the monthly payment due date, provided that (i) at least one payment has been posted on account, (ii) such account is less than 30 days delinquent, and (iii) such change would not result in fewer than twelve monthly payments being made in a calendar year. A due date change is not considered to be a payment extension.

        The servicer is responsible for all servicing functions for the contracts. As is customary in the servicing industry, the servicer engages vendors to perform certain of its servicing processes. The vendors providing those functions do not have discretion relating to activities that the servicer believes would materially affect the amounts realized or collected with respect to the contracts or the timing of receipt of such amounts, and the servicer retains ultimate responsibility for those functions under the sale and servicing agreement. The servicer monitors the activities and effectiveness of vendors and performs periodic reviews, including through on-site visits, of vendors' financial condition, data security, and other factors within vendor risk management policies and guidelines. The servicer believes these vendors could be readily replaced, if necessary.

        The servicer also furnishes monthly and annual statements to the indenture trustee with respect to distributions on securitization transactions. See generally "Description of the Transfer and Servicing Agreements" in this prospectus for a description of the sale and servicing agreement and the servicer's duties under the sale and servicing agreement.

The Trustees

Owner Trustee

        Wilmington Trust, National Association will be the owner trustee under the trust agreement. Wilmington Trust, National Association is a national banking association with trust powers, incorporated in Delaware. Wilmington Trust, National Association has served as owner trustee in several asset-backed securities transactions involving motorcycle receivables. Wilmington Trust, National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust, National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

        The owner trustee's main obligations will be to create the issuing entity by filing a certificate of trust with the Delaware Secretary of State, execute documents on behalf of the issuing entity, and cooperate with the administrator in carrying out the administrator's obligation to qualify and preserve the issuing entity's qualification to do business in each jurisdiction, if any, required to protect the validity and enforceability of the indenture, the notes, the contracts and any other instrument and agreement included in the trust estate. The owner trustee will not be required to perform any of the obligations of the issuing entity under the trust agreement or any transaction document to the extent such obligations are required to be performed by the administrator under the administration agreement, and the owner trustee will have no liability or obligation to perform the obligations of the issuing entity under the transaction documents other than as set forth in the trust agreement.

        The administrator will separately pay the fees of the owner trustee in connection with its duties under the trust agreement. The owner trustee will also be entitled to indemnification by the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence. The depositor will also indemnify the owner trustee for specified taxes that may be assessed in connection with the transaction.

        The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations set forth in the trust agreement, and the owner trustee will not be responsible for the action or inaction of the servicer or the administrator. The owner trustee of the issuing entity may resign at any time, in which event the administrator, on the issuing entity's behalf, will be obligated to appoint a successor. If the owner trustee becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the trust agreement, it may be removed by the administrator. In those circumstances, the issuing entity or the administrator, on the issuing entity's behalf, will be obligated to appoint a successor. Any resignation or removal of the owner trustee will not become effective until acceptance of the appointment of a successor owner trustee. Any fees and expenses relating to the removal or replacement of the owner trustee will be paid by the administrator and will not be paid from collections or other amounts received in respect of the contracts.

        The owner trustee and any of its affiliates may hold notes in its own name or as a pledgee. For the purpose of meeting the legal requirements of some jurisdictions, the issuing entity and the owner trustee will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity.

Indenture Trustee

        The Bank of New York Mellon Trust Company, N.A. will be the indenture trustee under the indenture. The indenture trustee is a national banking association and its principal offices are located at 2 N. LaSalle Street, Suite 700, Chicago, Illinois 60602. The Bank of New York Mellon Trust Company, N.A. has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of assets similar to the contracts. The seller, servicer, sponsor, depositor and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective businesses. In the ordinary course of business, The Bank of New York Mellon is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization ("RMBS") transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously. The Bank of New York Mellon and The Bank of New York Mellon Trust Company, N.A. are affiliate sister entities with a shared parent.

        The indenture trustee's main obligations will be to hold the security interest in the contracts and the other assets of the issuing entity on behalf of the noteholders, administer the accounts of the issuing entity, act as note registrar in maintaining records of the noteholders and providing for registration and transfer of the notes (including through utilization of a clearing agency), notify noteholders (including through utilization of a clearing agency) of the occurrence of a delinquency trigger, voting rights relating to such delinquency trigger event and the results of the applicable asset representations review, notify the asset representations reviewer when a review has been directed by the noteholders, notify noteholders of the occurrence of an event of default and enforce remedies on behalf of the noteholders following an event of default.

        The indenture trustee is required, upon knowledge of the occurrence of an event of default, to mail to each noteholder notice of such event of default within 90 days of its occurrence. Additionally, the indenture trustee must deliver an annual report to the noteholders if certain events occur, as identified in the Trust Indenture Act of 1939 (the "Trust Indenture Act"), including a change in the indenture trustee's eligibility under the Trust Indenture Act, any conflict of interest under the Trust Indenture Act, any release of the issuing entity's assets from the lien created under the indenture, and any action taken by the indenture trustee that has a material adverse effect on the notes. Whenever a notice or other communication is required to be given to the noteholders pursuant to the indenture, and unless definitive notes have been issued to the noteholders, the indenture trustee will give all such notices and communications to the clearing agency, and will have no obligation to the noteholders.

        Upon the occurrence of an event of default, in exercising its rights and powers under the indenture the indenture trustee will use the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs, and the indenture trustee will be permitted to take such actions as its deems most effective to protect and enforce its rights and the rights of the noteholders under the indenture.

        The indenture trustee fees will be paid by the issuing entity from available amounts prior to any payments to the noteholders. The indenture trustee will also be entitled to indemnification by the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence. The depositor will also indemnify the indenture trustee for specified taxes that may be assessed in connection with the transaction.

        The indenture trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations set forth in the sale and servicing agreement or indenture, and the indenture trustee will not be responsible for the action or inaction of the servicer or the administrator. The indenture trustee may resign at any time, in which event the issuing entity or the administrator, on the issuing entity's behalf, will be obligated to appoint a successor. If the indenture trustee becomes insolvent or otherwise ceases to be eligible to continue in its capacity under the indenture, it may be removed by the issuing entity or the administrator, on the issuing entity's behalf. In those circumstances, the issuing entity or the administrator, on the issuing entity's behalf, will be obligated to appoint a successor. Any resignation or removal of the indenture trustee will not become effective until acceptance of the appointment of a successor indenture trustee. Any fees and expenses relating to the removal or replacement of an indenture trustee will be paid by the administrator and will not be paid from collections or other amounts received in respect of the contracts.

        In addition, the holders of more than 50% of the aggregate outstanding principal amount of the notes may remove the indenture trustee without cause and may appoint a successor indenture trustee.

        The indenture trustee and its affiliates may hold notes in its own name or as a pledgee.

Asset Representations Reviewer

        Clayton Fixed Income Services LLC, a Delaware limited liability company ("Clayton"), will be the asset representations reviewer under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN), and with its affiliates, has provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 300 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015, including securitization transactions of the sponsor involving motorcycle receivables.

        Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

        The asset representations reviewer is, and for so long as the notes remain outstanding will be, an "eligible asset representations reviewer," meaning that:

  •
  it is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates, and

  •
  neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the contracts.

        The asset representations reviewer's main obligations will be to review each review contract following receipt of a review notice from the indenture trustee, and to provide a report on the results of the review to the issuing entity, the servicer and the indenture trustee. A "review contract" includes each contract that is 60 days or more delinquent (assuming 30-day months) at the end of the prior month, as determined in accordance with the servicer's customary servicing practices. See "Representations, Repurchase and Asset Representations Review—Asset Representations Review".

        The asset representations reviewer is not responsible for reviewing the contracts for compliance with the representations under the transaction documents (except in connection with review under the asset representations review agreement), determining whether noncompliance with any representation is a breach of the transaction documents, or determining if any contract is required to be repurchased.

        The administrator, on behalf of the issuing entity, will pay annual fees and review fees of the asset representations reviewer and reimburse the asset representations reviewer for reasonable travel expenses relating to a review and pay any indemnities due to the asset representations reviewer. The issuing entity will pay any unpaid amounts to the asset representations reviewer on each payment date (up to a maximum amount of $200,000 per year), along with similar amounts owed to the indenture trustee and expenses incurred by the issuing entity under the transaction documents, in accordance with the priority of payments set forth under "Payments to the Noteholders—Distributions" in this prospectus. The issuing entity will pay any of these amounts in excess of the maximum amount only after paying in full on that payment date all other fees and expenses of the issuing entity and all required payments of principal of and interest on the notes and after making any required deposits in the reserve fund. Following an acceleration of the notes, however, expenses and indemnities of the indenture trustee will be paid prior to any payments on the notes (subject to a cap).

        The asset representations reviewer will not be liable for any action, omission or error in judgment unless resulting from willful misconduct, bad faith or negligence by the asset representations reviewer. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the contracts.

        The issuing entity and the administrator will indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer's performance of its obligations under the asset representations review agreement unless resulting from the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or the breach of representations made by the asset representations reviewer in the asset representations review agreement.

        The asset representations reviewer may not resign, unless the asset representations reviewer determines it is legally unable to perform its obligations under the asset representations review agreement and there is no reasonable action that it could take to make the performance of its obligations under the asset representations review agreement permitted under applicable law. The issuing entity may remove the asset representations reviewer if the asset representations reviewer ceases to meet the eligibility requirements under the asset representations review agreement, breaches any of its representations, warranties, covenants or obligations, or becomes subject to a bankruptcy or similar proceeding. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer is in place. Any successor asset representations reviewer must meet the eligibility requirements under the asset representations review agreement. Reasonable expenses relating to the transitioning of the asset representations reviewer obligations to the successor asset representations reviewer will be paid by the asset representations reviewer.

        If the asset representations reviewer resigns or is otherwise removed or substituted, such resignation, removal or substitution will be reported on the Form 10-D for that month.

 Affiliations and Certain Relationships and Transactions

        The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the indenture trustee or the asset representations reviewer. However, the owner trustee and its affiliates act as owner trustee for other trusts established by the depositor, and the owner trustee or one or more of its affiliates may, from time to time, engage in arm's-length transactions with the depositor, the servicer, the sponsor, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of motorcycle contracts.

        The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the owner trustee or the asset representations reviewer. However, the indenture trustee acts as indenture trustee for securities issued by other trusts established by the depositor, and the indenture trustee or one or more of its affiliates may, from time to time, engage in arm's-length transactions with the depositor, the servicer, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of motorcycle contracts.

        The asset representations reviewer is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the owner trustee or the indenture trustee. However, the asset representations reviewer acts as asset representations reviewer for certain securitization transactions involving other trusts established by the depositor.

        The sponsor (which is also the seller, the servicer and the administrator) and the depositor are affiliates and engage in transactions with each other involving the securitization of motorcycle receivables, including those described in this prospectus.

        The depositor or one of its affiliates will initially retain the certificate, which represents the entire beneficial ownership interest in the issuing entity. Therefore, the issuing entity will be a direct subsidiary or an affiliate of the depositor and an indirect subsidiary or an affiliate of the sponsor. The depositor and its affiliates retain the right to sell all or a portion of any certificate held by them at any time, subject to Regulation RR. Following such a sale to an unaffiliated third party, the issuing entity may cease to be an affiliate of either the sponsor or the depositor. The issuing entity has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm's-length. The certificate retained by the depositor will not be hedged by HDCC, the depositor or any of their affiliates other than as permitted by Regulation RR.

        In the ordinary course of business from time to time, HDCC and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements and investment and financial advisory services, all on arm's-length terms and conditions.

The Contracts

        The issuing entity will own a pool of fixed rate, simple interest promissory notes and security agreements secured by new and used motorcycles.

Harley-Davidson® Motorcycles

        The motorcycles securing the contracts are new or used motorcycles manufactured by Harley-Davidson.

        Harley-Davidson designs, manufactures and sells at wholesale an expanding range of distinctive and customizable motorcycles as well as motorcycle parts, accessories, riding gear, apparel and related services. Harley-Davidson branded motorcycle products feature classic styling, innovative design, distinctive sound, and superior quality with the ability to customize. Harley-Davidson motorcycles generally feature engines with displacements that are greater than 600 cc, up to a maximum displacement of approximately 1900 cc. In 2019, Harley-Davidson introduced Livewire®, its first electric motorcycle, featuring a Rechargeable Energy Storage System (RESS) composed of lithium-ion cell batteries.

        The total on-road motorcycle market is comprised of the following segments:

  •
  Cruiser (emphasizes styling and owner customization);

  •
  Touring (emphasizes rider comfort and load capacity and incorporates features such as fairings and luggage compartments);

  •
  Standard (a basic motorcycle which usually features upright seating for one or two passengers);

  •
  Sportbike (incorporates racing technology, aerodynamic styling, low handlebars with a "sport" riding position and high performance tires);

  •
  Dual (designed with the capability for use on public roads as well as for some off-highway recreational use); and

  •
  Electric (powered by electric motors).

        Competition in the segments of the motorcycle market in which Harley-Davidson currently competes is based upon a number of factors including product capabilities and features, styling, price, quality, reliability, warranty, availability of financing, and quality of dealer network. Harley-Davidson believes its motorcycles continue to generally command a premium price at retail relative to competitors' motorcycles. Harley-Davidson emphasizes styling, customization, innovation, sound, quality and reliability in its products and generally offers a two-year warranty for its motorcycles. Harley-Davidson considers the availability of a line of motorcycle parts and accessories and general merchandise, the availability of financing through HDFS and its global network of independent dealers to be competitive advantages.

Criteria for Selecting the Contracts

        The contracts have been selected by the seller from the seller's portfolio of contracts using several criteria, some of which are set forth below and in this prospectus under "The Sponsor, Seller, Servicer and Administrator." The contracts were originated by Eaglemark Savings Bank, assigned to the seller, and subsequently acquired by the depositor from the seller in the ordinary course of the depositor's business. The selection criteria include the requirements that each contract:

  •
  is a fixed rate, simple interest promissory note and security agreement relating to the retail purchase of a motorcycle;

  •
  was originated in the United States or U.S. military bases and is payable in U.S. dollars;

  •
  is secured by a new or used motorcycle manufactured by Harley-Davidson;

  •
  has an obligor with a FICO® score greater than or equal to 670;

  •
  has a contract interest rate less than or equal to 11.000%;

  •
  has a contract interest rate of not less than 0.990%;

  •
  will be less than 30 days delinquent as of the cutoff date;

  •
  will amortize the amount financed over an original term (which is the actual number of payment cycles over the life of the contract) no greater than 84 months (not including any deferral period preceding the initial payment, which generally will not exceed three months); and

  •
  will have a principal balance of at least $500.00 as of the cutoff date.

        No selection procedures believed to be adverse to the noteholders have been or will be utilized in selecting the contracts from qualifying promissory notes and security agreements. No expenses incurred in connection with the selection and acquisition of the contracts are payable from the proceeds of the issuance of the notes.

Characteristics of the Contracts

        The characteristics set forth in this section are based on the pool of contracts as of December 31, 2019 (the "cutoff date") or the date of origination, as applicable. "Initial pool balance" means the pool balance as of the cutoff date. The aggregate outstanding principal balance of the pool of contracts as of the cutoff date is $580,198,692.86 and the pool of contracts has the following characteristics:

  •
  the latest scheduled payment of any contract as of the cutoff date is due no later than September 25, 2026;

  •
  as of the cutoff date, 100.00% of the pool balance of the pool of contracts was attributable to contracts that had at least one payment made by the cutoff date;

  •
  as of the cutoff date, approximately 69.27% of the pool balance of the pool of contracts was attributable to loans to purchase motorcycles that were new, and approximately 30.73% of the pool balance of the pool of contracts was attributable to loans to purchase motorcycles that were used at the time the related contract was originated;

  •
  the contracts in the pool of contracts have a contract interest rate of at least 0.990% per annum and not more than 11.000% per annum, and the weighted average contract interest rate of the pool of contracts as of the cutoff date was approximately 7.136% per annum (see Table 1 below);

  •
  the contracts in the pool of contracts had remaining terms to maturity, as of the cutoff date, of at least 3 months but not more than 82 months and original terms to maturity (not including any initial deferral period) of at least 24 months but not more than 84 months (See Tables 2 and 3 below);

  •
  the contracts in the pool of contracts had a weighted average remaining term to maturity as of the cutoff date of approximately 60 months, and a weighted average original term to maturity of approximately 71 months;

  •
  as of the cutoff date, the average outstanding principal balance per contract in the pool of contracts was approximately $15,986.52, and the outstanding principal balances on the contracts in the pool of contracts ranged from $530.39 to $51,648.20 (see Table 4 below);

  •
  the contracts in the pool of contracts arose from loans to obligors located in the United States and U.S. military bases. Obligors located in the following states accounted for the following approximate amounts expressed as a percentage of the pool balance of the pool of contracts as of the cutoff date: 9.26% in Texas, 8.14% in California, and 7.75% in Florida (see Table 5 below). No other state or geographic area (including the District of Columbia together with all postal codes located on U.S. military bases) represented more than 5.00% of the pool balance of the pool of contracts as of the cutoff date;

  •
  as of the cutoff date, the weighted average FICO® score as of the date of origination of obligors for which a FICO® score was obtained in respect of the pool of contracts was approximately 758, and the FICO® scores as of the date of origination of obligors in respect of the pool of contracts ranged from 670 to 850 (see Table 6 below); and

  •
  as of the cutoff date, approximately 90.83% of the pool balance of the pool of contracts was attributable to loans evidenced by contracts originated as electronic contracts.

        The following tables describe the following characteristics of the pool of contracts as of the cutoff date: the distribution by contract interest rate, the distribution by remaining term to maturity, the distribution by original term to maturity, the distribution by outstanding principal balance, the geographic distribution and the distribution by FICO® score as of the date of contract origination. At the time of and following the transfer of the contracts to the issuing entity, the aggregate characteristics of the pool of contracts will vary from those of the pool of contracts as of the cutoff date.

TABLE 1

DISTRIBUTION BY CONTRACT INTEREST RATE OF THE POOL OF CONTRACTS
(AS OF THE CUTOFF DATE)

CONTRACT INTEREST RATE	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(1)
0.990% - 1.000%	223	0.61%	$3,406,584.03	0.59%
1.001% - 2.000%	508	1.40	8,236,650.49	1.42
2.001% - 3.000%	1,443	3.98	24,896,410.35	4.29
3.001% - 4.000%	3,376	9.30	58,026,428.07	10.00
4.001% - 5.000%	4,582	12.63	71,531,332.74	12.33
5.001% - 6.000%	4,275	11.78	62,532,726.31	10.78
6.001% - 7.000%	3,535	9.74	44,533,977.28	7.68
7.001% - 8.000%	4,260	11.74	65,386,281.03	11.27
8.001% - 9.000%	4,994	13.76	82,681,974.89	14.25
9.001% - 10.000%	4,470	12.32	75,218,378.01	12.96
10.001% - 11.000%	4,627	12.75	83,747,949.66	14.43

TOTALS:	36,293	100.00%	$580,198,692.86	100.00%

(1)
Percentages may not add to 100.00% because of rounding.

TABLE 2

DISTRIBUTION BY REMAINING TERM (MONTHS) TO MATURITY(1)
OF THE POOL OF CONTRACTS
(AS OF THE CUTOFF DATE)

REMAINING TERM (MONTHS) TO MATURITY	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(2)
3 - 12	248	0.68%	$620,694.42	0.11%
13 - 24	737	2.03	3,966,311.16	0.68
25 - 36	2,279	6.28	19,371,844.30	3.34
37 - 48	5,706	15.72	67,611,753.27	11.65
49 - 60	12,662	34.89	191,211,134.48	32.96
61 - 72	9,092	25.05	169,350,806.09	29.19
73 - 84	5,569	15.34	128,066,149.14	22.07

TOTALS:	36,293	100.00%	$580,198,692.86	100.00%

(1)
For a description of how information presented in this table may differ from the asset level data filed with the SEC on Form ABS-EE, see "Asset Level Information".

(2)
Percentages may not add to 100.00% because of rounding.

 TABLE 3

DISTRIBUTION BY ORIGINAL TERM (MONTHS) TO MATURITY(1)(2)
OF THE POOL OF CONTRACTS
(AS OF THE CUTOFF DATE)

ORIGINAL TERM (MONTHS) TO MATURITY	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(3)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(3)
24	97	0.27%	$419,788.56	0.07%
25 - 36	340	0.94	2,326,523.57	0.40
37 - 48	773	2.13	7,184,852.27	1.24
49 - 60	14,591	40.20	189,481,433.64	32.66
61 - 72	11,740	32.35	191,989,662.23	33.09
73 - 84	8,752	24.11	188,796,432.59	32.54

TOTALS:	36,293	100.00%	$580,198,692.86	100.00%

(1)
For a description of how information presented in this table may differ from the asset level data filed with the SEC on Form ABS-EE, see "Asset Level Information".

(2)
Excluding any initial deferral period (such deferral period not to exceed 120 days).

(3)
Percentages may not add to 100.00% because of rounding.

TABLE 4

DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE OF THE POOL OF CONTRACTS
(AS OF THE CUTOFF DATE)

OUTSTANDING PRINCIPAL BALANCE	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(1)
$ 530.39 - $ 5,000.00	2,080	5.73%	$7,485,126.96	1.29%
$ 5,000.01 - $10,000.00	7,549	20.80	58,116,064.54	10.02
$10,000.01 - $15,000.00	8,729	24.05	108,467,554.65	18.69
$15,000.01 - $20,000.00	7,479	20.61	130,394,384.54	22.47
$20,000.01 - $25,000.00	5,256	14.48	117,087,711.66	20.18
$25,000.01 - $30,000.00	3,006	8.28	81,701,002.15	14.08
$30,000.01 - $35,000.00	1,349	3.72	43,367,466.10	7.47
$35,000.01 - $40,000.00	510	1.41	18,884,935.45	3.25
$40,000.01 - $45,000.00	222	0.61	9,335,224.71	1.61
$45,000.01 - $50,000.00	99	0.27	4,648,551.72	0.80
$50,000.01 - $51,648.20	14	0.04	710,670.38	0.12

TOTALS:	36,293	100.00%	$580,198,692.86	100.00%

(1)
Percentages may not add to 100.00% because of rounding.

TABLE 5

GEOGRAPHIC DISTRIBUTION OF THE POOL OF CONTRACTS
(AS OF THE CUTOFF DATE)

GEOGRAPHIC LOCATION(1)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(2)
ALABAMA	569	1.57%	$9,729,635.81	1.68%
ALASKA	69	0.19	1,139,767.20	0.20
ARIZONA	956	2.63	15,876,017.26	2.74
ARKANSAS	278	0.77	4,858,083.79	0.84
CALIFORNIA	2,919	8.04	47,199,580.58	8.14
COLORADO	755	2.08	12,877,963.66	2.22
CONNECTICUT	379	1.04	6,156,519.92	1.06
DELAWARE	172	0.47	2,666,221.14	0.46
DISTRICT OF COLUMBIA	14	0.04	257,932.33	0.04
FLORIDA	2,530	6.97	44,939,121.31	7.75
GEORGIA	1,044	2.88	18,559,201.59	3.20
HAWAII	79	0.22	1,202,293.54	0.21
IDAHO	250	0.69	4,343,124.03	0.75
ILLINOIS	1,715	4.73	25,206,845.62	4.34
INDIANA	998	2.75	15,576,097.04	2.68
IOWA	471	1.30	7,147,587.40	1.23
KANSAS	247	0.68	3,771,257.75	0.65
KENTUCKY	476	1.31	7,790,113.10	1.34
LOUISIANA	447	1.23	8,036,556.90	1.39
MAINE	200	0.55	3,131,507.18	0.54
MARYLAND	591	1.63	9,544,118.39	1.64
MASSACHUSETTS	545	1.50	8,151,081.59	1.40
MICHIGAN	914	2.52	14,053,009.55	2.42
MINNESOTA	736	2.03	11,544,972.80	1.99
MISSISSIPPI	233	0.64	4,102,826.71	0.71
MISSOURI	542	1.49	8,001,538.26	1.38
MONTANA	161	0.44	2,598,064.19	0.45
NEBRASKA	257	0.71	3,379,838.88	0.58
NEVADA	447	1.23	7,563,936.55	1.30
NEW HAMPSHIRE	404	1.11	6,512,755.75	1.12
NEW JERSEY	1,025	2.82	14,251,317.04	2.46
NEW MEXICO	350	0.96	5,986,580.20	1.03
NEW YORK	1,696	4.67	23,080,687.31	3.98
NORTH CAROLINA	1,225	3.38	21,155,166.52	3.65
NORTH DAKOTA	127	0.35	1,896,438.14	0.33
OHIO	1,644	4.53	25,590,631.66	4.41
OKLAHOMA	444	1.22	8,512,766.23	1.47
OREGON	360	0.99	5,128,327.51	0.88
PENNSYLVANIA	2,176	6.00	28,616,581.86	4.93
RHODE ISLAND	141	0.39	1,947,474.77	0.34
SOUTH CAROLINA	538	1.48	9,083,098.74	1.57
SOUTH DAKOTA	87	0.24	1,398,849.52	0.24
TENNESSEE	961	2.65	15,538,629.31	2.68
TEXAS	3,018	8.32	53,710,508.12	9.26
UTAH	234	0.64	3,322,035.26	0.57
VERMONT	77	0.21	1,125,931.18	0.19
VIRGINIA	742	2.04	11,435,289.22	1.97
WASHINGTON	890	2.45	14,839,489.06	2.56
WEST VIRGINIA	269	0.74	4,201,762.49	0.72
WISCONSIN	741	2.04	10,880,613.75	1.88
WYOMING	142	0.39	2,449,778.19	0.42
OTHER(3)	8	0.02	129,166.96	0.02

TOTALS:	36,293	100.00%	$580,198,692.86	100.00%

(1)
Based on billing addresses of obligors as of the cutoff date.

(2)
Percentages may not add to 100.00% because of rounding.

(3)
Includes all postal codes located on U.S. military bases.

        Each of Eaglemark Savings Bank's and the seller's credit underwriting analysis includes an evaluation of an applicant's FICO®* score to the extent available. Eaglemark Savings Bank obtains a FICO® score for an applicant at the time the credit application is submitted, to the extent available, from one or more of the credit bureaus used in processing the application. A FICO® score is a widely used industry measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. Data from an independent credit reporting agency, such as FICO® scores, is one of several factors that may be used by Eaglemark Savings Bank in its credit underwriting analysis to assess the credit risk associated with each applicant. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the contracts. In addition, FICO® scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore an obligor's FICO® score at this time or at any time in the future may be higher or lower than the obligor's FICO® score as of origination. Since 2013, Eaglemark Savings Bank has used FICO® Score 8 scores, which range from 300 to 850.

        The following table summarizes the distribution of FICO® scores for the pool of contracts as of the cutoff date using FICO® scores obtained as of origination of each contract. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related contract or that any obligor's credit score would not be lower if obtained as of the cutoff date.

TABLE 6

DISTRIBUTION BY FICO® SCORE (AS OF ORIGINATION) OF THE POOL OF CONTRACTS (AS OF THE CUTOFF DATE)

FICO® SCORE	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS(1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE(1)
670 - 699	3,486	9.61%	$53,465,235.77	9.21%
700 - 729	7,158	19.72	113,805,030.32	19.61
730 - 759	8,635	23.79	142,117,612.80	24.49
760 - 789	7,014	19.33	112,698,025.12	19.42
790 - 819	6,012	16.57	95,241,651.97	16.42
820 - 850	3,988	10.99	62,871,136.88	10.84

TOTALS:	36,293	100.00%	$580,198,692.86	100.00%

(1)
Percentages may not add to 100.00% because of rounding.

Contract Review Information

        The depositor performed a review of the pool of contracts in order to provide reasonable assurance that the information contained in this prospectus, including information incorporated by reference from the related Form ABS-EE, regarding the pool of contracts is accurate in all material respects. This review consisted of an eligibility review, a contract review, and a review of the disclosures concerning the contracts contained in this prospectus. The depositor consulted with and was assisted by appropriate personnel of HDCC in performing the review and confirmed with HDCC's senior management that they performed a comprehensive review of the information regarding the contracts contained in this prospectus. The depositor and HDCC designed the nature and extent of the procedures used for the contract review. Portions of the review of legal matters and the review of statistical information were performed by HDCC personnel with the assistance of third parties engaged

*
FICO® is a federally registered servicemark of Fair Isaac Corporation.

by the depositor and HDCC. In addition, the descriptions of the general information about the contracts were reviewed and confirmed as accurate by relevant personnel at HDCC. The depositor takes full responsibility for the review of the contracts and attributes all findings and conclusions of the review to itself.

        As described in this prospectus under "The Sponsor, Seller, Servicer and Administrator," the pool of contracts being sold to the issuing entity was underwritten in accordance with Eaglemark Savings Bank's underwriting guidelines. HDCC performed a review of the contracts to confirm that they satisfy the criteria set forth in this prospectus under "The Contracts—Criteria for Selecting the Contracts" and "—Characteristics of the Contracts." Manual cross-checks were performed to ensure that the applicable systematic and manual filters, which are designed to ensure that the pool conforms with the established characteristics criteria, were being applied accurately. A review was performed, utilizing a random sampling of contracts as described below, to provide comfort that the information in HDCC's data file and asset data file materially matched the individual contract files. Both the data file and the asset data file are electronic records maintained by HDCC, which include certain attributes of the contracts.

        A random sample of 150 contract files was selected from the data file, and 20 different data points of each selected contract file were compared, to confirm that the attributes of such contract files conform to the applicable information on the aggregate initial data file of 64,540 records. In addition, 16 different data points from the asset data file were reviewed. The final aggregate data file containing 36,293 records included 137 of the sampled contract files. A decrease in the sample size is due to the normal monthly activity of the loans, along with the removal of contracts that no longer meet the eligibility criteria. Out of 3,000 data points reviewed or compared in the sample contracts, the depositor found one error related to the designation of the related motorcycle as new or used. The depositor considers the error to be immaterial and does not consider the error to be indicative of any systemic errors in the contract data.

        The pool composition and stratification tables under "The Contracts—Characteristics of the Contracts" in this prospectus were reviewed by multiple parties, including third parties. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review, the findings and the conclusions of such review. The depositor attributes all findings and conclusions of the review to itself. To the extent applicable, the data in these tables were confirmed to be consistent with the initial asset level data. [No discrepancies in the pool composition and stratification tables were found and the depositor takes full responsibility for the contents thereof.]

        The depositor's review of the contracts is supported by Eaglemark Savings Bank's and HDCC's compliance procedures used in the day-to-day operation of their businesses. These procedures include regular audits of key business functions, including contract origination, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, contract funding and securitization processes. In addition, HDCC has an integrated network of computer applications to make certain that information about the contracts is accurately captured and maintained in its contract files and other systems. These computer systems are subject to change control processes, controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures are intended to ensure integrity of data and information and accuracy of securitization disclosures.

        As described in this prospectus under "The Sponsor, Seller, Servicer and Administrator," the majority of credit applications are automatically evaluated and approved or declined based on an automated decisioning process. Remaining applications are assigned to a credit analyst for further evaluation. In addition, some automatically decisioned applications are subsequently reviewed and decisioned by a credit analyst, typically as a result of a request by an applicant and/or a dealer.

        31,520 contracts, having an aggregate outstanding principal balance as of the cutoff date of $490,349,019.42 (approximately 84.51% of the initial pool balance), were approved by the automated decisioning process and 4,773 contracts, having an aggregate outstanding principal balance as of the cutoff date of $89,849,673.44 (approximately 15.49% of the initial pool balance), were reviewed by a credit analyst with appropriate authority in accordance with the underwriting guidelines approved by the seller.

        The seller does not consider any of the contracts to constitute exceptions to its underwriting guidelines, as described in this prospectus.

        After completion of the reviews described above, the depositor has concluded that it has reasonable assurance that the disclosure regarding the contracts in this prospectus is accurate in all material respects.

Representations, Repurchase and Asset Representations Review

Representations Regarding Contracts

        As seller, HDCC will make representations to the depositor about each contract. Generally, these representations relate to the origination of the contract, the characteristics of the contract, legal compliance, terms of the contract and status of the contract, as well as the selection criteria described in "The Contracts—Criteria for Selecting the Contracts" above. The representations include that:

  •
  each contract, at the time it was originated, complied in all material respects with applicable law;

  •
  each of the contracts is secured by, or the seller has started procedures that will result in, a valid, binding and enforceable first priority (except with respect to permitted liens relating to a financed motorcycle) perfected security interest in the financed motorcycle in favor of HDCC;

  •
  each contract is on a form contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the financed motorcycle and represents the legal, valid and binding payment obligation of the obligor, enforceable in all material respects by the holder of the contract, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights or by general equitable principles and consumer protection laws; and

  •
  immediately before the sale of the contracts and other property to the depositor, HDCC had, and immediately following the sale the depositor will have, good title to the contracts and other property, free and clear of liens not permitted by the transaction documents.

        In addition, HDCC will make representations about the entire pool of receivables and other property sold to the depositor, including that:

  •
  the information provided about the contracts is true, complete and correct in all material respects; and

  •
  following the sale of the contracts and other property to the depositor, the depositor will have a first priority perfected security interest in the contracts and the other property.

        The depositor will make similar representations to the issuing entity about each contract and the pool of contracts and other property.

Obligations to Repurchase Contracts

        In the event of an uncured breach of any representation or warranty with respect to a contract that materially and adversely affects the issuing entity's interest in such contract, the depositor is obligated to repurchase the contract from the issuing entity and the seller will be obligated to repurchase the contract from the depositor. Any such repurchase shall be made not later than two business days prior to the first payment date after the last day of the calendar month in which the servicer, the owner trustee or the indenture trustee becomes aware and gives notice to the depositor and the seller of the breach or the depositor or the seller becomes aware of the breach. The purchase price will be equal to the required payoff amount of the contract. The owner trustee or the indenture trustee may enforce this repurchase obligation on your behalf, and such repurchase obligation will constitute your sole remedy available against the depositor or the seller for any uncured breach of its representations and warranties in the sale and servicing agreement or the transfer and sale agreement, except that the seller will indemnify the depositor, the issuing entity, the owner trustee, the indenture trustee and the noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach.

        In addition, irrespective of whether or not it has been determined that an uncured breach of any representation or warranty with respect to a contract would materially and adversely affect the issuing entity's interest in the contract, if the servicer determines in good faith that the representation and warranty of the seller and the depositor with respect to compliance with consumer credit and other laws may have been violated with respect to one or more contracts, and that amendment of the terms of such contract(s) could better ensure compliance with applicable laws, and if the seller notifies the servicer in writing of its intention to amend the terms of such contract(s) to ensure compliance with applicable laws upon reacquisition of the contract(s), the servicer will give prompt written notice of such determination to the other parties and the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be obligated to repurchase the contract from the depositor. The purchase price will be equal to the required payoff amount of the contract. No contract will be reacquired pursuant to the provisions described in this paragraph if, after giving effect to such reacquisition, the aggregate principal balance of the contracts so reacquired, measured as of the cutoff date, would exceed 10% of the pool balance as of the cutoff date. If it is determined prior to repurchase of such a contract that an uncured breach of any representation or warranty with respect to that contract materially and adversely affects the issuing entity's interest in the contract, and the depositor would otherwise be obligated to repurchase such contract from the issuing entity, then such a repurchase will not be counted towards the 10% cap described in this paragraph.

        Upon the repurchase by the seller of a contract, the indenture trustee, the issuing entity and the depositor will release the contract and their respective interests in the related financed motorcycle to the seller.

Asset Representations Review

        As seller, HDCC will make representations to the depositor about each contract. Generally, these representations relate to the origination of the contract, the characteristics of the contract, legal compliance, terms of the contract and status of the contract, as well as the selection criteria described in "The Contracts—Criteria for Selecting the Contracts" in this prospectus.

        If two triggers are met, the asset representations reviewer will perform a review of contracts to test for compliance with the representations made by HDCC and the depositor about the contracts. The first trigger is a delinquency trigger that will occur if the aggregate principal balance of contracts in the pool that are 60 days or more delinquent (assuming 30-day months) as of the end of the month, as determined in accordance with the servicer's customary servicing practices, as a percentage of the pool balance as of the beginning of such month meets or exceeds the percentage for that month set by HDCC as described in "—Delinquency Trigger" below. If the delinquency trigger occurs, it will be reported on the investor report and in the Form 10-D for that month. The second trigger is a voting trigger that will be met if, following the occurrence of a delinquency trigger, the beneficial owners of at least 5% of the aggregate principal amount of notes (excluding any notes held by the sponsor, the servicer, or any affiliate of the sponsor or the servicer) demand a vote and, subject to a 5% voting quorum, the beneficial owners of a majority of the principal amount of the notes that are voted elect to perform a review.

  Delinquency Trigger

        The "delinquency trigger" for any payment date and the related preceding calendar month is 5.60%. The sponsor established the delinquency trigger from an analysis of the historical 60 days or more delinquency rate during the period from 2014 to 2018 of contracts that have FICO® scores that are similar to those of the contracts selected for this transaction. A multiple of 5 was applied to the highest annualized vintage delinquency percentage observed during the period. Because the period of observation was one of relatively stable economic conditions, the multiple is intended to account for future volatility and stressed economic conditions and to ensure the delinquency trigger is not breached due to ordinary fluctuations in the economy. This multiple also corresponds generally to the multiple of cumulative net losses that the notes are expected to be able to withstand before realizing their first dollar of loss.

        "Annualized vintage delinquency" means, within a given year of originations, the delinquency experience calculated based upon the number of months that have elapsed since a contract's origination.

        For more information regarding 60 days or more delinquent account statistics for certain contracts that the seller owns and services, see Annex II and Annex III to this prospectus.

  Voting Trigger

        When a delinquency trigger is reported, a beneficial owner of a note may demand that the indenture trustee call a vote of all beneficial owners on whether to direct the asset representations reviewer to perform a review by contacting the indenture trustee in accordance with the procedures discussed in this prospectus under "Description of the Notes and the Indenture—Certain Information Regarding the Notes—Noteholder Communication." If the beneficial owners of at least 5% of the aggregate principal amount of the notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the delinquency trigger, the indenture trustee will submit the matter to a vote of all noteholders through DTC. The vote will remain open until the 150th day after the filing of that Form 10-D. Assuming a voting quorum of beneficial owners holding at least 5% of the aggregate principal amount of the notes is reached, if the beneficial owners of a majority of the principal amount of the notes that are voted elect to direct a review, the indenture trustee will notify the asset representations reviewer and the servicer to start the review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the delinquency trigger.

  Asset Representations Review Process

        The review will be performed on each contract that is 60 days or more delinquent (assuming 30-day months) at the end of the prior month, as determined in accordance with the servicer's customary servicing practices (the "review contracts"). Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the contract files and other information necessary for the review of all of the review contracts. Upon receiving access to the review materials, the asset representations reviewer will start its review of the review contracts and complete its review within 60 days after receiving access to the review materials. The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each review contract and determining whether each test was passed or failed. If the servicer notifies the asset representations reviewer that a review contract was paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that contract and the review of that review contract will be considered complete.

        The review tests were designed by HDCC to determine whether a contract was not in compliance with the representations made about it in the transaction documents at the relevant time, which is usually at origination of the contract or as of the cutoff date or closing date. There may be multiple tests for each representation. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination of the contract. The review is not designed to determine whether the contract was serviced in compliance with the sale and servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether HDCC's origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent.

  Review Report

        Within five days after the end of the applicable review period, the asset representations reviewer will provide a report to the issuing entity, the servicer, the depositor and the indenture trustee on the test results for each review contract and each representation, including any review contract for which the tests were considered complete, and the related reason. Upon delivery of the review report, the depositor will investigate any contract relating to a failed test to confirm the breach and to determine whether the noncompliance with representations and warranties has a material adverse effect on the contract. The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if any contract is required to be repurchased.

        Upon delivery of the review report, the asset representations reviewer will be entitled to receive a review fee of up to $200 for each contract tested in the review. Upon receipt of the report, the review fee will be paid to the asset representations reviewer according to the priority of payments as described under "Payments to the Noteholders—Distributions." A summary of the report of the asset representations review will be included in the Form 10-D for the issuing entity in the month immediately following receipt of the report.

        For more information about the asset representations reviewer, see "Asset Representations Reviewer" in this prospectus.

  Dispute Resolution for Repurchase Requests

        If a request is made for the repurchase of a contract due to a breach of a representation and warranty made about the contracts and the repurchase is not resolved within 180 days after receipt by HDCC or the depositor of notice of the repurchase request, the requesting party, including a beneficial owner of a note, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. The requesting party must start the mediation or arbitration proceeding according to the rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. HDCC and the depositor agree to participate in the dispute resolution method selected by the requesting party. Dispute resolution to resolve repurchase requests will be available regardless of whether the beneficial owner voted to direct an asset representations review or whether the delinquency trigger occurred.

        A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by HDCC, using its rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by HDCC or the depositor. Any party or witness may appear by teleconference or video conference.

        A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, be an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

        For a mediation, the proceeding will start within 15 days after selection of the mediator and conclude within 30 days after the start of the mediation. Expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or may commence legal proceedings to resolve the dispute.

        For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

        The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator in binding arbitration will be final and non-appealable, except for actions to confirm or vacate the determination permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

        Neither the depositor nor the sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, except to the extent that disclosure of such details of the repurchase is required by law.

Asset Level Information

        The issuing entity has provided asset level information regarding the contracts that will be owned by the issuing entity as of the closing date (the "asset level data") as an exhibit to Form ABS-EE that was filed by the issuing entity on or prior to the date of the filing of this prospectus, which is hereby incorporated by reference. The asset level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each contract, information about the related financed motorcycle, information about the related obligor and information about the status of each contract and origination information.

        The asset level data presented in the initial asset level data filing may have been calculated as of different dates. Further, certain characteristics of the contracts are required to be calculated differently in the asset level data filing than how they are calculated in this prospectus. As a result, certain asset level data presented in this prospectus, including, but not limited to, such data related to original terms, remaining terms, and weighted averages, may not match the data presented in the initial asset level data filing due to those differences in how this data is calculated.

        Additionally, the servicer will provide updated asset level data with respect to the contracts, including information about activity on the contracts, information about delinquencies on the contracts and information about modifications, charge offs and/or liquidations, as defined under the program documents, of the contracts, each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D. The issuing entity's CIK number is 0001793612.

Delinquency and Loan Loss Information

        The following tables set forth the delinquency experience and loan loss experience of the portfolio of contracts that the seller owns or services consisting of (i) contracts relating to the retail purchase of new and used motorcycles secured by motorcycles purchased in the United States and U.S. territories and manufactured by Harley-Davidson and other manufacturers and (ii) contracts secured by assets other than motorcycles, the aggregate principal balance of which represents a de minimis amount of the portfolio. The data in the following tables includes contracts which the seller has previously sold in connection with prior securitization transactions and for which the seller acts as servicer and includes contracts that are outside of the selection criteria for the contracts included in the pool of contracts described in this prospectus. Accordingly, the delinquency, repossession and net loss experience of the pool of contracts described in this prospectus may be different from those set forth in the following tables. The methodology used to calculate the figures below is consistent with the methodology that is used to calculate delinquencies and net losses in the financial reporting of the seller.

 Delinquency Experience(1)
(Dollars in Thousands(2))

	As of September 30,
	2019		2018
	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance
Portfolio	495,904	$6,314,786	494,866	$6,212,748
Period of Delinquency(3)
30 - 59 Days	10,642	$131,700	10,616	$127,193
60 - 89 Days	3,988	50,313	3,886	47,518
90 - 119 Days	2,153	27,677	2,077	25,536
120 Days or more	2,052	27,858	1,815	24,371

Total Delinquencies	18,835	$237,549	18,394	$224,618

Total Delinquencies as a Percent of Total Portfolio	3.80%	3.76%	3.72%	3.62%

(1)
Includes delinquent contracts already in repossession.

(2)
Rounded to the nearest thousand.

(3)
The period of delinquency is based on the number of days payment is contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.

	As of December 31,
	2018		2017		2016		2015		2014
	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance
Portfolio	487,421	$6,052,709	481,945	$5,901,895	476,351	$5,856,278	465,455	$5,630,282	449,626	$5,189,855
Period of Delinquency(3)
30 - 59 Days	11,316	$134,900	11,518	$137,844	10,983	$131,152	10,248	$117,187	10,154	$108,537
60 - 89 Days	4,376	52,405	4,200	50,112	4,269	51,680	3,902	46,201	3,693	39,919
90 - 119 Days	2,585	32,124	2,450	29,796	2,534	31,454	2,143	25,719	1,979	21,797
120 Days or more	2,304	31,036	2,272	29,808	2,204	29,393	1,909	24,615	1,606	18,630

Total Delinquencies	20,581	$250,464	20,440	$247,560	19,990	$243,679	18,202	$213,722	17,432	$188,884

Total Delinquencies as a Percent of Total Portfolio	4.22%	4.14%	4.24%	4.19%	4.20%	4.16%	3.91%	3.80%	3.88%	3.64%

(1)
Includes delinquent contracts already in repossession.

(2)
Rounded to the nearest thousand; the sum of the amounts in each column may not match the total presented at the bottom of each column due to rounding.

(3)
The period of delinquency is based on the number of days payment is contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.

 Loan Loss Experience
(Dollars in Thousands(1))

	Nine Months Ended September 30,
	2019	2018
Outstanding Balance of All Contracts Serviced(2)	$6,115,296	$5,968,320
Contract Liquidations(3)	4.42%	3.55%
Net Losses:
Dollars(4)	$83,638	$69,509
Percentage(5)	1.83%	1.56%

(1)
Rounded to the nearest thousand.

(2)
Amount represents the average outstanding principal balance of all contracts serviced during the relevant period, calculated by dividing (i) the sum of the average principal balance of contracts outstanding for each calendar month in the period by (ii) the number of months in the period.

(3)
As a percentage of the monthly average number of contracts being serviced, divided by the number of months in the period, calculated on an annualized basis.

(4)
Net losses equal charge-offs net of recoveries. Repossessed collateral is carried at the seller's estimate of fair market value.

(5)
As a percentage of the outstanding balance of all contracts serviced, calculated on an annualized basis.

	Year Ended December 31,
	2018	2017	2016	2015	2014
Outstanding Balance of All Contracts Serviced(2)	$6,006,943	$5,942,022	$5,795,599	$5,457,654	$5,052,076
Contract Liquidations(3)	3.64%	3.82%	3.57%	2.91%	3.15%
Net Losses:
Dollars(4)	$106,576	$111,996	$104,774	$77,871	$61,936
Percentage(5)	1.77%	1.88%	1.81%	1.43%	1.23%

(1)
Rounded to the nearest thousand.

(2)
Amount represents the average outstanding principal balance of all contracts serviced during the relevant period, calculated by dividing (i) the sum of the average principal balance of contracts outstanding for each calendar month in the period by (ii) the number of months in the period.

(3)
As a percentage of the monthly average number of contracts being serviced, divided by the number of months in the period, calculated on an annualized basis.

(4)
Net losses equal charge-offs net of recoveries. Repossessed collateral is carried at the seller's estimate of fair market value.

(5)
As a percentage of the outstanding balance of all contracts serviced, calculated on an annualized basis.

        Delinquencies, loan losses and repossessions on motorcycle contracts are affected by economic, geographic and social conditions generally and may be affected by factors such as supply and demand for both new and used motorcycles and seasonality. See "Risk Factors—Economic developments may adversely affect the performance and market value of your notes" and "—Future delinquency and loss experience of the contracts may be worse than the servicer's historical experience" in this prospectus. The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency or loan loss experience of the contracts owned by the issuing entity will be similar to that set forth above.

Static Pool Information

        The pool of contracts being offered herein is comprised of contracts with FICO® scores, at the time of origination, of no less than 670 and contract interest rates of no more than 11.000%. Information regarding characteristics of contracts originated by Eaglemark Savings Bank for the past five years that have similar FICO® and contract rate characteristics at origination is presented in Annex II by vintage origination year, including information at the time of origination and as of September 30, 2019. Characteristics relating to the vintage originations include the following:

  •
  aggregate original principal balance;

  •
  range of contract balances;

  •
  original number of contracts;

  •
  average original principal balance;

  •
  weighted average original term;

  •
  range of original terms;

  •
  weighted average original contract rate;

  •
  range of contract rates;

  •
  weighted average FICO® score;(1)

  •
  range of FICO® scores;(1)

  •
  percentage of contracts secured by new motorcycles and used motorcycles;

  •
  distribution of contract interest rates; and

  •
  geographic distribution of contracts for concentrations by state equal to or greater than 5.00%.

        Annex II also sets forth in tabular format static vintage pool information, presented on a quarterly basis, regarding (i) cumulative net losses and prepayment speeds with respect to each vintage quarter, and (ii) delinquency rates with respect to each vintage year.

        Static pool information regarding delinquencies, cumulative losses and prepayments with respect to certain of the sponsor's prior securitized pools of contracts relating to the retail purchase of new and used motorcycles is provided in Annex III to this prospectus. The static pool information is presented for the pool of contracts relating to each prior securitization transaction sponsored by the sponsor during the five years preceding the date of this prospectus. The static pool information is provided for illustrative purposes only and there is no assurance that the delinquency, cumulative loss or prepayment experience of the contracts held by the issuing entity will be similar to the delinquency, cumulative loss and prepayment experience of the sponsor's prior securitized pools of contracts. Also, social, economic and other conditions existing at the time when the contracts were originated and repaid may vary materially from the social, economic and other conditions existing at the time the contracts in this pool of contracts were originated and those that will exist in the future when the contracts in the contract pool are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this contract pool. The static pool information also includes the following summary characteristics for each prior securitized pool of contracts as of the cutoff date for such pool, except that FICO® scores are as of origination:

  •
  number of contracts;

  •
  initial pool balance;

(1)
FICO® scores with respect to any contract are as of origination.

  •
  average contract balance;

  •
  range of contract balances;

  •
  weighted average contract interest rate;

  •
  weighted average original term;

  •
  range of original term;

  •
  weighted average remaining term;

  •
  range of remaining term;

  •
  weighted average FICO® score(1);

  •
  minimum FICO® score(1);

  •
  maximum FICO® score(1);

  •
  FICO® scores below 640(1);

  •
  percentage of contracts secured by new motorcycles and used motorcycles;

  •
  distribution by contract interest rate; and

  •
  geographic distribution of contracts for concentrations by state equal to or greater than 5.00%.

Asset Repurchase Information

        The depositor is generally obligated to repurchase a contract from the issuing entity, and HDCC, as seller, is in turn obligated to repurchase a contract from the depositor,

  •
  if (i) such contract does not comply with certain representations and warranties in the transfer and servicing agreements, and (ii) the issuing entity's interest in the contract is materially and adversely affected; or

  •
  subject to certain limitations, if (i) the servicer determines in good faith that certain representations and warranties in the sale and servicing agreement and in the transfer and sale agreement may have been violated with respect to one or more contracts, and that amendment of the terms of such contract(s) could better ensure compliance with applicable laws, and (ii) the seller notifies the servicer in writing of its intention to amend the terms of such contract(s) to better ensure compliance with applicable laws upon reacquisition of the contract(s).

        As of December 31, 2019, there had been no repurchase requests from trustees, noteholders (including beneficial owners of the notes) or any third-party servicers with respect to any of the issuances of asset-backed securities for which HDCC acts as sponsor and/or seller. From time to time, the depositor has repurchased contracts from issuing entities, and HDCC, as seller, has in turn repurchased those contracts from the depositor, as a result of the servicer's examination of the contracts and determination that the contracts did not or may not comply with certain representations and warranties in the applicable sale and servicing agreement.

        The depositor's CIK number is 0001114926, and HDCC's CIK number is 0001033232. Please refer to the most recent Form ABS-15G/A filed by the depositor on August 13, 2019 (file no. 025-00396).

Yield and Prepayment Considerations

        By their terms, the contracts may be prepaid, in whole or in part, at any time. Each contract also contains a provision which generally permits the seller to require payment in full in the event of a sale of the motorcycle securing the contract. In addition, repurchases of the contracts from the issuing entity by the depositor, and concurrently from the depositor by the seller, could occur in the event of a breach or potential breach of certain representations and warranties with respect to the contracts, and purchases of the contracts from the issuing entity by the servicer could occur in the event of a breach of certain of its servicing obligations relating to the contracts. In addition, the servicer may exercise its option to purchase all of the contracts from the issuing entity when the pool balance has declined to less than 10% of the initial pool balance.

        Any prepayments, repurchases or purchases of contracts will reduce the average life of the notes and the interest received by the noteholders over the life of the notes (for this purpose the term "prepayment" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies and debt cancellation agreements).

Weighted Average Lives of the Notes

        The rate of payments on the contracts will directly affect the rate at which you receive principal payments on your notes and, if you purchase your notes at a premium or discount, your yield to maturity.

        Prepayments on the contracts can be analyzed against a prepayment standard or model. In this prospectus, the Absolute Prepayment Model ("ABS") assumes a rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all of the contracts in the pool of contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the contracts.

        As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of notes could occur later or significantly earlier than the respective final scheduled payment date. Noteholders will bear any reinvestment risk associated with early payment of the notes. Reinvestment risk means the risk that market interest rates may be lower at the time such noteholders receive payments from the issuing entity than the interest rate borne by the notes.

        The below ABS Tables have been prepared on the assumption that:

  •
  the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

  •
  each scheduled monthly payment on each contract is scheduled to be made and is made on the last day of each month commencing in January 2020 and each month has 30 days;

  •
  payments are made on the notes on each payment date (and each payment date is assumed to be the 15th day of each month, whether or not a business day) with a first payment date of February 15, 2020;

  •
  on each payment date the reserve fund is funded to its required level, as described under "Description of the Notes and the Indenture—Credit Enhancement—The Reserve Fund";

  •
  the initial principal amount of the Class A-1 notes is $107,000,000, the initial principal amount of the Class A-2a notes is $97,500,000, the initial principal amount of the Class A-2b notes is $97,500,000, the initial principal amount of the Class A-3 notes is $195,000,000 and the initial principal amount of the Class A-4 notes is $55,640,000;

  •
  the interest rate for the Class A-1 notes is 1.95025%, the interest rate for the Class A-2a notes is 2.25%, the interest rate for the Class A-2b notes is one-month LIBOR plus 0.28%, the interest rate for the Class A-3 notes is 2.35%, and the interest rate for the Class A-4 notes is 2.45%;

  •
  one-month LIBOR is equal at all times to 1.73438%;

  •
  payments of principal to maintain the overcollateralization target amount will be made as described under "Description of the Notes and the Indenture—Credit Enhancement—Overcollateralization";

  •
  the notes are purchased on a closing date of January 29, 2020;

  •
  the servicer exercises its option to purchase the contracts (except for the calculation of Weighted Average Life to Maturity); and

  •
  no event of default occurs. See "Description of the Notes and the Indenture—The Indenture—Events of Default; Rights Upon Events of Default".

        The ABS Tables also assume that the contracts have been aggregated into hypothetical pools with all of the contracts within each pool having the following characteristics and that the scheduled monthly payment for each of the pools will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Outstanding Principal Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)
1	$207,711.00	3.678%	50	9
2	$1,016,712.47	3.158%	56	20
3	$5,525,452.61	3.303%	58	31
4	$21,512,273.86	3.315%	61	43
5	$39,471,213.62	3.209%	65	53
6	$26,832,709.38	3.768%	72	64
7	$412,983.42	6.599%	55	9
8	$2,949,598.69	6.604%	53	20
9	$13,846,391.69	6.638%	58	31
10	$46,099,479.41	6.804%	62	43
11	$151,739,920.86	7.015%	65	54
12	$142,518,096.71	7.770%	75	66
13	$128,066,149.14	9.522%	84	77

Total:	$580,198,692.86

        The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

        The actual characteristics and performance of the contracts will differ from the assumptions used to prepare the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment rates. Any difference between the assumptions and the actual characteristics and performance of the contracts or actual prepayment experience will affect the percentages of initial principal amounts outstanding over time and the weighted average lives of each class of notes.

	Class A-1 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.40%	1.70%	2.00%	2.30%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2020	89.05%	85.85%	82.95%	80.51%	77.73%	74.33%
3/15/2020	78.15%	71.85%	66.13%	61.34%	55.90%	49.58%
4/15/2020	67.29%	57.99%	49.56%	42.50%	34.51%	25.41%
5/15/2020	56.47%	44.28%	33.24%	23.99%	13.56%	1.80%
6/15/2020	45.70%	30.71%	17.15%	5.81%	0.00%	0.00%
7/15/2020	34.97%	17.30%	1.32%	0.00%	0.00%	0.00%
8/15/2020	24.29%	4.03%	0.00%	0.00%	0.00%	0.00%
9/15/2020	13.64%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2020	3.05%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)(2)	0.39	0.30	0.25	0.22	0.20	0.17
Weighted Average Life to Maturity (years)(1)	0.39	0.30	0.25	0.22	0.20	0.17

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)
Assumes that the servicer exercises its clean-up call option on the earliest payment date on which it is permitted.

	Class A-2a Notes and Class A-2b Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.40%	1.70%	2.00%	2.30%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2020	100.00%	100.00%	100.00%	100.00%	96.22%	88.33%
7/15/2020	100.00%	100.00%	100.00%	93.40%	85.22%	75.96%
8/15/2020	100.00%	100.00%	92.17%	83.79%	74.47%	63.90%
9/15/2020	100.00%	95.02%	83.76%	74.37%	63.95%	52.16%
10/15/2020	100.00%	87.90%	75.49%	65.15%	53.68%	40.74%
11/15/2020	95.92%	80.91%	67.38%	56.12%	43.64%	29.62%
12/15/2020	90.19%	73.99%	59.41%	47.28%	33.85%	18.84%
1/15/2021	84.48%	67.16%	51.58%	38.63%	24.31%	8.38%
2/15/2021	78.81%	60.42%	43.89%	30.16%	15.01%	0.00%
3/15/2021	73.15%	53.77%	36.35%	21.90%	5.95%	0.00%
4/15/2021	67.53%	47.20%	28.95%	13.82%	0.00%	0.00%
5/15/2021	61.92%	40.72%	21.69%	5.94%	0.00%	0.00%
6/15/2021	56.35%	34.33%	14.59%	0.00%	0.00%	0.00%
7/15/2021	50.80%	28.03%	7.63%	0.00%	0.00%	0.00%
8/15/2021	45.29%	21.82%	0.82%	0.00%	0.00%	0.00%
9/15/2021	39.79%	15.70%	0.00%	0.00%	0.00%	0.00%
10/15/2021	34.42%	9.74%	0.00%	0.00%	0.00%	0.00%
11/15/2021	29.08%	3.88%	0.00%	0.00%	0.00%	0.00%
12/15/2021	23.76%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2022	18.48%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2022	13.22%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2022	7.99%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2022	2.79%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)(2)	1.52	1.23	1.03	0.90	0.79	0.69
Weighted Average Life to Maturity (years)(1)	1.52	1.23	1.03	0.90	0.79	0.69

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)
Assumes that the servicer exercises its clean-up call option on the earliest payment date on which it is permitted.

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.40%	1.70%	2.00%	2.30%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	98.22%
3/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	88.35%
4/15/2021	100.00%	100.00%	100.00%	100.00%	97.16%	78.78%
5/15/2021	100.00%	100.00%	100.00%	100.00%	88.62%	69.52%
6/15/2021	100.00%	100.00%	100.00%	98.25%	80.33%	60.70%
7/15/2021	100.00%	100.00%	100.00%	90.77%	72.30%	52.29%
8/15/2021	100.00%	100.00%	100.00%	83.48%	64.51%	44.16%
9/15/2021	100.00%	100.00%	94.16%	76.40%	56.98%	36.29%
10/15/2021	100.00%	100.00%	87.70%	69.54%	49.69%	28.70%
11/15/2021	100.00%	100.00%	81.39%	62.87%	42.66%	21.38%
12/15/2021	100.00%	98.10%	75.22%	56.40%	35.88%	14.34%
1/15/2022	100.00%	92.42%	69.21%	50.14%	29.46%	7.58%
2/15/2022	100.00%	86.83%	63.35%	44.07%	23.27%	1.33%
3/15/2022	100.00%	81.34%	57.64%	38.21%	17.31%	0.00%
4/15/2022	100.00%	75.94%	52.09%	32.55%	11.58%	0.00%
5/15/2022	97.61%	70.63%	46.69%	27.10%	6.09%	0.00%
6/15/2022	92.47%	65.42%	41.45%	21.86%	0.84%	0.00%
7/15/2022	87.36%	60.31%	36.37%	16.83%	0.00%	0.00%
8/15/2022	82.27%	55.29%	31.45%	12.02%	0.00%	0.00%
9/15/2022	77.50%	50.57%	26.78%	7.41%	0.00%	0.00%
10/15/2022	72.76%	45.94%	22.27%	3.00%	0.00%	0.00%
11/15/2022	68.04%	41.40%	17.90%	0.00%	0.00%	0.00%
12/15/2022	63.35%	36.95%	13.68%	0.00%	0.00%	0.00%
1/15/2023	58.70%	32.60%	9.61%	0.00%	0.00%	0.00%
2/15/2023	54.07%	28.34%	5.70%	0.00%	0.00%	0.00%
3/15/2023	49.47%	24.17%	1.94%	0.00%	0.00%	0.00%
4/15/2023	44.90%	20.10%	0.00%	0.00%	0.00%	0.00%
5/15/2023	40.36%	16.13%	0.00%	0.00%	0.00%	0.00%
6/15/2023	35.85%	12.26%	0.00%	0.00%	0.00%	0.00%
7/15/2023	31.37%	8.48%	0.00%	0.00%	0.00%	0.00%
8/15/2023	26.93%	4.80%	0.00%	0.00%	0.00%	0.00%
9/15/2023	23.19%	1.64%	0.00%	0.00%	0.00%	0.00%
10/15/2023	19.47%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2023	15.79%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2023	12.12%	0.00%	0.00%	0.00%	0.00%	0.00%

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.40%	1.70%	2.00%	2.30%
1/15/2024	8.49%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2024	4.88%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2024	1.29%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)(2)	3.18	2.72	2.32	2.04	1.77	1.55
Weighted Average Life to Maturity (years)(1)	3.18	2.72	2.32	2.04	1.77	1.55

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)
Assumes that the servicer exercises its clean-up call option on the earliest payment date on which it is permitted.

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.40%	1.70%	2.00%	2.30%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2022	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2022	100.00%	100.00%	100.00%	100.00%	100.00%	84.70%
4/15/2022	100.00%	100.00%	100.00%	100.00%	100.00%	65.81%
5/15/2022	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
6/15/2022	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
7/15/2022	100.00%	100.00%	100.00%	100.00%	85.38%	0.00%
8/15/2022	100.00%	100.00%	100.00%	100.00%	68.66%	0.00%
9/15/2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
10/15/2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
11/15/2022	100.00%	100.00%	100.00%	95.75%	0.00%	0.00%
12/15/2022	100.00%	100.00%	100.00%	81.68%	0.00%	0.00%
1/15/2023	100.00%	100.00%	100.00%	68.30%	0.00%	0.00%
2/15/2023	100.00%	100.00%	100.00%	55.63%	0.00%	0.00%
3/15/2023	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
4/15/2023	100.00%	100.00%	94.17%	0.00%	0.00%	0.00%
5/15/2023	100.00%	100.00%	82.09%	0.00%	0.00%	0.00%
6/15/2023	100.00%	100.00%	70.56%	0.00%	0.00%	0.00%
7/15/2023	100.00%	100.00%	59.60%	0.00%	0.00%	0.00%
8/15/2023	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
9/15/2023	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
10/15/2023	100.00%	94.92%	0.00%	0.00%	0.00%	0.00%
11/15/2023	100.00%	84.40%	0.00%	0.00%	0.00%	0.00%
12/15/2023	100.00%	74.16%	0.00%	0.00%	0.00%	0.00%

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.40%	1.70%	2.00%	2.30%
1/15/2024	100.00%	64.22%	0.00%	0.00%	0.00%	0.00%
2/15/2024	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2024	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2024	92.07%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2024	79.70%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2024	67.42%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2024	56.27%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)(2)	4.46	3.98	3.47	3.05	2.59	2.25
Weighted Average Life to Maturity (years)(1)	4.63	4.14	3.60	3.14	2.70	2.33

(1)
The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

(2)
Assumes that the servicer exercises its clean-up call option on the earliest payment date on which it is permitted.

        The ABS Tables have been prepared based on the assumptions described above (including assumptions regarding the characteristics and performance of the contracts, which will differ from the actual characteristics and performance of the contracts) and should be read in conjunction therewith.

Description of the Notes and the Indenture

        This summary describes the material terms of the indenture and the notes. This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the notes. A copy of the indenture and the other transaction documents are available to you upon request to the depositor and will be filed with the SEC prior to the issuance of the notes.

General

        The offered notes will be issued pursuant to the terms of the indenture between the issuing entity and the indenture trustee, a form of which was filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The offered notes will be delivered in book-entry form only and will be issued in minimum initial denominations of $1,000.

        The issuing entity will issue five classes of notes, designated as the Class A-1 notes, Class A-2a notes, Class A-2b notes, Class A-3 notes, and Class A-4 notes. We refer to these notes as the "notes". The Class A-2 notes consist of a class of fixed rate notes and a class of floating rate notes, and those classes will be entitled to a pro rata allocation of any principal distributions made in respect of the Class A-2 notes.

Interest

        The interest rate for each class of notes will be a fixed rate or a floating rate. The Class A-2 notes may be divided into fixed and floating rate classes. The Class A-2a notes will be fixed rate notes and the Class A-2b notes will be floating rate notes. Each class of fixed rate notes will bear interest at the fixed rate per annum for that class as set forth on the front cover of this prospectus. The Class A-2b notes will bear interest at a floating rate per annum (which will initially be based on one-month LIBOR), provided that, if the sum of one-month LIBOR (or the applicable benchmark) and the applicable spread is less than 0.00% for any interest period, then the interest rate for the Class A-2b notes for such interest period will be 0.00%. Interest on the floating rate notes will be calculated as described under "—Calculation of Floating Rate Interest" and "—LIBOR Replacement."

        The issuing entity will pay interest on the notes on each payment date with available amounts and amounts withdrawn from the reserve fund as set forth under "Payments to the Noteholders—Distributions" below.

        Interest will be payable to you monthly on the 15th day of each month or, if that date is not a business day, on the next business day. The first payment date will be February 18, 2020. Interest on the Class A-1 notes and the Class A-2b notes will be calculated for each interest period based on the actual number of days in such interest period and a 360-day year. Interest on the remaining classes of notes will be calculated for each interest period on the basis of a 360-day year consisting of twelve 30-day months. An interest period means, with respect to the Class A-1 notes and the Class A-2b notes, the period from and including the prior payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date and, with respect to the remaining classes of notes, the period from and including the 15th day of the prior month (or, in the case of the initial payment date, from and including the closing date) to but excluding the 15th day of the current month. The first interest period for the Class A-1 notes and the Class A-2b notes will begin on and include the closing date and end on and exclude February 18, 2020. The first interest period for the remaining classes of notes will begin on and include the closing date and end on and exclude February 15, 2020.

        Interest payments on all classes of notes will have the same priority. If on any payment date the issuing entity has insufficient funds to make a full payment of interest on the notes, the holders of the notes will receive their pro rata share of the amount available for interest on the notes.

        If, on any payment date, the issuing entity does not have sufficient funds to make a full payment of interest on any class of notes, the amount of the shortfall for each class will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class (to the extent permitted by applicable law), added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

Calculation of Floating Rate Interest

        The Class A-2b notes will bear interest during each interest period at a rate per annum based on the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR") for the interest period plus the spread set forth on the cover of this prospectus. The "spread" is the fixed number of basis points to be added to LIBOR to determine the interest rate for each interest period. The rate of interest on the floating rate notes will be reset for each interest period on the first day of the interest period.

        LIBOR will be calculated for each interest period on the day that is two London business days prior to the first day of the interest period (each a "LIBOR determination date"). LIBOR for each interest period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the first day of the interest period) that appears on the designated LIBOR page as of 11:00 a.m., London time, on the applicable LIBOR determination date.

        If no rate appears on the designated LIBOR page on a LIBOR determination date, LIBOR for the applicable interest period will be the rate, rounded upwards to the nearest one-sixteenth of one percent, calculated by the indenture trustee as the arithmetic mean of at least two quotations obtained by the indenture trustee after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the indenture trustee and its affiliates, as selected by the indenture trustee, to provide the indenture trustee with their offered quotations for deposits in U.S. dollars for the period of one month, commencing on the first day of the interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR determination date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR for the applicable interest period will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If fewer than two quotations are provided, LIBOR for the applicable interest period will be the rate calculated by the indenture trustee as the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted at approximately 11:00 a.m., New York, New York time, on the applicable LIBOR determination date by three major banks, which may include the indenture trustee and its affiliates, in New York, New York, selected by the indenture trustee for loans in U.S. dollars for a period of one month to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the indenture trustee are not quoting as mentioned in this paragraph, LIBOR for the applicable interest period will be LIBOR in effect on the prior LIBOR determination date.

        "London business day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        "Designated LIBOR page" means the display on Reuters Screen LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars. No assurance can be given that the rate displayed on the designated LIBOR page will accurately represent the London interbank rate or the rate applicable to actual loans in U.S. dollars for a one-month period between leading European banks.

        The indenture trustee will calculate the interest rates on the floating rate notes. All determinations of interest by the indenture trustee shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

LIBOR Replacement

  Benchmark Transition Event

        Notwithstanding the provisions above under "—Calculation of Floating Rate Interest", if the servicer determines, in its sole discretion, that a benchmark transition event and its related benchmark replacement date have occurred prior to the determination date of the then-current benchmark, the benchmark replacement will replace the then-current benchmark for all purposes relating to the Class A-2b notes in respect of such determination on such date and all determinations on all subsequent dates (unless and until another benchmark replacement date occurs); provided, that the servicer may delay the date on which the benchmark replacement will apply to a date not later than the first day of the second occurring full interest period following the related benchmark replacement date. However, if the initial benchmark replacement is any rate other than term SOFR and the servicer later determines that term SOFR can be determined, term SOFR will become the new unadjusted benchmark replacement and will, together with a new benchmark replacement adjustment for term SOFR, replace the then-current benchmark on the next benchmark determination date for term SOFR. If the servicer does not provide a benchmark replacement for the interest period after the occurrence of a benchmark transition event and its related benchmark replacement date, then, for purposes of calculating the interest rate on the Class A-2b notes for that interest period, the benchmark will be the same as the benchmark for the immediately preceding interest period. For the avoidance of doubt, neither the indenture trustee nor the owner trustee, in any capacity, will have any obligation to determine whether a benchmark transition event or benchmark replacement date has occurred, or to identify a benchmark replacement.

        "Benchmark determination date" means (i) if the benchmark is LIBOR, the date that is two London business days before the first day of the applicable interest period, (ii) if the benchmark is term SOFR, the date that is two business days before the first day of the applicable interest period,

(iii) if the benchmark is compounded SOFR, the date that is five business days before the related payment date and (iv) if the benchmark is any other rate, the date determined by the servicer.

        "Benchmark replacement" will be the first alternative set forth in the order below that can be determined by the servicer as of the benchmark replacement date:

  (1)
  the sum of (a) term SOFR and (b) the benchmark replacement adjustment;

  (2)
  the sum of (a) compounded SOFR and (b) the benchmark replacement adjustment;

  (3)
  the sum of (a) the alternate rate of interest that has been selected or recommended by the "relevant governing body" as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment; and

  (4)
  the sum of (a) the alternate rate of interest that has been selected by the servicer in its reasonable discretion as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment.

        "Benchmark replacement adjustment" will be the first alternative set forth in the order below that can be determined by the servicer as of the benchmark replacement date:

  (1)
  the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the relevant governing body for the applicable unadjusted benchmark replacement; and

  (2)
  the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected by the servicer in its reasonable discretion for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement.

        "Benchmark replacement date" means:

  (1)
  in the case of clause (1) or (2) of the definition of benchmark transition event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark; or

  (2)
  in the case of clause (3) of the definition of benchmark transition event, the date of the public statement or publication of information referenced therein.

        "Benchmark transition event" means the occurrence of one or more of the following events with respect to the then-current benchmark:

  (1)
  a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark;

  (2)
  a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; or

  (3)
  a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

        "Compounded SOFR" means, for any interest period, the compounded average, in arrears, of the SOFRs for each day of such interest period, as determined on the benchmark determination date for such interest period, with the rate, or methodology for the rate, and conventions for the rate (which will include a five business day suspension period as a mechanism to determine the interest amount payable prior to the related payment date, such that the SOFR on the benchmark determination date will apply for each day in the interest period following the benchmark determination date) being established by the servicer in accordance with:

  (1)
  the rate, or methodology for the rate, and conventions for the rate selected or recommended by the relevant governing body for determining compounded SOFR; or

  (2)
  if, and to the extent that, the servicer determines that compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for the rate, and conventions for the rate that have been selected by the servicer in its reasonable discretion.

        "Corresponding tenor" will be a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current benchmark.

        "Relevant governing body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

        "SOFR" is the secured overnight financing rate published by the Federal Reserve Bank of New York.

        "Term SOFR" means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the relevant governing body.

        "Unadjusted benchmark replacement" means the benchmark replacement excluding the benchmark replacement adjustment.

        In connection with the implementation of a benchmark replacement, the servicer will have the right from time to time to make "benchmark replacement conforming changes", which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the servicer decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if the servicer decides that adoption of any portion of such market practice is not administratively feasible or if the servicer determines that no market practice for use of the benchmark replacement exists, in such other manner as the servicer determines is reasonably necessary).

        Notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement, the making of any benchmark conforming changes and the date of implementation of such benchmark replacement will be included in the servicer's certificate. Notwithstanding anything in the transaction documents to the contrary, upon the inclusion of such information in the servicer's report, the relevant transaction documents will be deemed to have been amended to reflect the new unadjusted benchmark replacement, benchmark replacement adjustment and/or benchmark replacement conforming changes without further compliance with the amendment provisions of the relevant transaction documents.

        Any determination, decision or election that may be made by the servicer in connection with a benchmark transition event or a benchmark replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the servicer's sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. None of the servicer, the owner trustee, the indenture trustee, the calculation agent, the sponsor or the depositor will have any liability for any determination made by or on behalf of the servicer in connection with a benchmark transition event or a benchmark replacement as described above, and each noteholder, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the servicer, the owner trustee, the indenture trustee, the calculation agent, the sponsor or the depositor relating to any such determinations.

Principal

        On each payment date, principal of the notes will be payable in an amount equal to the principal distributable amount, subject to available amounts.

        "Principal distributable amount" means, in respect of any payment date, the excess, if any, of (1) the aggregate outstanding principal amount of the notes as of that payment date (before giving effect to any principal payments to be made on the notes on that payment date) over (2) the result of the pool balance as of the close of business on the last day of the related due period minus the overcollateralization target amount.

        "Pool balance" means, as of any date of determination, the aggregate outstanding principal balance of the outstanding contracts.

        "Principal balance" means, with respect to any contract as of any date, an amount equal to the unpaid principal balance of such contract as of the close of business on the cutoff date, reduced by the sum of:

  •
  all payments received by the servicer as of such date allocable to principal and

  •
  any amount by which a court of appropriate jurisdiction in an insolvency proceeding has ordered the unpaid principal balance of such contract be reduced;

provided, however, that

  (i)
  if (A) a contract is repurchased from the issuing entity by the depositor because of a breach or potential breach of a representation or warranty or is purchased by the servicer because of a breach or potential breach of its servicing obligations relating to such contract, or (B) the servicer gives notice of its intent to purchase the contracts in connection with an optional redemption of the notes, in each case the principal balance of such contract or contracts shall be deemed to be zero for the calendar month in which such event occurs and for each due period thereafter; and

  (ii)
  from and after the due period in which a contract becomes a liquidated contract, the principal balance of such contract shall be deemed to be zero.

        "Due period" means a calendar month, and the due period related to a date of determination means the calendar month immediately preceding such date.

        "Liquidated contract" means a contract with respect to which there has occurred one or more of the following, as determined as of the end of a due period:

  •
  90 days have elapsed following the date of repossession (and expiration of any redemption period) with respect to the motorcycle securing such contract;

  •
  the receipt of proceeds by the servicer from the sale of a repossessed motorcycle securing a contract;

  •
  the servicer has determined in good faith that all amounts expected to be recovered have been received with respect to such contract; or

  •
  all or any portion of any payment is delinquent 150 days or more (assuming 30 day months).

        See "—Credit Enhancement—Overcollateralization" below for a description of the determination of the overcollateralization target amount.

        The classes of notes will generally be paid principal sequentially, in numerical order (and pro rata between the Class A-2a notes and the Class A-2b notes based on their respective principal amounts), unless there has been an acceleration of the notes following an event of default. Principal payments on the Class A-1 notes will be senior in priority to principal payments on the remaining classes of notes in all cases. The issuing entity will pay principal of the notes on each payment date with available amounts and amounts withdrawn from the reserve fund as set forth under "Payments to the Noteholders—Distributions" in this prospectus.

        Principal of each class of notes is due and payable on the final scheduled payment date for that class shown on the cover page of this prospectus.

Optional Redemption

        The servicer has the option on written notice to the owner trustee and the indenture trustee at least 20 days prior to a payment date to purchase all of the outstanding contracts (and related assets) if the pool balance is less than 10% of the pool balance as of the cutoff date.

        If the servicer exercises this option, the notes will be redeemed at a price equal to the sum of (in each case as of the applicable payment date):

  •
  the unpaid principal amount of the notes; and

  •
  accrued but unpaid interest on the notes.

        The servicer will also be required to pay:

  •
  the amount of any prior unreimbursed advances for which the servicer is entitled to be reimbursed pursuant to the terms of the sale and servicing agreement; and

  •
  any accrued and unpaid servicing fees and indenture trustee fees to the date of such purchase.

        The servicer will furnish each rating agency notice of such redemption and will furnish notice of such redemption to the indenture trustee not later than 20 days prior to the date on which the notes will be redeemed. You will receive notice of any such redemption of the notes from the indenture trustee in the name and at the expense of the issuing entity.

        In no event will you or the issuing entity be subject to any liability to the servicer as a result of, or arising out of, the servicer's optional purchase of the contracts.

Voting Rights

        This prospectus specifies certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice. See "—The Indenture—Modification of Indenture With Noteholder Consent" below.

        In particular, under the indenture, if the maturities of the notes are accelerated following an event of default due to a payment default and the indenture trustee determines that the issuing entity's assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturities of the notes had not been accelerated, the indenture trustee may sell the issuing entity's assets for an amount less than the aggregate outstanding principal amount of the notes with the consent of the holders of a majority of the outstanding principal amount of the notes. See "—The Indenture—Events of Default; Rights Upon Event of Default" below.

Notices

        The indenture trustee will notify the registered owners of the notes of any event of default, event of termination or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events. For so long as the notes are in book-entry form, any such notice will be given to DTC (or any successor depository) and you will receive notices through participants and indirect participants as described under "—Certain Information Regarding the Notes—Book-Entry Registration" below. If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Those notices will be deemed to have been given on the date of publication or mailing.

The Indenture

  Modification of Indenture Without Noteholder Consent

        The issuing entity and the indenture trustee may, without your consent, and with prior notice by the issuing entity to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

  •
  to correct or amplify the description of any property at any time subject to the lien of the indenture, or to better assure, convey, and confirm to the indenture trustee any property subject to or required to be subjected to the lien created by the indenture, or to subject additional property to the lien created by the indenture;

  •
  to evidence the succession of another person to the issuing entity and the assumption by any such successor of the covenants of the issuing entity in the indenture and in the notes;

  •
  to add to the covenants of the issuing entity or to surrender any right or power conferred upon the issuing entity in the indenture;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture and the other transaction documents or this prospectus, or to add any other provision with respect to matters or questions arising under the indenture and the other transaction documents or this prospectus; provided that such action will not adversely affect the interests of the noteholders;

  •
  to evidence and provide for the acceptance of the appointment by a successor indenture trustee, a co-trustee or a separate indenture trustee and to add to or change any of the provisions of the indenture as are necessary to facilitate the administration of the trust by more than one indenture trustee; or

  •
  to modify, eliminate or add to the provisions in the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act of 1939 or under any similar federal statute enacted after the execution of the indenture and to add to the indenture such other provisions as may be required by the Trust Indenture Act of 1939.

        In addition, if the indenture trustee receives an opinion of counsel that a modification will not have a material adverse effect on the noteholders, the issuing entity and the indenture trustee may, without your consent, and with prior notice by the issuing entity to each rating agency, enter into one or more supplemental indentures to, among other things, add, modify or eliminate any provisions of the indenture or modify your rights as a noteholder.

  Modification of Indenture With Noteholder Consent

        With the consent of the holders of more than 50% of the aggregate outstanding principal amount of the notes, the issuing entity and the indenture trustee may, with prior notice by the issuing entity to each rating agency, enter into one or more supplemental indentures or modify the indenture and your rights under it.

        Without the consent of the holder of each outstanding note affected, however, no modification may:

  •
  change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof, interest rate thereon, or the redemption date amount with respect thereto;

  •
  modify the manner of application of collections in respect of the contracts to payment on the notes;

  •
  impair your right to sue to enforce payment provisions of the indenture;

  •
  reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the noteholders of which is required to amend certain sections of the indenture or grant certain waivers under the indenture;

  •
  permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

  •
  permit the inclusion of notes owned by the issuing entity, the depositor, the sponsor or their affiliates in determining notes outstanding for voting purposes;

  •
  reduce the percentage of the aggregate outstanding principal amount of the notes needed to sell or liquidate the assets of the issuing entity if the proceeds of sale will be insufficient to pay the notes in full; or

  •
  modify the provisions of the indenture relating to these types of indenture modifications (except to increase any specified amounts).

  Events of Default; Rights Upon Event of Default

        Events of default under the indenture will consist of:

  •
  a default for five days or more in the payment of interest due on any note;

  •
  a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable on the applicable final scheduled payment date;

  •
  a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture (other than those specifically addressed in the indenture), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes;

  •
  any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto was incorrect in any material respect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the issuing entity by the indenture trustee or by holders of at least 25% of the aggregate outstanding principal amount of the notes; or

  •
  certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

        If an event of default should occur and be continuing with respect to the notes, other than an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee or the holders of more than 50% of the aggregate outstanding principal amount of the notes may declare the principal amount of the notes to be immediately due and payable at par. If an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity should occur and be continuing with respect to the notes, the principal amount of the notes will, subject to applicable law, become immediately due and payable. Before a judgement or decree for payment of the money due has been obtained by the indenture trustee, the declaration of acceleration of maturity may be rescinded by the holders of more than 50% of the aggregate outstanding principal amount of the notes if:

  •
  the issuing entity has made all payments of principal and interest then due on the notes (assuming the notes had not been accelerated); and

  •
  the issuing entity has paid all amounts due and payable to the indenture trustee.

        If the notes have been declared to be due and payable following an event of default, the indenture trustee may:

  •
  institute proceedings to collect amounts due or foreclose on the issuing entity's assets;

  •
  exercise other remedies as a secured party; and/or

  •
  sell the issuing entity's assets, or elect to have the issuing entity maintain possession of the issuing entity's assets.

        The indenture trustee, however, may not sell or otherwise liquidate the issuing entity's assets following an event of default unless:

  •
  the holders of all the outstanding notes consent to the sale or liquidation;

  •
  the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest then due on all the outstanding notes; or

  •
  there has been a default in the payment of principal of the notes or a default for five days or more in the payment of interest on the notes, and the indenture trustee determines that the issuing entity's assets would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee provides written notice to the administrator (who provides written notice to the rating agencies hired by the sponsor to rate the notes) and obtains the consent of the holders of more than 50% of the aggregate outstanding principal amount of the notes.

        Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of any sale of the issuing entity's assets will be in the order of priority described in this prospectus under "Payments to the Noteholders—Distributions."

        If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. Subject to the preceding sentence, holders of more than 50% of the aggregate outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Additionally, holders of more than 50% of the aggregate outstanding principal amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

        No holder of any note will have the right to institute any proceeding with respect to the indenture, unless:

  •
  such holder previously has given written notice to the indenture trustee of a continuing event of default;

  •
  the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

  •
  the holder or holders offer the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

  •
  the indenture trustee has, for 60 days after its receipt of such notice, request, and offer of indemnity, failed to institute such proceeding; and

  •
  no direction inconsistent with that written request has been given to the indenture trustee during such 60-day period by the holders of more than 50% of the aggregate outstanding principal amount of the notes.

        Notwithstanding the foregoing, noteholders will have the absolute and unconditional right to receive payment of principal of and interest on a note and to institute suit for the enforcement of such payment, which right will not be impaired without the individual noteholder's consent.

        In addition, the indenture trustee and noteholders, by accepting the notes, will covenant that they will not at any time institute or join in any institution against the depositor or the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        Neither the owner trustee, the holder of any certificate, the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the issuing entity contained in the indenture.

  Covenants

        The indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless:

  •
  the entity formed by or surviving the consolidation or merger is organized and existing under the laws of the United States, any state or the District of Columbia;

  •
  the entity expressly assumes the issuing entity's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the indenture and each other transaction document on the part of the issuing entity to be performed;

  •
  no event of default shall have occurred and be continuing immediately after the merger or consolidation;

  •
  the rating agencies hired by the sponsor to rate the notes have not, within a specified period after receipt of prior notice of the proposed merger or consolidation, issued any written notice to the effect that such action will result in the qualification, reduction or withdrawal of the ratings on the notes;

  •
  the indenture trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder;

  •
  any action as is necessary to maintain the lien and security interest of the indenture trustee has been taken;

  •
  the issuing entity has delivered to the indenture trustee an officer's certificate and an opinion of counsel (which shall describe the actions taken as required by the immediately preceding bullet above or that no such actions will be taken) each stating that such consolidation or merger and such supplemental indenture comply with the provisions of the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; and

  •
  the issuing entity or the entity, if other than the issuing entity, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the issuing entity immediately prior to giving effect to the consolidation or merger.

        The indenture will provide that until the issuing entity is terminated, it will not, among other things:

  •
  except as expressly permitted by the transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity, unless directed by the indenture trustee to do so;

  •
  claim any credit on, or make any deduction from, the principal or interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuing entity's assets;

  •
  dissolve or liquidate in whole or in part;

  •
  permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture, except as expressly permitted in the indenture; or

  •
  except as expressly permitted in the indenture, permit any lien or claim to burden any assets of the issuing entity.

        The indenture will provide that the issuing entity may engage in only those activities specified under "The Issuing Entity" in this prospectus. The issuing entity will be prohibited from incurring, assuming or guaranteeing any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the indenture or the trust agreement and sale and servicing agreement.

  Annual Compliance Statement

        The issuing entity will be required to file annually with the indenture trustee an officer's certificate as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report

        The indenture trustee will be required to mail each year to all noteholders a brief report relating to:

  •
  its eligibility and qualification to continue as indenture trustee under the indenture;

  •
  amounts, if any, advanced by it under the indenture;

  •
  the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

  •
  the property and funds physically held by the indenture trustee; and

  •
  any action taken by it that materially affects the notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture

        The discharge of the indenture will occur with respect to the assets securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes and payment of all amounts and obligations, if any, that the issuing entity owes to the noteholders or indenture trustee on behalf of the noteholders.

The Accounts

  General

        Under the indenture, the depositor will establish and maintain segregated bank accounts for the issuing entity in the name of the indenture trustee with a "qualified institution." These accounts will include a "collection account," a "reserve fund," and a "distribution account."

        "Qualified institution" means the corporate trust department of the indenture trustee or any other depository institution or trust company:

  •
  organized under the laws of the United States or any state thereof or the District of Columbia;

  •
  the deposits of which are insured by the Federal Deposit Insurance Corporation; and

  •
  which has, or whose parent corporation has, the minimum short-term or long-term debt ratings set forth in the sale and servicing agreement.

        The indenture trustee will invest funds in the trust accounts at the direction of the servicer. All investments will be generally limited to investments meeting the eligibility requirements under the sale and servicing agreement that will mature not later than the business day preceding the applicable payment date. If funds on deposit in the reserve fund are invested in investments that mature later than the next payment date, the amount of cash available in the reserve fund may be less than the amount required to be withdrawn from that trust account to cover shortfalls in collections on the contracts and a temporary shortfall in the amounts paid to the noteholders may result.

        See "Description of the Transfer and Servicing Agreements" in this prospectus for summaries of the material terms of the transfer and sale agreement, sale and servicing agreement and administration agreement.

  The Collection Account

        The depositor will establish an account referred to as the collection account in accordance with the sale and servicing agreement. The servicer will cause all collections made on or in respect of principal of and interest on the contracts to be deposited in or credited to the collection account. The servicer is required to deposit into the collection account as promptly as practicable, but in any case not later than the second business day following processing thereof, all amounts received on or in respect of the contracts. However, if the servicer's short term debt security rating from each rating agency hired by the sponsor to rate the notes is at least the minimum level specified in the sale and servicing agreement, the servicer may deposit into the collection account all amounts received on or in respect of the contracts during each due period on the business day immediately preceding the related payment date. The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through direct debit, the telephone or the internet to an account of the servicer which payments will be subsequently transferred from such account to one or more lockbox banks), acting as agent for the issuing entity pursuant to a lockbox agreement. Funds in the collection account will be invested in certain eligible investments. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments will be charged to, the collection account.

  The Reserve Fund

        The depositor will establish pursuant to the sale and servicing agreement the reserve fund, which will be a segregated account in the name of the indenture trustee. The reserve fund will be created with an initial deposit by the depositor on the closing date and will thereafter be funded as described below under "Payments to the Noteholders—Distributions." For further information relating to the reserve fund see "—Credit Enhancement—The Reserve Fund" below.

        Amounts held from time to time in the reserve fund will be held for the benefit of noteholders and will be invested at the direction of the servicer in investments meeting the requirements specified in the sale and servicing agreement. Investment income on those investments will be deposited into the reserve fund. If the amount on deposit in the reserve fund on any payment date exceeds the amount that is required to be on deposit in the reserve fund on that payment date (after giving effect to all deposits thereto and withdrawals therefrom on such payment date), the indenture trustee will withdraw that excess and pay it to the certificateholder. Upon any distribution to the certificateholder of those excess amounts, the noteholders will not have any rights in, or claims to, those amounts.

        If on any payment date the funds available to the issuing entity to pay principal of and interest on the notes are insufficient to make those payments, the issuing entity will use funds on deposit in the reserve fund to cover any shortfalls in those payments, but only to the extent of the amounts on deposit in the reserve fund at that time.

        If on the final scheduled payment date of any class of notes the principal amount of that class has not been paid in full, the indenture trustee will withdraw funds from the reserve fund to pay the remaining principal amount due on that class of notes, subject to the order of priority described under "Payments to the Noteholders—Distributions."

  The Distribution Account

        The depositor will establish the distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and the reserve fund for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

Credit Enhancement

  Excess Cash Flow

        Because the issuing entity expects the obligors to pay more interest in respect of the contracts than is necessary to pay the sum of the amounts payable that have a higher priority than principal under the priority of payments described in "Payments to the Noteholders—Distributions," the issuing entity expects there to be "excess cash flow." Any such excess cash flow will serve as additional credit enhancement. Any excess interest will be applied on each payment date, as a component of available amounts, as described under "Payments to the Noteholders—Distributions" in this prospectus.

  Overcollateralization

        The initial pool balance as of the cutoff date will exceed the aggregate initial principal amount of the notes on the closing date by $27,558,692.86, which is approximately 4.75% of the initial pool balance.

        Overcollateralization will be available to absorb losses on the contracts that are not otherwise covered by excess collections on or in respect of the contracts, if any.

        The issuing entity will, to the extent of funds available on each payment date pursuant to the priority of payments, make payments of principal of the notes in amounts necessary to maintain an overcollateralization amount at least equal to the overcollateralization target amount. See "Payments to the Noteholders—Distributions."

        "Overcollateralization target amount" means, with respect to any payment date, 4.75% of the initial pool balance.

  The Reserve Fund

        The depositor will establish pursuant to the sale and servicing agreement the reserve fund, which will be a segregated account in the name of the indenture trustee. For a description of the funding and operation of reserve fund see "—The Accounts—The Reserve Fund" above.

        On the closing date, the depositor will deposit an amount equal to 0.25% of the initial pool balance into the reserve fund. With respect to any payment date, the "reserve fund required amount" will equal the lesser of (x) 0.25% of the initial pool balance and (y) the aggregate outstanding principal amount of the notes. As of any payment date, the amount of funds actually on deposit in the reserve fund may be less than the reserve fund required amount.

Certain Information Regarding the Notes

  Noteholder Communication

        A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the transaction documents through the procedures of DTC and by notice to the indenture trustee. For purposes of this section, a "noteholder" is the beneficial owner of a note.

        Three or more noteholders may request a list of all noteholders of the issuing entity maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes. Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

        A noteholder may also send a request to the issuing entity or to the servicer, on behalf of the issuing entity, stating that the noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents. The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder. The issuing entity will promptly deliver any such request to the servicer. On receipt of a communication request, the servicer will include in the Form 10-D filed in the next month the following information:

  •
  a statement that the issuing entity received a communication request;

  •
  the date the request was received;

  •
  the name of the requesting noteholder;

  •
  a statement that the requesting noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents; and

  •
  a description of the method by which the other noteholders may contact the requesting noteholder.

        Any expenses of the issuing entity or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the Form 10-D, will be paid by the servicer.

        To make a request or demand or to provide notice to the issuing entity, the owner trustee, the indenture trustee, the depositor, the sponsor or the servicer under the transaction documents, a noteholder either must be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

  Book-Entry Registration

        Each class of notes offered by this prospectus will be represented by one or more notes issued to or registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). You may hold your notes through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold notes for its direct participants and to facilitate the clearance and settlement of notes transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include:

  •
  the underwriters offering the notes to you;

  •
  securities brokers and dealers;

  •
  banks;

  •
  trust companies; and

  •
  clearing corporations;

and may include other organizations.

        Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC's nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual holders of the notes; DTC's records only identify its direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners of the notes. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other beneficial owners of the notes will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to you will be delivered to Cede & Co., as the registered holder of the notes, for distribution to you in compliance with DTC procedures.

        You will receive all payments of principal of and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants, which will forward them to the indirect participants or beneficial owners of the notes. Under a book-entry format, you may experience some delay in receipt of payments, since payments will be forwarded to Cede & Co. as nominee of DTC. You may exercise the rights as an owner of notes only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical certificates for the notes.

        Arrangements among the various parties govern conveyance of notices and other communications:

  •
  by DTC to direct participants;

  •
  by direct participants to indirect participants; and

  •
  by direct participants and indirect participants to beneficial owners of the notes;

subject to any statutory or regulatory requirements as may be in effect from time to time.

        Standing instructions and customary practices govern payments by DTC participants to you, as is the case with notes held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the issuing entity, the depositor or the seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC will be the responsibility of the indenture trustee, disbursement of the payments to direct participants will be the responsibility of DTC and disbursement of payments to you will be the responsibility of the direct participants and the indirect participants.

        Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interests of actual beneficial owners are in turn to be recorded on the direct participants' and indirect participants' records. You will not receive written confirmation from DTC of your purchase, but you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the direct participant or indirect participant through which you entered into the transaction. Entries made on the books of DTC's participants acting on behalf of you evidence transfers of ownership interests in the notes.

        DTC has advised the depositor that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised the depositor that to the extent that the trust agreement or the indenture, as applicable, requires that any action may be taken only by holders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants whose holdings include undivided interests that satisfy the specified percentage.

        DTC may discontinue providing its services as depository with respect to any class of notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor depository is not obtained, fully registered, certificated notes are required to be printed and delivered. The issuing entity may decide to discontinue use of the system of book-entry transfers through DTC or a successor notes depository. In that event, fully registered, certificated notes will be delivered to you. See "—Issuance of Definitive Notes" below.

        Clearstream and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream and Euroclear systems, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

        Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

        Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear's participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

        Transfers between direct participants will comply with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will comply with their rules and operating procedures.

        DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        Except as required by law, none of the seller, the servicer, the depositor, the issuing entity, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

  Issuance of Definitive Notes

        The issuing entity will issue the notes in fully registered, definitive form to beneficial owners or their nominees, rather than to DTC or its nominee, only if:

  •
  DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the indenture trustee is unable to locate a qualified successor;

  •
  The administrator notifies DTC of its intent to terminate the book-entry system through DTC and requests a withdrawal of the notes held by DTC, and after receipt by the DTC participants of a notice issued by DTC notifying the DTC participants of such withdrawal request, the DTC participants holding beneficial interests in the notes agree to initiate such termination; or

  •
  After the occurrence of an event of default under the indenture or a servicer default under the sale and servicing agreement, holders representing more than 50% of the aggregate outstanding principal amount of the notes, acting together as a single class, advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to those notes is no longer in the best interests of the noteholders.

        Upon the occurrence of any of the three events described immediately above, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, definitive form. Upon surrender by DTC of the global note representing the notes and instructions for re-registration, the indenture trustee will issue fully registered, definitive notes, and the indenture trustee will recognize the holders of the fully registered, definitive notes.

        Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the register maintained by the indenture trustee, or as otherwise provided in the indenture. Upon at least five days' notice to holders of a class of notes, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the noteholders. The indenture trustee or owner trustee will make the final payment in this manner whether the notes are in book-entry form or definitive form.

        You may transfer any fully registered, definitive note of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate upon or prior to the issuance of any fully registered, definitive notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Use of Proceeds

        The issuing entity will use the net proceeds received from the sale of the notes (i) to purchase the contracts and related assets from the depositor, and (ii) to fund the reserve fund. The depositor will use the net proceeds from the issuing entity's purchase of the contracts to purchase the contracts from the seller. The seller or its affiliates will use all or a portion of the net proceeds from the depositor's purchase of the contracts to fund a new portfolio of promissory notes and security agreements and for general corporate purposes, which may include the repayment of indebtedness.

Payments to the Noteholders

Determination of Outstanding Principal Balances

        Prior to each payment date, the servicer will calculate a seven-digit decimal factor which represents the unpaid principal amount of each class of notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

        If the servicer were to perform such calculations on the closing date, the resulting decimal factor for each of the notes would be 1.0000000. Thereafter, these decimal factors will decline in correspondence with reductions in the outstanding principal amount of the notes. Your portion of the aggregate outstanding principal amount of notes of any class will be the product of:

  •
  the original denomination of the notes of the class you own; and

  •
  the decimal factor relating to the class of notes at the time of determination (calculated as described above).

        Noteholders of record will receive reports on or about each payment date concerning payments received on the contracts, the aggregate outstanding principal balance of the contracts owned by the issuing entity, the decimal factors described above and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements—Servicing—Statements to Noteholders" and "—Reports to Noteholders" in this prospectus.

Available Amounts

        The issuing entity will pay principal and interest in respect of the notes on each payment date from available amounts for the payment date, as well as amounts permitted to be withdrawn from the reserve fund. See "Description of the Notes and the Indenture—The Accounts—The Reserve Fund." "Available amounts" for any payment date are generally the sum of:

  •
  the following amounts on deposit in the collection account which the issuing entity received during the prior calendar month:

  (1)
  all amounts allocable to scheduled principal or interest payments on the contracts;

  (2)
  prepayments of contracts;
    (3)
    proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts; and

    (4)
    investment earnings with respect to amounts on deposit in the collection account and the distribution account.

  •
  the acquisition price paid by the depositor in repurchasing contracts from the issuing entity not later than two business days prior to the first payment date after the last day of the calendar month in which the depositor became aware of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

  •
  the acquisition price paid by the servicer in purchasing contracts from the issuing entity not later than two business days prior to the first payment date after the last day of the calendar month in which the servicer became aware of a breach of its servicing obligations relating to those contracts as specified in the sale and servicing agreement;

  •
  servicer advances, if any, made by the servicer on that payment date in respect of accrued and unpaid interest on contracts that were delinquent by 30 or more days at the end of the prior calendar month (assuming 30-day months); and

  •
  the amount paid by the servicer to purchase the contracts (at the option of the servicer) at such time as the pool balance has been reduced to less than 10% of the initial pool balance.

Fees and Expenses

        The following table describes the fees and expenses that are paid or payable out of available amounts on each payment date. All distribution priority references are to clauses in the waterfall of payments as set forth under "—Distributions" below.

Party	Amount
Servicer	Reimbursement of Advances(1): Amount previously advanced by servicer comprising accrued and unpaid interest on contracts that were then 30 days or more delinquent at the end of the related due period

Servicing Fee(2):    The sum of (i) an amount equal to the product of 1/12th of 1.00% times the pool balance as of the first day of the related due period (or, with respect to the first payment date, the initial pool balance) and (ii) any late payment fees, extension fees, convenience fees, and other similar fees and charges received with respect to the contracts

Indenture Trustee	Indenture Trustee Fee(3): An amount equal to the greater of (i) one-twelfth of the product of 0.00225% and the pool balance as of the first day of the related due period, and (ii) $200.00
Asset Representations Reviewer	Asset Representations Reviewer Fee(4): Annual fee of $5,000.00 Per contract review fee of $200.00, plus expenses

(1)
To be paid with clause (1) of payment waterfall.

(2)
To be paid with clause (2) of payment waterfall.

(3)
To be paid with clause (3) of payment waterfall.

(4)
To be paid with clause (4) of payment waterfall (to the extent not paid by the administrator (applied to each asset representations reviewer fee)).

Servicing Compensation and Reimbursement of Servicer Advances

        On each payment date, the servicer will be entitled to receive the servicing fee in an amount equal to the product of 1/12th of 1.00% and the pool balance as of the first day of the related due period (or with respect to the first payment date, the initial pool balance). The servicer will also be entitled to retain any late payment fees, extension fees, convenience fees, and other similar fees and charges received with respect to the contracts.

        The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on each contract which was 30 days or more delinquent as of the end of the prior calendar month (assuming 30-day months), but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract. On each payment date, the servicer will be entitled to reimbursement of any outstanding advances from prior payment dates by means of a first priority withdrawal of certain funds then held in the collection account. See "Description of the Transfer and Servicing Agreements—Servicing—Advances" in this prospectus and "Payments to the Noteholders—Distributions" below.

Distributions

        On each payment date prior to the acceleration of the notes (and following an acceleration of the notes to the extent specified), the servicer will direct the indenture trustee to apply available amounts, together with amounts withdrawn from the reserve fund to the extent described below, in the following order of priority:

  (1)
  Servicer Advances—reimbursement of servicer advances in respect of prior payment dates, to the servicer;

  (2)
  Servicing Fee—the monthly servicing fee, including any unpaid monthly servicing fee with respect to one or more prior payment dates, to the servicer;

  (3)
  Indenture Trustee Fee—to the indenture trustee (i) the indenture trustee fee, including any unpaid indenture trustee fee with respect to one or more prior payment dates, and (ii) after the occurrence of an acceleration of the notes, expenses and indemnity amounts up to an amount not to exceed $150,000 per calendar year;

  (4)
  Asset Representations Reviewer Fee and Expenses—the asset representations reviewer fee and expenses and indemnity amounts due and owing under the asset representations review agreement, to the extent not already paid by the administrator on behalf of the issuing entity, up to an amount not to exceed $200,000 per calendar year;

  (5)
  Interest—to all the noteholders, concurrently and pro rata, all accrued and unpaid interest on the notes, including any accrued and unpaid interest on the notes payable on prior payment dates plus interest on that accrued and unpaid interest at the interest rate for the applicable class (to the extent permitted by applicable law);

  (6)
  Principal—the principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full, second, to the Class A-2 noteholders, pro rata between the Class A-2a notes and the Class A-2b notes based on their respective principal amounts, until the aggregate outstanding principal amount of the Class A-2 notes has been paid in full, third, to the Class A-3 noteholders until the aggregate outstanding principal amount of the Class A-3 notes has been paid in full, and fourth, to the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-4 notes has been paid in full;

  (7)
  Reserve Fund—to the reserve fund, the amount, if any, needed to increase the balance of the reserve fund to the required amount;

  (8)
  Unpaid Expenses of the Indenture Trustee—to the indenture trustee, any fees, expenses and indemnity amounts due but not paid under clause (3) above;

  (9)
  Unpaid Fees and Expenses of the Asset Representations Reviewer—to the asset representations reviewer, any fees, expenses and indemnity amounts due but not paid under clause (4) above; and

  (10)
  Residual—any remaining amounts to the certificateholder under the trust agreement.

See "Description of the Notes and the Indenture—Principal" for a discussion of the determination of amounts available to pay principal.

        None of the noteholders, the certificateholder, the indenture trustee, the asset representations reviewer, the servicer, or the depositor will be required to refund any amounts properly distributed or paid to them (except as may be required under the United States Bankruptcy Code in the event of a bankruptcy involving the issuing entity), whether or not there are sufficient funds on any subsequent payment date to make full distributions to the noteholders.

        The issuing entity is to make payments first from available amounts, and second, but only as to amounts described in clauses (5) and (6) above, from amounts permitted to be withdrawn from the reserve fund as described under "Certain Information Regarding the Notes—The Accounts—The Reserve Fund" above.

        On each payment date after an event of default under the indenture and the acceleration of the notes, amounts available to the noteholders after the payment of the amounts described in clauses (1) through (4) above will be distributed in the following priority:

first, Interest—pro rata, to the noteholders, all accrued and unpaid interest on the notes, including any accrued and unpaid interest on the notes payable on prior payment dates plus interest on that accrued and unpaid interest at the applicable interest rate for that class (to the extent permitted by applicable law);

second, Principal—the principal distributable amount, first, to the Class A-1 noteholders until the aggregate outstanding principal amount of the Class A-1 notes has been paid in full and, second, pro rata, to the Class A-2a noteholders, the Class A-2b noteholders, the Class A-3 noteholders and the Class A-4 noteholders until the aggregate outstanding principal amount of the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes has been paid in full;

third, Unpaid Fees and Expenses of the Asset Representations Reviewer—to the asset representations reviewer, any fees, expenses and indemnity amounts due but not paid under clause (4) above; and
fourth, Residual—any remaining amounts to the certificateholder under the trust agreement.

Description of the Certificate

        The certificate will be issued under the trust agreement in definitive form. The depositor or one of its affiliates will be the initial holder of the certificate. Payments on the certificate will be subordinated to payments on the notes. The certificate will not bear interest. See "Description of the Notes and the Indenture—Principal" and "Payments to the Noteholders—Distributions" in this prospectus.

 Description of the Transfer and Servicing Agreements

        This section summarizes the material terms of the following agreements:

  •
  the transfer and sale agreement, pursuant to which the seller will sell and assign all right, title and interest in the pool of contracts and the related property to the depositor;

  •
  the sale and servicing agreement, pursuant to which the depositor will deposit the pool of contracts and the related property to the issuing entity and the servicer will agree to service those contracts; and

  •
  the administration agreement, pursuant to which the administrator will undertake specified administrative duties with respect to the issuing entity.

        Forms of these documents, which we collectively refer to as the "transfer and servicing agreements," have been filed as exhibits to the registration statement of which this prospectus is a part. In addition, copies of the transfer and servicing agreements will be filed with the SEC following the sale of the notes. This summary describes the material terms of each transfer and servicing agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the transfer and servicing agreements. You should read the forms of the transfer and servicing agreements filed as noted above.

Sale and Assignment of Contracts by Seller

        HDCC will be the seller of the contracts and the related property to the depositor for sale to the issuing entity. The seller will acquire contracts originated by Eaglemark Savings Bank pursuant to the bank sale and participation agreement.

        On the closing date, the seller will sell to the depositor under the transfer and sale agreement all of its right, title and interest in and to the following:

  •
  the contracts (including, without limitation, all security interests created thereunder) and the right to receive all scheduled payments and prepayments received on the contracts after the cutoff date;

  •
  security interests in the financed motorcycles securing the contracts and any related property;

  •
  the rights to proceeds from claims on theft, physical damage, credit life and disability or other individual insurance policies (including any applicable "forced place" policy) and any debt insurance policy or debt cancellation agreements covering the financed motorcycles or the obligors;

  •
  the documents in the contract files;

  •
  rights in the lockbox, lockbox account and related lockbox agreement to the extent they relate to the contracts;

  •
  certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts; and

  •
  all proceeds of the foregoing.

Transfer of Contracts by the Depositor

        Pursuant to the sale and servicing agreement, on the closing date, the depositor will sell to the issuing entity all of its interest in the following:

  •
  all property acquired by the depositor from the seller under the transfer and sale agreement;

  •
  amounts that may be held in separate trust accounts maintained by the indenture trustee, including the reserve fund;

  •
  the depositor's rights against the seller under the transfer and sale agreement; and

  •
  all proceeds of the foregoing.

        The depositor will designate the servicer as custodian to maintain physical possession, as the issuing entity's agent, of the promissory notes and security agreements and any other documents relating to the contracts. To facilitate servicing and save administrative costs, the contracts will not be stamped or otherwise marked to reflect the sale and assignment of the contracts to the seller, the depositor, or the issuing entity, and the documents will not be physically segregated from other similar documents that are in the servicer's possession. However, with respect to contracts that are electronic contracts, such electronic contracts stored in the servicer's system will be updated to reflect the sales and assignments of such contracts to the seller, the depositor and the issuing entity, and will properly identify the issuing entity as the owner. UCC financing statements will be filed in the applicable jurisdictions reflecting:

  •
  the sale and assignment of the contracts and the security interests in the financed motorcycles and the related property by the seller to the depositor;

  •
  the transfer by the depositor to the issuing entity of the contracts, the security interests in the financed motorcycles, the related property and the depositor's rights against the seller under the transfer and sale agreement; and

  •
  the pledge by the issuing entity of the issuing entity's assets to the indenture trustee.

        The seller and servicer's accounting records and computer systems will also reflect these assignments and the pledge. Because the contracts will remain in the possession of the servicer (or a third-party service provider acting on behalf of the servicer), if a subsequent purchaser were able to take physical possession of the contracts without actual knowledge that the purchase violates the rights of the issuing entity, the issuing entity's interest in the contracts could be defeated. In addition, in some cases, the issuing entity's security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. See "Legal Aspects of the Contracts—Security Interests" in this prospectus.

        The depositor will instruct the indenture trustee to apply the net proceeds received from the sale of the notes to the purchase of the contracts from the seller and to make any required initial deposit into the reserve fund.

Conveyance of Contracts

        On the closing date:

  •
  the seller will sell, transfer, assign, set over and otherwise convey to the depositor the contracts and related assets;

  •
  the depositor will sell, transfer, assign, set over and otherwise convey to the issuing entity all of its right, title and interest in the contracts and related assets; and

  •
  the issuing entity will pledge to the indenture trustee all of its right, title and interest in the contracts and related assets.

        The contracts will be described on a list delivered to the indenture trustee. The list will include the amount of monthly payments due on each contract as of the cutoff date, the contractual rate of interest on each contract and the maturity date of each contract. The list will be available for inspection by any noteholder at the principal office of the servicer.

Representations and Warranties Made by the Seller and the Depositor

        In the transfer and sale agreement the seller will make certain representations and warranties to the depositor and in the sale and servicing agreement the depositor will make certain representations and warranties, in each case, with respect to each contract, including that:

  •
  each of the contracts is free and clear of all security interests, liens (except permitted liens), charges, and encumbrances;

  •
  each of the contracts is secured by a first priority (except with respect to mechanic's liens and the like relating to a financed motorcycle) perfected security interest in the financed motorcycle in favor of Eaglemark Savings Bank and/or its assigns;

  •
  each contract is on a form contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the financed motorcycle and represents the legal, valid and binding payment obligation of the obligor, enforceable in all material respects by the holder of the contract, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights or by general equitable principles and consumer protection laws;

  •
  as of the cutoff date, no contract has been satisfied, subordinated, or rescinded according to the servicer's records;

  •
  no right of rescission, setoff, counterclaim, or defense asserted with respect to any contract is indicated in the servicer's records;

  •
  each contract constitutes "tangible chattel paper" or "electronic chattel paper," as such terms are defined in the Uniform Commercial Code;

  •
  with respect to each contract that is not an electronic contract, there is only one original executed copy of such contract;

  •
  in the case of each contract that is an electronic contract, there is a single "authoritative copy" of such contract; and

  •
  each contract, at the time it was originated, complied in all material respects with all requirements of law in effect at that time.

        The seller will also make certain representations and warranties with respect to the contracts in the aggregate. See "Representations, Repurchase, and Asset Representations Review—Representations Regarding Contracts."

        In the event of an uncured breach of any representation or warranty with respect to a contract that materially and adversely affects the issuing entity's interest in the contract, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be obligated to repurchase the contract from the depositor. In addition, if the servicer determines in good faith that the representation and warranty of the seller and the depositor with respect to compliance with consumer credit and other laws may have been violated with respect to one or more contracts, and that amendment of the terms of such contract(s) could better ensure compliance with applicable laws, the depositor will be obligated to repurchase the contract from the issuing entity and the seller will be obligated to repurchase the contract from the depositor. See "Representations, Repurchase, and Asset Representations Review—Obligations to Repurchase the Contracts."

Collection Account

        The indenture trustee will establish and maintain the collection account in the name of the indenture trustee for the benefit of the noteholders under the indenture.

        The servicer will (except as described in the next paragraph) deposit the following amounts into the collection account no later than the second business day after processing by the servicer:

  •
  all scheduled payments and prepayments made by the obligors under the contracts;

  •
  all proceeds of the contracts and the financed motorcycles;

  •
  all payments made by the seller under the transfer and sale agreement, or by the depositor under the sale and servicing agreement to repurchase any contract as a result of a breach or potential breach of a representation or warranty, as described under "—Representations and Warranties Made by the Seller and the Depositor" above;

  •
  all payments made by the servicer under the sale and servicing agreement to purchase any contract as a result of a breach of its servicing obligations relating to such contract, as described under "—Servicing" below; and

  •
  all payments made by the servicer under the sale and servicing agreement to purchase the contracts when the pool balance is less than 10% of the pool balance as of the cutoff date, as described under "Description of the Notes and the Indenture—Optional Redemption."

        However, if the conditions to making monthly deposits into the collection account set forth in the sale and servicing agreement (including the satisfaction of the minimum ratings of the servicer and the absence of a servicer default) are satisfied, the servicer may retain collections received on the contracts during each month until the business day immediately prior to the related payment date. Pending deposit into the collection account, the servicer will not be obligated to segregate collections from its own funds and may use collections for its own benefit. The servicer may, in order to satisfy the requirements set forth in the sale and servicing agreement, obtain a letter of credit or other security for the benefit of the issuing entity to secure timely remittances of collections on the contracts.

        The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

        Collections on a contract made during a month will be applied to scheduled payments and late payment fees and other charges in accordance with the servicer's normal practices and procedures. Any collections on a contract remaining after those applications will be applied as a prepayment of principal.

Servicing

        The servicer will be obligated under the sale and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable motorcycle promissory notes and security agreements it services for itself and others, in accordance with its credit and collection policies and applicable law. In performing these duties, the servicer shall comply in all material respects with its credit and collection policies and procedures described under "The Sponsor, Seller, Servicer and Administrator" in this prospectus, as modified from time to time. The servicer may, without notice or consent, delegate servicing responsibilities to third parties or affiliates or perform specific duties (including, without limitation, its duties as custodian) through subcontractors, provided that the servicer will remain obligated to the issuing entity for the proper performance of its servicing responsibilities.

        The servicer is responsible for:

  •
  reviewing the contract files in the normal course of business;

  •
  billing, collecting and recording payments from obligors;

  •
  communicating with and providing billing records to obligors;

  •
  depositing funds into the collection account;

  •
  issuing reports to the owner trustee and indenture trustee, if any, specified in the relevant transfer and servicing agreements; and

  •
  repossessing and remarketing financed motorcycles following obligor defaults.

        In the event of an uncured breach by the servicer of certain servicing obligations relating to a contract that materially and adversely affects the issuing entity's interest in the contract, the servicer will be obligated to purchase the contract from the issuing entity. Any such purchase shall be made two business days prior to the first payment date after the last day of the calendar month in which the owner trustee or the indenture trustee becomes aware and gives notice to the servicer of the breach or the servicer becomes aware of the breach. The purchase price will be equal to the required payoff amount of the contract. The indenture trustee may enforce this purchase obligation on your behalf.

        If the servicer determines that eventual payment in full of a contract is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that contract, including repossessing and disposing of the related financed motorcycle at a public or private sale, or taking any other action permitted by applicable law. See "Legal Aspects of the Contracts" in this prospectus. The servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related financed motorcycle.

        The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of financed motorcycles following a contract default, with a view to realizing proceeds at least equal to the financed motorcycle's fair market value.

        The servicer may, consistent with its customary servicing procedures, grant extensions, rebates or adjustments subject to the restrictions contained in the sale and servicing agreement. Subject to those restrictions, extensions may be granted to certain qualified obligors as part of a program or finance offer and these extensions may not benefit you as a noteholder. The servicer will be entitled to retain any fees that an obligor pays to receive an extension.

  Evidence as to Compliance

        The servicer will be obligated to deliver to the owner trustee and the indenture trustee an annual report from each party responsible for the servicing of the contracts stating such party's responsibility for assessing compliance with the servicing criteria applicable to it, that such party used such servicing criteria to assess compliance with the servicing criteria applicable to it, such party's assessment of compliance with the servicing criteria applicable to it as of the end of and for the immediately preceding fiscal year of the issuing entity, and that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the servicing criteria applicable to it as of the end of and for the immediately preceding fiscal year of the issuing entity. The servicer also will be obligated to deliver to the indenture trustee an attestation report of a registered public accounting firm for each assessment of compliance described in the immediately preceding sentence.

        In addition, the servicer will be obligated to deliver to the indenture trustee an annual statement of compliance signed by an officer of the servicer stating that a review of the servicer's activities during the immediately preceding fiscal year of the issuing entity and of its performance under the sale and servicing agreement has been made under such officer's supervision and that to the best of such officer's knowledge based on such review, the servicer has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the immediately preceding fiscal year of the issuing entity or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

        You may obtain copies of these reports and certificates by delivering a request (through DTC) in writing to the indenture trustee at the address set forth in this prospectus.

  Servicer Default

        A servicer default under the sale and servicing agreement will occur if:

  •
  the servicer fails to make any payment or deposit required to be made with respect to the notes under the sale and servicing agreement and such failure continues for four business days after the date on which a servicing officer discovers such failure or the indenture trustee provides written notice of such failure to the servicer;

  •
  the servicer fails to observe or perform in any material respect any covenant or agreement in the sale and servicing agreement which failure shall (i) materially and adversely affect the rights of noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given (A) to the servicer by the owner trustee or the indenture trustee or (B) to the servicer and to the indenture trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the notes;

  •
  an involuntary case under any applicable bankruptcy, insolvency or other similar law shall have been commenced against the servicer or the depositor and shall not have been dismissed within 90 days, or a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer or the depositor in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of either the servicer or the depositor, or for any substantial liquidation of its affairs;

  •
  the servicer or the depositor commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the servicer or the depositor or for any substantial part of its property or makes any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing; or

  •
  any representation, warranty or statement of the servicer made in the sale and servicing agreement or any certificate, report or other writing delivered pursuant to the sale and servicing agreement proves to be incorrect in any material respect as of the time when the same was made and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuing entity and, within 30 days after written notice has been given to the servicer by the indenture trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect have not been eliminated or otherwise cured.

The servicer will be required under the sale and servicing agreement to give the owner trustee and the indenture trustee, the rating agencies hired by the sponsor to rate the notes, and the noteholders notice of a servicer default promptly upon the occurrence of such event.

  Rights upon Servicer Default

        If a servicer default remains unremedied, the indenture trustee or the holders of a majority of the aggregate outstanding principal amount of the notes may terminate all (but not less than all) of the rights and obligations of the servicer under the sale and servicing agreement. When this happens, the indenture trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement. If the indenture trustee is unwilling or legally unable to act as the successor servicer, the indenture trustee or the holders of a majority of the aggregate outstanding principal amount of the notes may appoint a successor servicer.

        Compensation to any successor servicer may not exceed the servicing fee payable to the servicer. Any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to such transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its representations and warranties contained in any of the transaction documents. Following the appointment of a successor servicer, the servicer will transfer to the successor servicer all records relating to the contracts and all contract files in the servicer's possession and will pay the reasonable transition expenses of the successor servicer.

        The holders of a majority of the aggregate outstanding principal amount of the notes may waive any servicer default, other than a default in making any required deposits into the collection account.

        Following a servicer default and termination of the servicer under the sale and servicing agreement, the indenture trustee will assume all rights and obligations of the outgoing servicer under the lockbox agreements.

  Certain Matters Regarding the Servicer

        The servicer may not resign from its obligations and duties under the sale and servicing agreement except if the performance of its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement. Removal of the servicer is permissible only upon the occurrence of a servicer default as discussed above.

        The sale and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity, the owner trustee, the indenture trustee or to any noteholder for taking any action or for refraining from taking any action pursuant to the agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties under the sale and servicing agreement or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

        In addition, the servicer will not be obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of that agreement, the rights and duties of the parties thereto and the interests of the noteholders under that agreement. In that event, the legal expenses and costs of that action and any resulting liability will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed for such expenses, costs and liabilities.

        Under the circumstances specified in the sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the loan servicing business of the servicer will be the successor of the servicer under the sale and servicing agreement.

  Statements to Trustees and the Trust

        On or prior to each payment date the servicer will provide to the indenture trustee and the owner trustee a statement setting forth with respect to the notes substantially the same information that is required to be provided in the periodic reports to be provided to the noteholders as described under "—Statements to Noteholders" below.

  Statements to Noteholders

        On or before two business days prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to noteholders on that payment date. Each statement will include the following information:

  •
  the amount of the payment allocable to the principal amount of each class of notes;

  •
  the amount of the payment allocable to interest on each class of notes;

  •
  the amount of servicing fees payable to the servicer and fees payable to the asset representations reviewer and the indenture trustee, if any;

  •
  the amount of principal and interest due on that payment date for any class of notes that was not paid during the prior month, and the change in such amounts from the immediately preceding payment date;

  •
  the interest rate for the interest period relating to such payment date for the floating rate notes;

  •
  the making of any benchmark replacement conforming changes;

  •
  the outstanding principal amount and the note factor for each class of notes after giving effect to all payments allocable to the principal of each class of notes on that date;

  •
  the amount of advances made by the servicer in respect of the contracts for the preceding month and the amount of unreimbursed advances in respect of contracts determined by the servicer to be defaulted contracts during that month;

  •
  the balance of the reserve fund or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes;

  •
  the number and aggregate principal balance of delinquent contracts computed as of the end of the preceding month;

  •
  the number and aggregate principal balance of contracts that became liquidated contracts during the immediately preceding month, the liquidation proceeds (net of liquidation expenses) and the net liquidation losses for such month;

  •
  cumulative and average net loss information as of such payment date;

  •
  the number of contracts and the aggregate principal balance of such contracts, as of the first day of the immediately preceding month and as of the last day of the immediately preceding month;

  •
  the aggregate principal balance and number of contracts that were repurchased by the depositor or purchased by the servicer with respect to the immediately preceding month, identifying the purchase price for such contracts; and

  •
  such other customary factual information as is available to the servicer as the servicer deems necessary and can reasonably obtain from its existing data base to enable noteholders to prepare their tax returns.

        You may obtain copies of the statements by delivering a request in writing (through DTC) addressed to the indenture trustee at its address set forth in this prospectus.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the notes, the indenture trustee will mail to each person who at any time during that calendar year has been a noteholder and received any payment a statement containing information for the purposes of that noteholder's preparation of federal income tax returns. See "Material United States Federal Income Tax Consequences" in this prospectus.

  Collections

        The servicer will deposit all payments on the contracts (from whatever source) and all proceeds of such contracts collected during each due period into the collection account. Unless the servicer has satisfied the conditions described in this prospectus to permit it to retain collections and deposit them on a monthly basis, any payment must be deposited within two business days after processing. The servicer, acting as agent for the issuing entity pursuant to a lockbox administration agreement, is required to use its best efforts to cause an obligor to make all payments on the contracts to one or more lockbox banks (either directly by remitting payments to a lockbox, or indirectly by making payments through a credit card, direct debit, the telephone or the internet to an account of the servicer from which payments will be subsequently transferred to one or more lockbox banks).

  Advances

        The servicer will be obligated to advance each month an amount equal to accrued and unpaid interest on any contract which was 30 or more days delinquent at the end of the immediately preceding month (assuming 30-day months), but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on such contract, and the servicer will be entitled to recoup outstanding advances from prior payment dates by means of a first priority withdrawal from the collection account. See "Payments to the Noteholders—Servicing Compensation and Reimbursement of Servicer Advances."

  Net Deposits

        As an administrative convenience and as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate advances and payments for purchases of contracts from the issuing entity for or with respect to a month net of payments to be made to the servicer with respect to that month. The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the owner trustee and you as if all deposits, payments and transfers were made individually.

List of Noteholders

        Three or more holders of the notes of any class or one or more holders of those notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of those notes then outstanding may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under those notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

        The indenture trustee will provide to the servicer, within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders of record as of the most recent applicable record date.

        No transfer and servicing agreement will provide for the holding of annual or other meetings of noteholders.

        To the extent that all outstanding notes are in book-entry form, the list of noteholders will only show DTC.

Payment of Notes

        Upon the payment in full of all outstanding notes issued by the issuing entity and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholder will succeed to all the rights of the noteholders, under the sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

Amendments

        The parties may, without your consent, amend any provision in the transfer and servicing agreements (i) to cure any ambiguity, to correct or supplement any provisions of the transfer and servicing agreements which are inconsistent with any other provision in the transfer and servicing agreements or this prospectus, or to add any other provision with respect to matters or questions arising under the transfer and servicing agreements that are not inconsistent with any other provision in the transfer and servicing agreements or this prospectus; and (ii) to add or provide any credit enhancement for any class of notes. However, the parties may not make any amendment described in clause (i) above unless they obtain an opinion of counsel to the issuing entity or the servicer to the effect that such amendment will not have a material adverse effect on the noteholders.

        Any transfer and servicing agreement may also be amended in any respect by the parties with the consent of the holders of more than 50% of the aggregate outstanding principal amount of the notes, except that no amendment:

  •
  that reduces the amount or changes the timing of any collections on any contracts or payments required to be distributed on any note;

  •
  that changes the interest rate on any note;

  •
  that adversely affects the priority of payment of principal or interest to the noteholders; or

  •
  that reduces the percentage of noteholders required to consent to these amendments or any waiver under the transfer and servicing agreement,

may be effective without the consent of the holder of each note.

Termination

        The obligations of the servicer, the depositor, the indenture trustee and the asset representations reviewer pursuant to the sale and servicing agreement or the indenture will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the issuing entity, or (ii) the payment to all noteholders and the certificateholder by the issuing entity of all amounts required to be paid to them pursuant to the indenture and the sale and servicing agreement. The seller's representations, warranties and indemnities will survive any termination of the sale and servicing agreement. Upon termination, amounts in the collection account, if any, will be paid to the certificateholder.

        The owner trustee and the indenture trustee will give written notice of termination to each noteholder and certificateholder of record. The final distribution to you will be made only upon surrender and cancellation of your notes at the office or agency of the owner trustee or the indenture trustee specified in the notice of termination. Any funds remaining in the issuing entity, after the owner trustee or the indenture trustee has taken certain measures to locate you and such measures have failed, will be distributed to the certificateholder.

Administration Agreement

        Harley-Davidson Credit Corp., in its capacity as administrator, will enter into an administration agreement with the issuing entity and the indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations of the issuing entity and the owner trustee under the indenture and the trust agreement. Except as otherwise provided in the trust agreement, the administrator will have no obligation to make any payment required to be made by the issuing entity under the trust agreement. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity's and the owner trustee's duties and obligations under the transaction documents. The administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to the transaction documents. For its services under the administration agreement the administrator may be entitled to receive a monthly administration fee, which administration fee will be paid by the depositor.

Description of the Trust Agreement

        The following summary describes material terms of the trust agreement pursuant to which the issuing entity will be created and the certificate will be issued. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to all the provisions of the trust agreement.

Authority and Duties of the Owner Trustee

        The owner trustee will administer the issuing entity in the interest of the certificateholder, subject to the lien of the indenture, in accordance with the trust agreement and the other transaction documents. In addition, the owner trustee will cooperate with the administrator in carrying out the administrator's obligation to qualify and preserve the issuing entity's qualification to do business in each jurisdiction, if any, in which such qualification is or shall be necessary to protect the validity and enforceability of the indenture, the notes, the contracts and any other instrument and agreement included in the trust estate. The owner trustee may rely on advice of counsel with respect to such obligation.

        The owner trustee will not be required to perform any of the obligations of the issuing entity under the trust agreement or the other transaction documents that are required to be performed by the administrator under the administration agreement. In addition, the owner trustee will have no liability or obligation to perform the obligations of the issuing entity under the transaction documents other than as set forth in the trust agreement.

        The owner trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the issuing entity property except in accordance with (i) the powers granted to and the authority conferred upon the owner trustee pursuant to the trust agreement, (ii) the other transaction documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to the owner trustee pursuant to the trust agreement.

Restrictions on Actions by the Owner Trustee

        The owner trustee will not take any of the following actions:

  •
  the initiation of any claim or lawsuit by the issuing entity (except claims or lawsuits brought in connection with the collection of the contracts) or the compromise of any action, claim or lawsuit brought by or against the issuing entity (except with respect to the claims or lawsuits for collection of the contracts);

  •
  the election by the issuing entity to file an amendment to the certificate of trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

  •
  the amendment of the indenture by a supplemental indenture in circumstances where the consent of any noteholder is required;

  •
  the amendment of the indenture by a supplemental indenture in circumstances where the consent of any noteholder is not required and such amendment materially and adversely affects the interest of the certificateholder;

  •
  the amendment, change or modification of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the certificateholder; or

  •
  the appointment pursuant to the indenture of a successor note registrar or indenture trustee or pursuant to the trust agreement of a successor certificate registrar, or the consent to the assignment by the note registrar, indenture trustee or certificate registrar of its obligations under the indenture or the trust agreement, as applicable;

unless, (i) the owner trustee gives to the certificateholder at least 30 days' notice in writing of the proposed action and the certificateholder does not respond in writing during the 30-day period to withhold its consent or give alternative direction, and (ii) if any notes are outstanding, the indenture trustee consents to such action.

        In addition, the owner trustee, for the benefit of the certificateholder, will establish and maintain (or will cause to be established and maintained) in the name of the issuing entity an eligible account (the "certificate distribution account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholder. The issuing entity will possess all right, title and interest in funds on deposit from time to time in the certificate distribution account and in the proceeds thereof. The certificate distribution account will be under the sole dominion and control of the owner trustee for the benefit of the certificateholder.

        The owner trustee will not have the power, except upon the direction of the certificateholder, to

  •
  remove the administrator pursuant to the administration agreement;

  •
  appoint a successor administrator pursuant to the administration agreement;

  •
  except as expressly provided in the transaction documents, sell the contracts or other assets of the issuing entity after the termination of the indenture;

  •
  initiate any claim, suit or proceeding by the issuing entity or compromise any claim, suit or proceeding brought by or against the issuing entity;

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  authorize the merger or consolidation of the issuing entity with or into any other statutory trust or entity (other than in accordance with the indenture); or

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  amend the certificate of trust.

The owner trustee will take the actions referred to above only upon written instructions signed by the certificateholder.

        The owner trustee will not have the power to commence a voluntary proceeding in a bankruptcy relating to the issuing entity without the prior approval of the certificateholder and receipt from the certificateholder of a certificate certifying that the certificateholder reasonably believes that the issuing entity is insolvent.

Restrictions on Powers of the Certificateholder

        The certificateholder will not direct the owner trustee, and the owner trustee will not be obligated to follow any direction from the certificateholder, to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the issuing entity or the owner trustee under the trust agreement or any of the transaction documents or would be contrary to the purpose of the issuing entity as set forth in the trust agreement.

Termination

        The trust agreement and the issuing entity will terminate and be of no further force or effect upon the earlier of:

  •
  the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the issuing entity; and

  •
  final distribution by the owner trustee of all moneys or other property or proceeds of the trust estate in accordance with the terms of the indenture, the sale and servicing agreement and the trust agreement.

        The bankruptcy, liquidation, dissolution, death or incapacity of any certificateholder will not:

  •
  operate to terminate the trust agreement or the issuing entity;

  •
  entitle such certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the issuing entity or trust estate; or

  •
  otherwise affect the rights, obligations and liabilities of the parties to the trust agreement.

Supplements and Amendments

        The trust agreement may be amended by the depositor and the owner trustee, without the consent of any of the noteholders, or the certificateholder, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or to add any other provisions with respect to matters or questions arising under the trust agreement that are not inconsistent with the provisions of the trust agreement; provided, however, that any such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder, or the certificateholder.

        The trust agreement may also be amended from time to time by the depositor and the owner trustee, with the prior consent of one or more noteholders in the aggregate holding notes evidencing more than 50% of the aggregate outstanding principal amount of the notes and the certificateholder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement, or of modifying in any manner the rights of the noteholders, or the certificateholder. No such amendment will, without the consent of the holders of all outstanding notes and certificates affected thereby:

  •
  increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on contracts or distributions that shall be required to be made for the benefit of the noteholders or the certificateholder; or

  •
  eliminate the requirement for certificateholder's consent or reduce the percentage of the outstanding amount of the certificates required to consent to any such amendment (as set forth in the trust agreement).

        Prior to the execution of any such amendment or consent, the depositor will furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the indenture trustee, the administrator and each rating agency hired by the sponsor to provide a rating of the notes.

        Promptly after the execution of any amendment to the certificate of trust, the owner trustee will cause the filing of such amendment with the Delaware Secretary of State.

        Prior to the execution of any amendment to the trust agreement or the certificate of trust, the owner trustee will be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the trust agreement. The owner trustee may, but will not be obligated to, enter into any amendment that affects the owner trustee's own rights, duties or immunities under the trust agreement or otherwise.

Legal Aspects of the Contracts

General

        The transfer of the contracts to the issuing entity, the perfection of the security interests in the contracts and the enforcement of rights to realize on the motorcycles as collateral for the contracts are subject to a number of federal and state laws. Uniform Commercial Code ("UCC") financing statements will be filed in the applicable jurisdictions reflecting the transfers and pledge of the contracts and the security interests in the motorcycles and the related property by the seller to the depositor, by the depositor to the issuing entity, and by the issuing entity to the indenture trustee. A person could acquire an interest in a contract that is superior to that of the depositor, the issuing entity or the indenture trustee because the servicer (or a third-party service provider acting on behalf of the servicer) will retain possession of the contracts and the contracts will not be stamped or otherwise marked to indicate that the contracts have been transferred to the depositor, the issuing entity or the indenture trustee (however, with respect to contracts that are electronic contracts, such electronic contracts stored in the servicer's system will be updated to reflect the sales and assignments of such contracts to the seller, the depositor and the issuing entity, and will properly identify the issuing entity as the owner). If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts that are in tangible form, or if a person obtains "control" of the authoritative copy of contracts in electronic form, without actual knowledge of the depositor's, the issuing entity's or the indenture trustee's interest, that person will acquire an interest in the contracts superior to the interest of the depositor, the issuing entity or the indenture trustee.

Security Interests

  General

        The promissory notes and security agreements originated by Eaglemark Savings Bank, include grants of security interests in the motorcycles under the applicable UCC.

  Perfection

        A security interest in a financed motorcycle is governed by the laws of the state under whose certificate of title the financed motorcycle is covered. A security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or by notation of the secured party's lien on the motor vehicle's certificate of title.

        All contracts acquired by the seller from Eaglemark Savings Bank will name Eaglemark Savings Bank as the secured party. The seller will also take all actions necessary under the laws of the state under whose certificate of title the related financed motorcycle is covered to perfect its security interest in that financed motorcycle, including, where applicable, having a notation of its lien recorded on the related certificate of title, obtaining possession of that certificate of title and/or filing financing statements. Because Harley-Davidson Credit Corp. will continue to service the contracts as servicer under the sale and servicing agreement, the obligors on the contracts will not be notified of the sale from the seller to the depositor, the sale from the depositor to the issuing entity, or the pledge by the issuing entity to the indenture trustee.

        The seller will sell and assign its security interest in the financed motorcycles to the depositor, the depositor will assign its security interest in the financed motorcycles to the issuing entity, and the issuing entity will assign its security interest in the financed motorcycles to the indenture trustee. Generally, Eaglemark Savings Bank and/or its assigns will be named as lienholder on the certificate of title for each financed motorcycle. Because of the administrative burden and expense, none of the seller, the depositor or the issuing entity will amend any certificate of title to identify the issuing entity or indenture trustee as the new secured party on that certificate of title relating to a financed motorcycle.

        UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed motorcycles and the transfer to the issuing entity of the depositor's security interest in the financed motorcycles and the transfer to the indenture trustee of the issuing entity's security interest in the financed motorcycles will be filed. In addition, the servicer (or a third-party service provider on behalf of the servicer) will continue to hold any certificates of title relating to the financed motorcycles in its possession as custodian for the issuing entity and the indenture trustee. See "Description of the Transfer and Servicing Agreements" in this prospectus.

        In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a financed motorcycle's certificate of title. Although re-registration of the financed motorcycle is not necessary to convey a perfected security interest in the financed motorcycles to the issuing entity or the indenture trustee, because neither the issuing entity nor the indenture trustee will be listed as lienholder on the certificates of title or any financing statements, the security interest of the issuing entity or the indenture trustee in the motorcycle could be defeated through fraud, forgery, negligence or error. In the absence of fraud or forgery by the motorcycle owner or the servicer or administrative error by state or local agencies or the servicer, the notation of Eaglemark Savings Bank's lien on the certificates of title will be sufficient to protect the issuing entity and the indenture trustee against the rights of subsequent purchasers of a financed motorcycle or subsequent lenders who take a security interest in a financed motorcycle. The seller and depositor will each represent and warrant that the seller has a perfected security interest in each financed motorcycle. If there are any financed motorcycles as to which the seller failed to obtain a perfected security interest, the security interest of the issuing entity and the indenture trustee would be subordinate to, among others, subsequent purchasers of the financed motorcycles and holders of perfected security interests in the financed motorcycles. However, such a failure would constitute a breach of the warranties of the seller and the depositor, and if such failure has a material and adverse effect on the issuing entity's interest in the related contract, the depositor would be required to repurchase the related contract from the issuing entity and the seller would be required to repurchase that contract from the depositor, unless the breach was cured. The depositor will assign to the issuing entity its rights to cause the seller to repurchase that contract under the transfer and sale agreement and the issuing entity will pledge those rights, as well as its rights to cause the depositor to repurchase that contract under the sale and servicing agreement, to the indenture trustee. See "Description of the Transfer and Servicing Agreements" and "Risk Factors—Interests of other persons in the contracts or the financed motorcycles could reduce the funds available to make payments on your notes" in this prospectus.

        As mentioned above, the requirements for the creation, perfection, transfer and release of liens in financed vehicles are generally governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in the release of the lien on the motorcycle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, New York law provides that a dealer who receives a vehicle for resale and satisfies any security interest in such vehicle, but has not received a release of the security interest for such vehicle, may apply to the commissioner of motor vehicles for a certificate of title free of liens, upon the submission of proof that the security interest in such vehicle has been satisfied. The law authorizes the commissioner to release a lien on a vehicle to a dealer without the confirmation or involvement of the lienholder. Because the lien on a motorcycle may be released without confirmation from the lienholder that the lien and security interest have actually been satisfied, it is possible that the lien on a motorcycle in New York may be released by a dealer through negligence, mistake, fraud, inadvertence or similar circumstances.

  Continuity of Perfection

        Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states, such as California, that require a secured party to hold possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the request from the obligor under the related contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states, such as Minnesota and Missouri, providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. In the ordinary course of servicing the contracts, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed motorcycle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed motorcycles and will be obligated to purchase the related contract if it fails to do so.

  Priority of Liens Arising by Operation of Law

        Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed motorcycle. The Internal Revenue Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation by governmental authorities of motor vehicles used in unlawful activities under some circumstances, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. The seller will represent and warrant to the depositor and the depositor will represent and warrant to the issuing entity that, to its knowledge, as of the closing date, each security interest in a financed motorcycle is prior to all other present liens upon and security interests in that financed motorcycle. However, liens for repairs or taxes could arise, or the confiscation of a financed motorcycle could occur, at any time during the term of a contract. No notice will be given to the owner trustee, the indenture trustee or you if a lien arises or confiscation occurs that would not give rise to the depositor's or seller's obligation to repurchase such contract.

Repossession

        In the event of default by an obligor, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motorcycle financed by the seller is voluntarily surrendered, self-help repossession is the primary method employed by the servicer in most states and is accomplished simply by retaking possession of the financed motorcycle, either directly or through a repossession agent. In cases where an obligor objects or raises a defense to repossession, if otherwise required by applicable state law, or if the servicer determines that a court order is advisable, a court order may be obtained from the appropriate state court, and the motorcycle will be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments or other amounts due.

Notice of Sale; Redemption Rights

        The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

        The proceeds of resale of the motorcycle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor often may be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

        If there is a surplus of funds after resale of a repossessed motorcycle and payment of all expenses and indebtedness, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that motorcycle or, if no lienholder exists, to remit the surplus to the obligor.

Certain Bankruptcy Considerations

        The depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the seller under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing restrictions on the nature of the depositor's business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. In addition, to the extent that the seller granted a security interest in the contracts to the depositor, and that interest was validly perfected before the bankruptcy or insolvency of the seller and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest should not be subject to avoidance, and payments to the issuing entity with respect to the contracts should not be subject to recovery by a creditor or trustee in bankruptcy of the seller.

        However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:

  •
  a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the seller in the event of the application of applicable insolvency laws to the seller;

  •
  a filing were made under any insolvency law by or against the depositor; or

  •
  an attempt were to be made to litigate any of the foregoing issues.

        On the closing date, Foley & Lardner LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law, although there is no precedent based on directly similar facts, and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the seller under Title 11 of the United States Bankruptcy Code at a time when the seller was insolvent, the property of the depositor would not properly be substantively consolidated with the assets of the seller. Among other things, that opinion will assume that each of the depositor and the seller will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the seller intend to follow these and other procedures related to maintaining their separate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the seller.

        The seller will represent and warrant that the sale of the contracts to the depositor is a valid sale. Notwithstanding the foregoing, if the seller were to become a debtor in a bankruptcy case, a court could conclude that the sale of contracts to the depositor should instead be treated as a pledge of those contracts to secure a borrowing of the seller. If a court were to reach such a conclusion, or if a filing were made under any insolvency law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays and possible reduction in payments on the notes could occur. In addition, if the transfer of contracts to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the seller arising before the transfer of a contract to the depositor may have priority over the depositor's interest in that contract.

        The seller and the depositor will treat the transactions described in this prospectus as sales of the contracts to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the contracts if the seller were to become a debtor in a bankruptcy case.

        Furthermore, if the seller became a debtor in a bankruptcy case, creditors of that party, the bankruptcy trustee or the seller acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from the seller's estate. In that case, the distribution of payments on the contracts to the issuing entity might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to you for an uncertain period of time. Furthermore, reductions in payments under the contracts to the issuing entity may result if the bankruptcy court ruled in favor of the creditors, the bankruptcy trustee or the debtor-in-possession. In either case, you may experience delays or reductions in distributions or payments to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the seller. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. Any of these actions could result in losses or delays in payments on your notes. The seller will represent and warrant that the conveyance of the contracts by it is a valid sale and transfer of the contracts.

        Also, cash collections on the contracts may be commingled with general funds of the servicer and, in the event of a bankruptcy of the servicer, a court may conclude that the issuing entity does not have a perfected security interest in those collections.

Bank Insolvency

        Eaglemark Savings Bank is organized as a Nevada thrift and is regulated and supervised by the Department of Business and Industry Financial Institutions Division, which is authorized to appoint the FDIC as a conservator or receiver for Eaglemark Savings Bank if specified events occur relating to Eaglemark Savings Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Eaglemark Savings Bank.

        If Eaglemark Savings Bank becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity, the FDIC could be appointed as conservator or receiver for Eaglemark Savings Bank. In a receivership or conservatorship of Eaglemark Savings Bank, the FDIC as receiver or conservator could, among other things, repudiate the transfer of contracts to Harley-Davidson Credit Corp. The FDIC has issued regulations that limit the FDIC's potential use of its repudiation powers in the context of securitization transactions, so long as certain conditions are satisfied. Sales of contracts pursuant to the bank sale and participation agreement are effected on a daily basis in the ordinary course of business of Eaglemark Savings Bank. Eaglemark Savings Bank sells all of its right, title and interest in each contract to Harley-Davidson Credit Corp. Both Eaglemark Savings Bank and Harley-Davidson Credit Corp. treat each transfer of a contract as an absolute sale to Harley-Davidson Credit Corp., without recourse, and each transfer is accounted for as a "sale" under GAAP. Harley-Davidson Credit Corp., as seller, will determine which contracts are to be included in the securitization transactions contemplated by the offerings of the notes. Since Harley-Davidson Credit Corp. is not itself an FDIC-insured bank, the transfers will not be structured to fall under any of the FDIC regulations or safe harbors.

        If the FDIC were to take the position that the FDIC regulations, or other statutory or regulatory requirements applicable to the transactions, were not satisfied or otherwise applied to the transfers of the contracts from Eaglemark Savings Bank to the seller, the FDIC as conservator or receiver might attempt to repudiate or disaffirm the bank sale and participation agreement and limit claims of the issuing entity for such repudiation to "actual direct compensatory damages." In addition, the issuing entity could be stayed from enforcing its security interest or exercising any control over the contracts without the consent of the FDIC for a period of 45 days (in the case of a conservatorship) or 90 days (in the case of a receivership), and the FDIC may require the issuing entity to go through the administrative claims procedure established by the FDIC in order to establish its rights to payments on the contracts.

        Applicable law does not define "actual direct compensatory damages." However, these damages do not include damages for lost profits or opportunity, and no damages would be paid for the period after the date of the appointment of the FDIC as conservator or receiver. The FDIC could delay its decision whether to recognize Eaglemark Savings Bank's transfer of the contracts for a reasonable period following its appointment as conservator or receiver. Additionally, the issuing entity could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title. Any of these actions could result in losses or delays in payments on your notes.

Dodd-Frank Act Orderly Liquidation Authority Provisions

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") significantly affects the financial services industry. The Dodd-Frank Act gives the FDIC authority to act as receiver of certain financial companies and their affiliates in specific situations under the Dodd-Frank Act's orderly liquidation authority ("OLA") provisions if the Secretary of the Treasury (in consultation with the President of the United States) determines that:

  •
  the company is in default or in danger of default;

  •
  the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States;

  •
  no viable private sector alternative is available to prevent the default of the company; and

  •
  an OLA proceeding would mitigate these effects.

No assurances can be given that OLA would not apply to HDCC or its affiliates, including the depositor and the issuing entity.

        If the FDIC were appointed receiver of HDCC or its affiliates, the FDIC would, among other powers, have the power to repudiate any contract to which the entity in receivership was a party, and might seek to use such power to recover any receivables transferred under any such contract, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of such entity's affairs. The FDIC's repudiation power also extends to continuing obligations of any such entity, including, as applicable, the entity's obligation to repurchase receivables for breaches of representation or warranty as well as its obligation to service the contracts. Based on a January 2011 advisory opinion issued by the then-acting general counsel of the FDIC, the FDIC will not seek to exercise its authority to repudiate contracts to recover receivables transferred by an entity in receivership under a contract prior to the end of a transition period, provided that such transfer satisfies the conditions for exclusion of such assets from the property of the estate of such entity under the U.S. Bankruptcy Code. Although counsel for HDCC will deliver an opinion to HDCC to the effect that the contracts transferred to the depositor would not be property of the estate of HDCC in a proceeding under the U.S. Bankruptcy Code, there is no assurance that the FDIC would agree with such opinion. The FDIC advisory opinion states that it does not bind the FDIC or its Board of Directors and may be modified or withdrawn in the future.

        If the issuing entity were to become subject to OLA, the FDIC could seek to repudiate the notes. If it did so, the noteholders would have a claim in the receivership for their "actual direct compensatory damages" for no less than the principal amount of the notes plus interest accrued to the date the FDIC was appointed receiver and, if the value of the collateral securing the notes exceeds such amount, the noteholders would have a claim for interest accrued after the appointment at least through the date of repudiation (although the allowed claim may be for less than the contract rate of interest). Noteholders would be stayed from accelerating the notes or exercising any other rights or remedies for a period of 90 days after a receiver was appointed and might have to present and prove their claims in the receivership, which could further delay the exercise of such rights.

        The above-described provisions, and other provisions of OLA and the FDIC's regulations thereunder (including regulations relating to OLA which the FDIC may adopt in the future), could result in delays in payments on the notes or in reductions of amounts available to make payments on the notes.

        If HDCC or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by HDCC perfected for purposes of state law and the U.S. Bankruptcy Code could nevertheless be avoided as preferential transfers. Based on FDIC regulations adopted in 2011, the transfer of the contracts by HDCC perfected by the filing of a UCC financing statement as required by the applicable transaction documents should not be avoidable by the FDIC as a preferential transfer under OLA.

Consumer Protection Laws

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Military Lending Act, the Texas Consumer Credit Code, the Telemarketing and Consumer Fraud and Abuse Prevention Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state unfair or deceptive practices acts, state motor vehicle retail installment sales acts and other similar laws. In addition, the Dodd-Frank Act has created and is anticipated to continue to create restrictive rules and enforcement frameworks with respect to consumer finance businesses. Regulations implementing this legislation are expected to impose additional requirements on Eaglemark Savings Bank and HDCC. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts.

        The so-called "holder rule" of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

        The contracts generally will be subject to the requirements of the FTC Rule. Accordingly, the issuing entity, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed motorcycle may assert against the dealer that sold the related financed motorcycle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. Under most state motor vehicle dealer licensing laws, sellers of motorcycles are required to be licensed to sell motorcycles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motorcycles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the motorcycle dealer is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed motorcycle, an obligor may be able to assert a defense against the motorcycle dealer. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor's representations and warranties under the sale and servicing agreement and a breach of the seller's warranties under the related transfer and sale agreement and would, if the breach materially and adversely affects the interests of the issuing entity in the contract, create an obligation of the depositor and the seller, respectively, to repurchase the contract unless the breach is cured. See "Description of the Transfer and Servicing Agreements" in this prospectus.

        Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

        In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

        The seller and the depositor will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuing entity for violation of any law and that claim materially and adversely affects that issuing entity's interest in a contract, that violation would constitute a breach of the representations and warranties of the seller and the depositor would create an obligation of the seller and the depositor to repurchase the contract unless the breach is cured. See "Description of the Transfer and Servicing Agreements" in this prospectus.

Consumer Financial Protection Bureau

        The federal Consumer Financial Protection Bureau (the "CFPB") is responsible for implementing and enforcing certain federal consumer financial protection laws and supervising certain depository and non-depository institutions offering financial products and services to consumers, including indirect automobile and motorcycle retail financing. HDCC is subject to the CFPB's supervisory and enforcement authority, as a larger participant in the vehicle financing market. Supervisory authority over HDCC allows the CFPB to conduct comprehensive and rigorous on-site examinations that could result in enforcement actions, fines, regulatorily mandated process, procedure or product-related changes or consumer refunds if violations of law were found.

        The CFPB has conducted investigations concerning certain other automobile finance practices, including the sale of extended warranties, credit insurance and other add-on products. If any of these practices by Eaglemark Savings Bank or the seller were found to violate the Equal Credit Opportunity Act, its implementing regulation or other consumer protection laws, the seller could be obligated to repurchase from the issuing entity any contract that fails to comply with these laws. In addition, the seller or the issuing entity could possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity. For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the contracts or your investment in the notes, see "Risk Factors—Contracts that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment" in this prospectus.

        On May 21, 2018, President Trump signed into law a resolution approved by Congress under the Congressional Review Act that repealed the CFPB's fair lending guidance contained in a bulletin and prohibits the future enactment of a similar rule without Congressional approval. The impact of the repeal of this guidance on fair lending enforcement at the CFPB is uncertain.

        Additionally, on May 7, 2019 the CFPB proposed rules pursuant to the Fair Debt Collection Practices Act and its UDAAP authority for third party debt collectors. The applicability of these new rules to HDCC's servicing business is uncertain at this time. However, it is possible that application of the proposed rules, in part or in total, could result in increased costs to HDCC's business and/or reductions in HDCC's collections.

Other Considerations

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

        Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. Also, under the California Military Families Financial Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on receivables for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release. The laws of some states provide additional protections by imposing similar limitations during the obligor's period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. In addition, both the Servicemembers Civil Relief Act and the laws of some states impose limitations that would impair the ability of the servicer to repossess a financed motorcycle during the obligor's period of active duty status. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts, and may result in delays and losses occasioned by the inability to exercise the issuing entity's rights with respect to the contract and the related financed motorcycle in a timely fashion.

        State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

        Any shortfall, to the extent not covered by amounts payable to the noteholders, from amounts on deposit in the reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the noteholders.

Material United States Federal Income Tax Consequences

        The following discussion is a summary of certain material U.S. federal income tax (and, in the case of certain foreign individuals, estate tax) consequences relevant to the acquisition, ownership, and disposition of the notes by U.S. holders and by non-U.S. holders (each as defined below). This summary is based upon the Internal Revenue Code, Treasury regulations, rulings of the Internal Revenue Service (the "IRS"), and judicial decisions in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could affect adversely the tax consequences described below. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of notes that is

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  an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes,

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  an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation,

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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  a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Internal Revenue Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of notes (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity") that is not a U.S. holder. If an entity classified for U.S. federal income tax purposes as a partnership owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns notes, and any members of such an entity, should consult their tax advisors.

        This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. holders and non-U.S. holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, insurance companies, banks and other financial institutions, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold notes as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, persons subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code, U.S. holders whose functional currency is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax). Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of state, local, or foreign taxation. This summary only applies to those beneficial owners that hold notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. In the case of any non-U.S. holder who is an individual, this summary assumes that this individual was not formerly a United States citizen, and was not formerly a resident of the United States for U.S. federal income tax purposes.

        BENEFICIAL OWNERS OF NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A BENEFICIAL OWNER OF NOTES.

Classification of the Notes as Indebtedness; Tax Characterization of Issuing Entity

        The determination of whether an instrument is classified as indebtedness, rather than as equity, for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances.

There is no statutory, judicial, or administrative authority that directly addresses the U.S. federal income tax treatment of an instrument similar to the notes. Foley & Lardner LLP, federal tax counsel to the issuing entity, is of the opinion that, subject to certain assumptions and qualifications, the notes owned by parties unaffiliated with the depositor will be characterized for U.S. federal income tax purposes as indebtedness when issued, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. The assumptions upon which this opinion is based include (i) the assumption of continuing compliance with the indenture and the trust agreement, and (ii) the assumption that the depositor, and any other owner of a certificate, will take all action necessary to prevent the certificates from being treated for purposes of Section 7704 of the Internal Revenue Code as being traded on an established securities market or as being readily tradable on a secondary market (or the substantial equivalent thereof). This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion.

        It is possible that the IRS could assert that, for U.S. federal income tax purposes, one or more classes of the notes are not classified as indebtedness but are instead treated as an interest in the assets of the issuing entity or as an equity interest in the issuing entity. If one or more classes of the notes were treated as an equity interest in the issuing entity, then the issuing entity would be classified for U.S. federal income tax purposes as a partnership; and unless the issuing entity were treated as a publicly traded partnership taxable as a corporation, the issuing entity would not be subject to U.S. federal income tax, and the beneficial owners of the classes of notes that are not classified as indebtedness would be taxed individually on their respective allocable shares of the partnership's income, gain, loss, and deductions, without regard to whether cash distributions are actually made by the issuing entity to any such beneficial owners. The issuing entity will not make any election to be classified for U.S. federal income tax purposes as a corporation.

        If one or more classes of notes were held to constitute an equity interest in the issuing entity and if the issuing entity were to be classified as a partnership but were not treated as a publicly traded partnership taxable as a corporation:

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  the amount and timing of items of income and deduction of the beneficial owners of the classes of notes that are not classified as indebtedness may differ from the treatment that would apply if such notes are characterized as indebtedness;

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  individual beneficial owners of such notes may be subject to certain limitations on their ability to deduct their share of the issuing entity's expenses;

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  any non-U.S. holders that own such notes could be subject to U.S. federal income tax and U.S. federal tax return filing requirements, and could also be subject to U.S. federal withholding tax; and

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  any income allocable to certain tax-exempt organizations may constitute "unrelated business taxable income."

        If one or more classes of notes were classified for U.S. federal income tax purposes as an equity interest in the issuing entity, and if any such class of notes were deemed to be publicly traded (or if the certificates were deemed to be publicly traded), then, subject to certain exceptions, the issuing entity would be characterized as a publicly traded partnership taxable as a corporation. If the issuing entity were characterized as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from its assets, which would reduce the amounts available for payment to the beneficial owners of notes. Payments to the beneficial owners of notes classified as equity interests in the issuing entity for U.S. federal income tax purposes generally would be treated as taxable dividends for U.S. federal income tax purposes to the extent of the issuing entity's earnings and profits, and any such payments received by a non-U.S. holder could be subject to U.S. withholding tax.

        The issuing entity, depositor, and sponsor will agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for purposes of U.S. federal, state, and local income tax. By acquiring an interest in a note, each beneficial owner of a note is deemed to agree to treat the notes (other than any notes owned by the depositor or one of its affiliates) as indebtedness for U.S. federal income tax purposes.

        The remainder of this summary assumes that the notes are classified as indebtedness for U.S. federal income tax purposes. Beneficial owners of notes should consult their own tax advisors regarding the tax consequences if the notes are not treated as indebtedness for U.S. federal income tax purposes.

U.S. Holders

  Stated interest

        Stated interest on the notes will be taxable to a U.S. holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. holder's method of tax accounting).

  Original issue discount

  In general

        If the "issue price" of a note (other than a short-term note, as defined below) is less than its "stated redemption price at maturity" and if the difference is not less than a specified de minimis amount equal to 0.25% of the stated redemption price at maturity multiplied by the number of complete years to its maturity (or, in the case of a note providing for the payment of any amount other than qualified stated interest, as defined below, prior to maturity, multiplied by the weighted average maturity of the note), then the difference is treated as original issue discount ("OID"). The issue price of the notes is the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The issue price of the notes is expected to be the amount set forth on the cover page of this prospectus, but is subject to change based on actual sales. The "stated redemption price at maturity" of a note is the total of all payments provided by the note that are not payments of "qualified stated interest." A "qualified stated interest" payment is generally any one of a series of stated interest payments on a debt instrument that are unconditionally payable in cash or property (other than debt instruments of the issuing entity) at least annually at a single fixed rate.

        Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The depositor believes that the likelihood of late payment or nonpayment of the stated interest on the notes should constitute a remote contingency. The IRS, however, may disagree. In addition, the IRS may take the position that the owners of subordinated classes of notes do not have available default remedies ordinarily available to owners of debt instruments. In such case, the stated interest on the notes would not be qualified stated interest and the notes would be considered to have been issued with OID.

        Unless the rules of Section 1272(a)(6) of the Internal Revenue Code apply as described below, the amount of OID that accrues during any accrual period with respect to a note purchased by a U.S. holder in the initial offering will equal (i) the product of (A) the "adjusted issue price" of the note at the beginning of the accrual period (which price equals the issue price of such note plus the amount of OID that has accrued on a constant-yield basis in all prior accrual periods minus the amount of any payments, other than qualified stated interest, received on the note in prior accrual periods) and (B) the yield-to-maturity of such note (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of each accrual period), less (ii) any qualified stated interest payable on such note during such accrual period. The amount of OID so accrued in a particular accrual period will be considered to be received ratably on each day of the accrual period.

        Section 1272(a)(6) of the Internal Revenue Code, provides that, in the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption. No Treasury regulations have been promulgated under Section 1272(a)(6). The manner in which the rules of Section 1272(a)(6) may apply to the various classes of the notes is unclear. If the rules of Section 1272(a)(6) apply to a class of the notes, the amount of OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate of the contracts. In the absence of regulations (or statutory or other administrative clarification) under Section 1272(a)(6), any information reports or returns to the IRS and the U.S. holders regarding OID, if any, will be based on the assumption that the contracts will prepay at a rate based on the assumption used in pricing the respective class of notes. See "Weighted Average Lives of the Notes" in this prospectus. However, no representation is being made that the contracts will prepay at the rate reflected in such prepayment assumption or at any other rate. U.S. holders are advised to consult their own tax advisors regarding the impact of any prepayments under the contracts (and the OID rules) if the notes are issued with OID.

        A U.S. holder that owns a note issued with OID must include in gross income for federal income tax purposes the amount of OID accrued with respect to each day during the taxable year that the U.S. holder owns such note. Such an inclusion in advance of receipt of the cash attributable to the income is required even if the U.S. holder is on the cash method of accounting for U.S. federal income tax purposes.

        If a note's stated redemption price at maturity exceeds its issue price, but the amount of the excess is not sufficient, under the rules described above, to cause the note to be treated as being issued with OID, then such excess constitutes "de minimis OID." Unless the election described below under "—Election to Treat All Interest as OID" is made, a U.S. holder that owns a note with de minimis OID generally must include such de minimis OID in income, as capital gain, on a pro rata basis as principal payments are made on the note.

  Acquisition premium

        If a note issued with OID is purchased by a U.S. holder for an amount less than or equal to the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being "acquisition premium") and if the election described below under "—Election to Treat All Interest as OID" is not made, the U.S. holder is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. holder's adjusted basis in the note immediately after its purchase over the note's adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

  Short-Term Notes

        For purposes of this summary, a "short-term note" is a note with a term of one year or less. No portion of the interest payments on a short-term note will be treated as "qualified stated interest," and all payments on such a note in excess of the issue price of the note will be treated as OID. An accrual-basis U.S. holder that owns a short-term note (and some cash-method U.S. holders, including, but not limited to, regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code) generally will be required to report OID as it accrues on a straight-line basis or under a constant yield method, at the election of the U.S. holder. Other cash-basis U.S. holders that own a short-term note generally will be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note), unless the U.S. holder elects to report OID as it accrues. Such an election by a cash-basis U.S. holder to report OID as it accrues will also apply to all non-government debt obligations with a term of one year or less acquired by the U.S. holder on or after the beginning of the first taxable year to which the election applies, and for all subsequent taxable years unless consent is secured from the IRS to revoke the election.

        In the case of a U.S. holder that is not required (and does not elect) to include OID as it accrues on a short-term note, any gain recognized on the sale or other taxable disposition of the short-term note will be ordinary income to the extent of the OID accrued through the date of disposition. A U.S. holder that is not required (and does not elect) to include OID as it accrues on a short-term note may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note. Any such deferral will generally last until the taxable disposition of the short-term note. Special rules apply if a short-term note is purchased for more or less than its principal amount.

  Floating Rate Notes

        For purposes of this summary, a "variable rate debt instrument" is a floating rate note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than a specified de minimis amount, and (ii) provides for stated interest, compounded or paid at least annually, at

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  one or more "qualified floating rates",

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  a single fixed rate and one or more qualified floating rates,

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  a single "objective rate", or

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  a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A variable rate is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt is denominated. A fixed multiple of a qualified floating rate constitutes a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, also constitutes a qualified floating rate. If a note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, which is conclusively presumed if the value of all rates are within 0.25 percent of each other on the issue date, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield of the note.

        An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate does not qualify as an objective rate if it is based on information that it is within the control of the issuing entity (or a related party) or that is unique to the circumstances of the issuing entity (or a related party), such as dividends, profits, or the value of the equity interests in the issuing entity (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuing entity). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

        If interest on a note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, which is conclusively presumed if the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percent, the fixed rate and the qualified floating rate or objective rate constitute a single qualified floating rate or objective rate, as the case may be.

        In general, if a floating rate note that is a "variable rate debt instrument" provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less if the qualified floating rate or objective rate is intended to approximate such fixed rate, and the interest is unconditionally payable in cash or in property (other than debt instruments of the issuing entity) at least annually, all stated interest on the note is qualified stated interest and the amount of qualified stated interest and OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the note.

        If a floating rate note that is a "variable rate debt instrument" does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest at a single fixed rate (other than at a single fixed rate for an initial period of one year or less), the amount of interest and OID accruals on the note are generally determined by:

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  determining a fixed rate substitute for each variable rate provided under the note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note);

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  constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

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  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

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  making the appropriate adjustments for actual variable rates during the applicable accrual period.

        If a floating rate note that is a "variable rate debt instrument" provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period of one year or less), the amount of interest and OID accruals are determined as described in the immediately preceding paragraph with the modification that the note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

  Amortizable bond premium

        If a U.S. holder purchases a note at a cost that is greater than the stated redemption price at maturity of the note, the excess will be treated as "amortizable bond premium" under Section 171 of the Internal Revenue Code, and the U.S. holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the note (ignoring any option that the issuing entity or servicer has to redeem the note at 100% of the principal amount). In the case of a note that is subject to call at the option of the issuing entity or servicer, the amount of amortizable bond premium is calculated based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If a note is subject to Section 1272(a)(6) of the Internal Revenue Code, it is unclear whether a prepayment assumption should be taken into account in determining the term of the note for purposes of determining the amount of amortizable bond premium that is allocable to a particular year.

        A U.S. holder who elects to amortize bond premium must reduce the U.S. holder's tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt instruments held or acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies, and may not be revoked without the consent of the IRS.

  Market discount

        A note (other than a short-term note) will be deemed to have "market discount" in the hands of a U.S. holder if: (i) the U.S. holder's adjusted tax basis in such note immediately after acquisition is less than the note's principal amount (adjusted issue price, in the case of a note that is issued with OID); and (ii) the amount of this difference (the "market discount") exceeds a specified de minimis amount. If a note has market discount in the hands of a U.S. holder, then unless an election is made to include such discount in gross income for U.S. federal income tax purposes on an accrual basis over the remaining life of the note, any payment on the note that does not constitute qualified stated interest, and any gain recognized by the U.S. holder upon the sale or other disposition of the note, will be treated as ordinary income to the extent of the amount of "market discount" that has accrued on the note while held by the U.S. holder.

        An election to include market discount in income on an accrual basis will apply to all notes and other obligations owned by the U.S. holder that are purchased at a market discount during the taxable year for which the election is made, and all subsequent taxable years of the U.S. holder, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the tax basis of the note in the hands of the U.S. holder will be increased by the market discount thereon as such discount is included in income.

        For purposes of determining the accrual of market discount, certain special rules apply in the case of debt instruments (such as the notes) that are subject to prepayment by reason of prepayments on other debt instruments. Market discount generally accrues on a straight-line basis unless the U.S. holder elects to accrue such discount on a constant-yield-to-maturity basis. That election is applicable only to the note with respect to which it is made and is irrevocable. If interest is paid or accrued by the U.S. holder on indebtedness incurred or maintained to purchase or carry a note with market discount, the deduction for the portion of the U.S. holder's interest expense that is allocable to the accrued market discount may be deferred.

  Election to Treat All Interest as OID

        A U.S. holder may elect in the year of acquisition of a note to account for all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on the note by using the constant-yield method applicable to OID. Any such election may not be revoked without the consent of the IRS. If the note has market discount at the time of its acquisition, a U.S. holder that makes such an election will be treated as making an election to accrue market discount for other debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election with respect to the note applies. If the note has amortizable bond premium at the time of its acquisition, a U.S. holder that makes an election to treat all interest as OID will be treated as making an election to amortize bond premium for other taxable debt instruments that are held by the U.S. holder on the first day of the first taxable year to which the election with respect to the note applies or that are thereafter acquired.

  Disposition of Notes

        In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. holder will recognize gain or loss equal to the difference, if any, between (i) the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and (ii) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. holder, increased by amounts includible in income as OID (or market discount if the U.S. holder elects to include market discount in income on a current basis) and reduced by any amortizable bond premium and any payments (other than payments of qualified stated interest) made on such note. Except as described above with respect to market discount and with respect to short-term notes, a gain or loss recognized by a U.S. holder on a sale or other disposition of a note generally will constitute capital gain or loss. Capital gains recognized by an individual upon the sale or other disposition of a note that is held for more than one year are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other disposition of a note is subject to limitations.

  Unearned Income Medicare Contribution Tax

        A 3.8% Medicare contribution tax is imposed on the "net investment income" of certain United States individuals and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest and certain net gain from the disposition of property, less certain deductions.

  Backup withholding and information reporting

        In general, information reporting requirements will apply with respect to payments of principal of and interest on the notes to a U.S. holder (and annual accruals of OID by a U.S. holder relating to the notes), and with respect to payments to a U.S. holder of any proceeds from a disposition of the notes. In addition, a U.S. holder may be subject to a backup withholding tax on payments with respect to the notes if the U.S. holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to the backup withholding tax, or otherwise fails to comply with applicable backup withholding tax rules.

        Any amounts withheld from a U.S. holder under the backup withholding provisions may be credited against the U.S. federal income tax liability of the U.S. holder, and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

  Interest and gains upon disposition

        Interest (including any OID) earned on a note by a non-U.S. holder will be considered "portfolio interest", and (subject to the discussion in "—Backup withholding and information reporting" and "—Foreign Account Tax Compliance" below) will not be subject to U.S. federal income tax or withholding, if:

  •
  the non-U.S. holder is neither (i) a "controlled foreign corporation" that is related to the issuing entity or the depositor as described in Section 881(c)(3)(C) of the Internal Revenue Code, (ii) a bank receiving the interest (or OID) on a loan made in the ordinary course of its business, nor (iii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Internal Revenue Code, 10% or more of the voting power of the equity interests in the issuing entity or the depositor;

  •
  the certification requirements described below are satisfied; and

  •
  the interest is not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is not attributable to a permanent establishment maintained) within the United States by the non-U.S. holder.

        In general, the certification requirements will be satisfied if either (i) the beneficial owner of the note provides, to the person who otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN, W-8BEN-E, or a suitable substitute form, that includes the beneficial owner's name and address and that certifies, under penalties of perjury, that the beneficial owner is not a United States person, or (ii) a securities clearing organization, bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business holds the note on behalf of a beneficial owner and provides to the person who otherwise would be required to withhold U.S. tax, a statement certifying under penalties of perjury that an applicable IRS Form W-8BEN, W-8BEN-E, or a suitable substitute form, has been received by it from the beneficial owner, or from another financial institution acting on behalf of the beneficial owner, and furnishes a copy to the person who otherwise would be required to withhold U.S. tax. These certification requirements may be satisfied with other documentary evidence in the case of a note held through a qualified intermediary.

        Any interest (including any OID) earned on a note, and any gain recognized upon a sale or other taxable disposition (including a redemption or retirement) of a note, that is effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by a non-U.S. holder will be subject to U.S. federal income tax at regular graduated rates. If the non-U.S. holder is classified as a corporation for U.S. federal income tax purposes, such amounts will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that, with respect to any interest (including any OID) earned on a note, the non-U.S. holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

        Any payments to a non-U.S. holder of interest (including any OID) that do not qualify for the "portfolio interest" exemption and that are not effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, are not attributable to a permanent establishment maintained) within the United States by the non-U.S. holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable tax treaty).

        Subject to the discussion of backup withholding below, any gain (other than gain representing accrued OID) recognized by a non-U.S. holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless (i) the gain is effectively connected with the conduct of a trade or business (or, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the non-U.S. holder (in which case the gain will be taxed in the manner described in the second preceding paragraph above), or (ii) in the case of a non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met (in which case such individual will be subject to a 30% U.S. federal income tax on the gain, which gain may be offset by certain U.S.-source capital losses).

  Backup withholding and information reporting

        Any payments of interest (including any OID) on the notes to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder, whether or not such interest is exempt from U.S. tax pursuant to a tax treaty or the "portfolio interest" exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

        Any payments of interest (including any OID) on the notes to a non-U.S. holder generally will not be subject to backup withholding and additional information reporting, provided that (i) the non-U.S. holder certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI, or a suitable substitute form, that it is not a United States person and certain other conditions are met, or (ii) the non-U.S. holder otherwise establishes an exemption.

        The payment to a non-U.S. holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the non-U.S. holder either certifies, under penalties of perjury, on a properly completed IRS Form W-8BEN, W-8BEN-E, or a suitable substitute form, that it is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (as defined in applicable Treasury regulations). Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

        Any amounts withheld from a non-U.S. holder under the backup withholding provisions may be credited against the U.S. federal income tax liability of the non-U.S. holder, and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

  Foreign Account Tax Compliance

        The Foreign Account Tax Compliance Act ("FATCA") generally imposes a 30% withholding tax on interest payments made by a United States person to a foreign financial institution or non-financial foreign entity (including, in some cases, when a foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into (or is deemed to have entered into) an agreement with the U.S. Treasury to withhold on certain payments, and to collect and provide to the U.S. Treasury substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. All non-U.S. holders generally will be required to furnish certifications (generally on an applicable IRS Form W-8) or other documentation to establish an exemption from withholding under FATCA.

        Prospective investors are encouraged to consult their tax advisors regarding the application of FATCA to investments in the notes.

  Estate tax consequences

        Any note that is owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the date of death will not be included in such individual's estate for U.S. federal estate tax purposes, unless the individual owns, directly or indirectly, 10% or more of the voting power of the equity interests in the issuing entity or the depositor, or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

ERISA and Related Considerations

General

        Following is a summary of certain consideration relevant to purchasers of notes who are subject to the fiduciary investment and prohibited transaction rules of the Employee Retirement Income Security Act of 1974 ("ERISA"). Such rules generally apply to private employee benefit plans and entities that invest the assets of such plans ("ERISA plan investors").

        These rules are generally not applicable to individual retirement accounts or individual retirement annuities ("IRAs"), plans covering only self-employed individuals, governmental plans, church plans or foreign plans ("non-ERISA plan investors"). Consequently, much of the following discussion of the fiduciary issues arising under ERISA is generally not applicable to such investors. Non-ERISA plan investors may be subject to various other fiduciary or other legal requirements under state law or other applicable law, however, which they should consider before investing in the notes.

        ERISA plan investors are generally subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code and Section 406 of ERISA. IRAs and plans covering only self-employed individuals are generally subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code.

        This summary is based on the provisions of ERISA and the Internal Revenue Code as of the date hereof. No assurance can be given that future legislation, administrative regulations or rulings or court decisions will not significantly impact the contents of this discussion. This summary is general in nature and does not purport to address every issue that may be relevant to an investment in the notes by an ERISA plan investor or non-ERISA plan investor. Potential ERISA plan investors and non-ERISA plan investors are encouraged to consult their own legal counsel regarding the fiduciary aspects, potential prohibited transaction risks, and other legal aspects of an investment in the notes.

  Fiduciary Considerations

        A fiduciary of an ERISA plan investor should consider its fiduciary responsibilities under ERISA before investing in the notes. These duties require the fiduciary to act solely in the interests of the ERISA plan's participants and beneficiaries. These duties also obligate the fiduciary to consider the appropriateness of any one given investment in light of the ERISA plan's entire portfolio.

        Before investing in the notes, fiduciaries of ERISA plan investors should review and determine:

  •
  ERISA's fiduciary standards;

  •
  whether an investment in the notes would be consistent with ERISA's prudence and diversification requirements, including consideration of the "Risk Factors" disclosed elsewhere in this prospectus;

  •
  whether such an investment would constitute a direct or indirect non-exempt prohibited transaction; and

  •
  whether the fiduciaries have the appropriate authority to make the investment under the governing ERISA plan documents and investment policies, as well as under Title I of ERISA.

        Fiduciaries of ERISA plan investors should also consider prohibitions in ERISA and in the Internal Revenue Code relating to an ERISA plan investor engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such plan. As noted above, the prohibited transaction provisions of the Internal Revenue Code also apply to some non-ERISA plan investors and such investors also should consider these provisions prior to investing in the notes. These prohibited transaction rules are complex and may prohibit an investment in the notes by certain ERISA plan investors and non-ERISA plan investors.

        ERISA plan investors may currently maintain relationships with the indenture trustee, the owner trustee, the servicer, the depositor or one or more underwriters or their principals or affiliates. Such entities may be deemed parties in interest or fiduciaries with respect to an ERISA plan investor. ERISA prohibits the use of plan assets for the benefit of a party in interest and also prohibits a fiduciary with respect to an ERISA plan investor from using its position to cause an ERISA plan investor to make an investment from which it or certain third parties related to the fiduciary would receive a fee or other consideration. Similar provisions are imposed by the Internal Revenue Code with respect to IRAs and retirement plans covering only self-employed individuals. In certain cases, exemptions apply with respect to certain transactions that might otherwise be prohibited by ERISA.

        Each ERISA plan investor should consult with its own legal counsel to determine whether investment in the notes may be prohibited by ERISA or the Internal Revenue Code or otherwise would violate ERISA or the Code.

        Each non-ERISA plan investor that is subject to the prohibited transactions rules under Section 4975 of the Internal Revenue Code should consult with its legal counsel to determine whether investment in the notes may be a prohibited transaction for purposes of Section 4975 of the Internal Revenue Code. Each non-ERISA plan investor should also consult with its legal counsel to confirm that investment in the notes otherwise complies with all applicable laws.

  Plan Asset Issues

        To the extent that the assets of the issuing entity, as opposed to the notes issued by the issuing entity, are considered to be "plan assets" of any ERISA plan investor, it is possible that the issuing entity, the indenture trustee, the owner trustee, the servicer, the depositor or an underwriter or certain of their affiliates, including Harley-Davidson, could be an ERISA fiduciary or party in interest of the ERISA plan investor for purposes of the fiduciary rules discussed above, including the prohibited transaction rules applicable to some transaction involving "plan assets."

        Neither ERISA nor the Internal Revenue Code specifically defines the term "plan assets" as applied to ERISA plan investors or non-ERISA plan investors who are subject to Section 4975 of the Internal Revenue Code. The Department of Labor, however, has issued regulations defining that term. See, 29 C.F.R. § 2510.3-101, as amended by Section 3(42) of ERISA ("Plan Asset Regulations"). As

relevant here, the Plan Asset Regulations provide that when an ERISA plan investor acquires an equity interest in an entity that is neither publically traded nor a security issued by an investment company registered under the Investment Company Act, the assets of the ERISA plan investor include not only the such interest, but also an undivided interest in the underlying assets of the entity, unless the entity is an operating company (as defined in the regulations) or investment by ERISA plan investors in the entity is not "significant" (as defined in the regulations).

        It is anticipated that the notes will constitute debt and not constitute an equity interest in the issuing entity and, accordingly, notes purchased by an ERISA plan investor will constitute "plan assets", but the assets of the issuing entity will not be considered "plan assets" of the ERISA plan investor for purposes of ERISA. However, due to the complexities of ERISA and the prohibited transaction rules, and the penalties and other adverse consequences imposed on persons involved in a breach of fiduciary duty or non-exempt prohibited transactions, it is important that the investment fiduciary of any ERISA plan investor that is considering investing in any series of notes consult with its own legal advisers regarding whether or not the assets of the issuing entity may be considered plan assets of any ERISA plan investor that invests in such notes.

Ratings of the Notes

        HDCC, as sponsor, expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes. The ratings of the notes will address the likelihood of the payment of principal of and interest on the notes according to their terms. Each rating agency hired by the sponsor to rate the notes will monitor the ratings using its normal surveillance procedures.

        A rating is based on the rating agency's independent evaluation of the contracts and the availability of any credit enhancement for the notes. Ratings on the notes may be lowered, qualified or withdrawn at any time by either of the rating agencies. If a rating or ratings of notes is lowered, qualified or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so lowered, qualified or withdrawn and no transaction party will be responsible for monitoring any changes to the ratings on the notes.

        In addition, a rating agency not hired by the sponsor to rate the notes may provide an unsolicited rating that is higher or lower than the ratings provided by the rating agencies hired by the sponsor to rate the notes. Any rating action taken by one rating agency may not necessarily be taken by another rating agency.

        The ratings of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal of any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

Underwriting

General

        Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the seller and the underwriters, the depositor has agreed to sell to the underwriters named below and those underwriters have severally and not jointly agreed to purchase the following respective initial principal amounts of offered notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus.

Underwriter	Class A-1	Class A-2a	Class A-2b	Class A-3	Class A-4
Citigroup Global Markets Inc.	$	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$	$
MUFG Securities Americas Inc.	$	$	$	$	$
Total	$	$	$	$	$

        In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have engaged and any of the underwriters and their respective affiliates may in the future engage in investment banking or commercial banking transactions with Harley-Davidson, Inc., Harley-Davidson Credit Corp., Harley-Davidson Financial Services, Inc. and any of their respective affiliates. Funds in the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters or their affiliates.

        In the underwriting agreement, the underwriters have severally and not jointly agreed, subject to the terms and conditions set forth therein, to purchase all of the offered notes, if any of the offered notes are purchased. The underwriters have advised the depositor that they propose initially to offer the offered notes to the public at the respective public offering prices shown on the cover page of this prospectus and to certain dealers at those prices, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

Class	Selling Concession Not to Exceed		Reallowance Not to Exceed
Class A-1 notes		%		%
Class A-2a notes		%		%
Class A-2b notes		%		%
Class A-3 notes		%		%
Class A-4 notes		%		%

        After the initial public offering of the offered notes, the offering prices and other selling terms may be varied by the underwriters.

        The underwriting agreement provides that the seller and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters may be required to make in respect thereof.

        Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered notes.

        If the underwriters create a short position in the offered notes in connection with this offering (i.e., they sell more offered notes than the aggregate initial principal amount set forth on the cover page of this prospectus), the underwriters may reduce that short position by purchasing offered notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        None of the seller, the servicer, the depositor, the issuing entity or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the offered notes. In addition, none of the seller, the servicer, the depositor, the issuing entity or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

        There is currently no secondary market for the offered notes and you should not assume that one will develop. The underwriters currently expect, but are not obligated, to make a market in the offered notes. You should not assume that any such market will develop or, if one does develop, that it will continue or provide sufficient liquidity.

        It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934 generally requires trades in the secondary market to settle in two business days, unless the parties to any such trade expressly agree otherwise at the time of the transaction. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

EEA Selling Restrictions

        Each underwriter has severally and not jointly represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any notes that are the subject of the offering contemplated by this prospectus to any retail investor in the European Economic Area. For the purposes of this provision:

          (a)   the expression "retail investor" means a person who is one (or more) of the following:

              (i)  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II");

             (ii)  a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

            (iii)  not a qualified investor as defined in the Prospectus Regulation (Directive 2017/1129 (as amended)); and

          (b)   the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom Selling Restrictions

        Each underwriter has further represented and agreed that:

  (i)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA")) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

  (ii)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the United Kingdom.

        No action has been taken by the depositor, the issuing entity or the underwriters which would or is intended to permit a public offer of the offered notes in any country or jurisdiction (other than the

United States) where action for that purpose is required. Accordingly, no offer or sale of any offered notes has been authorized in any country or jurisdiction (other than the United States) where action for that purpose is required, and neither this prospectus nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States), except under circumstances which will result in compliance with applicable laws and regulations.

Legal Matters

        Certain legal matters with respect to the notes, including certain federal income tax matters, will be passed upon for the seller, the servicer, the depositor and the issuing entity by Foley & Lardner LLP, Milwaukee, Wisconsin. Certain legal matters with respect to Delaware law will be passed upon for the issuing entity by Morris James LLP. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP, New York, New York. Sidley Austin LLP from time to time renders legal services to Harley-Davidson, Inc. and certain of its affiliates with respect to other matters.

Reports to Noteholders

        Unless and until the notes are issued in physical form, monthly and annual unaudited reports containing information concerning the contracts will be prepared by the servicer, and sent on behalf of the issuing entity only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes (or any successor depository). No reports will be sent directly to you. See "Information Regarding the Notes—Book-Entry Registration" and "Description of the Transfer and Servicing Agreements—Servicing—Statements to Noteholders" in the accompanying prospectus. Such reports will not constitute financial statements prepared in accordance with GAAP. The administrator, on behalf of the issuing entity, will file with the SEC all annual reports, periodic reports and current reports of the issuing entity under the name "Harley-Davidson Motorcycle Trust 2020-A" as are required under the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder, including monthly reports on Form 10-D within 15 days after each payment date. None of these annual, periodic or current reports will be available on any website of any of the seller, the servicer, the sponsor, the depositor or the issuing entity, as such parties do not maintain a website for such purpose and such information will be available on the SEC Internet site (http://www.sec.gov).

        The depositor (Harley-Davidson Customer Funding Corp.; Commission File Number 333-230733) filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. The depositor has satisfied the registrant requirements for use of Form SF-3 contained in General Instruction I.A.1 of Form SF-3.

        Our filings with the SEC are available to the public on the SEC Internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

        The SEC allows us to "incorporate by reference" information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. All periodic reports on Form 10-D and current reports on Form 8-K filed by the issuing entity subsequent to the date of this prospectus and prior to the termination of the offering of the offered notes shall be deemed to be incorporated by reference in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

        As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), and a copy of any annual report on Form 10-K, periodic report on Form 10-D or current report on Form 8-K of the issuing entity that has been filed with the SEC, at no cost, by writing or calling us at:

Harley-Davidson Credit Corp. 222 West Adams Street, Suite 2000 Chicago, Illinois 60606 Attention: Treasurer (telephone (312) 368-9501; facsimile (312) 368-4372)

        You may also request a copy of any periodic report of the issuing entity on Form 10-D at no cost by writing or calling the owner trustee at:

Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration (telephone (302) 636-6000; facsimile (302) 636-4140)

Where You Can Find More Information

        Federal securities law requires the filing of certain information with the SEC, including annual, monthly and current reports and other information. Please visit SEC's web site at http://www.sec.gov to access available filings.

        The SEC allows offerors of securities to incorporate by reference some of the information in documents they file with it. This means that offerors can disclose important information to you by referring you to those documents. Documents incorporated by reference will be filed under the depositor's name. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the SEC will automatically update and supersede this information.

        All documents filed by the administrator, on behalf of the issuing entity, or the depositor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes, will be incorporated by reference into this prospectus.

        If you are a beneficial owner of the notes to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to the depositor: c/o Harley-Davidson Credit Corp., 222 West Adams Street, Suite 2000, Chicago, Illinois 60606.

INDEX OF DEFINED TERMS

ABS	71
administrator	1
annualized vintage delinquency	63
ARRC	36
asset representations reviewer	1, 51
bank sale and participation agreement	42
benchmark determination date	80
benchmark replacement	81
benchmark replacement adjustment	81
benchmark replacement conforming changes	82
benchmark replacement date	81
benchmark transition event	81
certificate distribution account	112
CFPB	31, 122
Class A-2 notes	2
Clayton	51
Clearstream	37
closing date	2
compounded SOFR	82
contracts	5
corresponding tenor	82
Covered Entities	31
cutoff date	1, 55
delinquency trigger	63
depositor	1
designated LIBOR page	80
Dodd-Frank Act	31, 120
DTC	37
due period	83
e-contracts system	27
eligible asset representations reviewer	51
ERISA	134
ERISA plan investors	134
Euroclear	37
E.U. securitization regulation	34
European securitization rules	34
FATCA	133
FCA	35
FDIC	32
fixed rate notes	2
floating rate notes	2
FRBNY	36
FTC Rule	121
GAAP	33
Harley-Davidson	5, 22
HDCC	1, 41
HDFS	41
IBA	35
indenture trustee	1
initial pool balance	4, 55
IRAs	134
IRS	123
issuing entity	1
LIBOR	79

LIBOR determination date	79
liquidated contract	84
London business day	80
London Interbank Offered Rate Phase-Out Date	35
MSRP	45
non-ERISA plan investors	134
non-U.S. holder	124
NRSROs	21
OLA	120
originator	1
overcollateralization target amount	8, 92
owner trustee	1
payment dates	3
pool balance	83
prepayment	71
principal balance	83
principal distributable amount	83
record dates	3
Regulation RR	cover
relevant governing body	82
reserve fund	8
review contracts	63
RMBS	50
SEC	1
Seller	1
Servicer	1
SOFR	36, 82
Sponsor	1
spread	79
term SOFR	82
Trust Indenture Act	50
U.S. holder	124
U.S. retained interest	42
unadjusted benchmark replacement	82

ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

        Except in certain limited circumstances, the notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC"), Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Euroclear and Clearstream (in such capacity) and as DTC participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of securities in same-day funds.

        Trading between Euroclear and/or Clearstream Participants.    Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Euroclear or Clearstream purchaser.    When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream, as the case may be, will instruct the respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

        Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, from either cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Euroclear or Clearstream seller and DTC purchaser.    Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases, Euroclear or Clearstream, as appropriate, will instruct the respective depository to deliver the notes to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

  •
  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Euroclear or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN).     Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (for an individual) or Form W-8BEN-E (for an entity), in each case a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).     A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN and W-8BEN-E).     Beneficial owners of Global Securities that are non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (for an individual) or Form W-8BEN-E (for an entity), in each case a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

          Exemption for U.S. Persons (Form W-9).     U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedures.    The beneficial owner of a Global Security or in the case of a Form W-8BEN, Form W-8BEN-E, or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN, Form W-8BEN-E, and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

        The term "U.S. person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other business entity treated as such) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Internal Revenue Code or applicable Treasury regulations thereunder also will be a U.S. person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

STATIC POOL INFORMATION
(VINTAGE YEAR)

        This Annex II contains annual vintage information about contracts originated by Eaglemark Savings Bank and the seller during the prior five years with characteristics similar to the pool of contracts offered herein. The following information is provided for contracts with FICO® scores, at the time of origination, of no less than 670 and contract interest rates of no more than 11.000%. Performance data relating to cumulative net losses, prepayments and delinquencies are presented monthly by vintage origination quarter.

Summary Characteristics of Originated Contracts(1)

	2014	2015	2016	2017	2018	2019*
Originations Summary
Aggregate Original Principal Balance	$1,792,627,433	$1,964,922,828	$2,000,888,610	$1,886,928,374	$2,006,685,404	$1,040,687,283
Minimum Contract Balance	$500	$500	$500	$500	$400	$500
Maximum Contract Balance	$58,896	$61,922	$62,200	$61,400	$69,616	$63,632
Original Number of Contracts	101,788	108,295	107,918	102,532	104,578	53,425
Average Original Principal Balance	$17,611	$18,144	$18,541	$18,403	$19,188	$19,479
Weighted Average Original Term	71	70	72	72	71	71
Minimum Original Term	12	12	24	24	24	24
Maximum Original Term	84	84	84	84	84	84
Weighted Average Original Contract Rate	7.14%	6.37%	7.06%	7.29%	6.93%	7.16%
Minimum Contract Rate	0.00%	0.49%	0.99%	0.99%	0.99%	0.99%
Maximum Contract Rate	11.00%	11.00%	11.00%	11.00%	11.00%	11.00%
Weighted Average FICO® Score(2)	751	751	747	751	753	754
Minimum FICO® Score	670	670	670	670	670	670
Maximum FICO® Score	850	850	850	850	850	850
Initial Contracts Secured by New Motorcycles	73.05%	75.34%	75.89%	71.82%	69.23%	70.32%
Initial Contracts Secured by Used Motorcycles	26.95%	24.66%	24.11%	28.18%	30.77%	29.67%
Distribution by Contract Interest Rate:
0.000 - 1.000%	0.76%	9.03%	1.05%	1.53%	0.62%	0.75%
1.001 - 2.000%	0.95%	5.45%	1.73%	0.77%	3.04%	0.75%
2.001 - 3.000%	5.59%	4.81%	5.73%	0.23%	5.21%	5.27%
3.001 - 4.000%	9.30%	10.35%	11.76%	12.97%	15.07%	10.79%
4.001 - 5.000%	8.62%	6.99%	8.43%	9.52%	6.86%	12.74%
5.001 - 6.000%	9.03%	7.20%	7.81%	8.62%	9.20%	9.60%
6.001 - 7.000%	11.94%	8.51%	8.33%	8.51%	8.34%	7.41%
7.001 - 8.000%	13.91%	12.33%	14.10%	16.27%	12.20%	10.33%
8.001 - 9.000%	15.05%	12.17%	13.81%	13.99%	12.60%	13.47%
9.001 - 10.000%	14.98%	12.64%	18.33%	16.87%	13.46%	12.90%
10.001 - 11.000%	9.87%	10.53%	8.92%	10.72%	13.42%	16.00%
Geographic Distribution (>=5.00%):
	TX 10.70%	TX 10.01%	TX 10.34%	TX 10.12%	TX 10.00%	TX 9.46%
	FL 8.40%	CA 9.20%	CA 10.01%	CA 9.73%	CA 9.54%	CA 8.22%
	CA 8.39%	FL 8.32%	FL 9.59%	FL 9.21%	FL 8.98%	FL 8.77%
Current Data Summary as of September 30, 2019
Aggregate Principal Balance	$63,107,750	$183,030,367	$418,151,530	$673,493,880	$1,167,796,394	$851,034,408
Minimum Contract Balance(3)	$1	$13	$25	$25	$1	$25
Maximum Contract Balance	$22,962	$30,299	$40,624	$47,348	$57,752	$61,328
Number of Contracts	12,570	30,110	42,900	54,478	74,257	46,890
Average Principal Balance	$5,021	$6,079	$9,747	$12,363	$15,726	$18,150
Weighted Average Contract Rate	8.45%	7.32%	7.45%	7.54%	6.99%	7.16%
Minimum Contract Rate	0.99%	0.99%	0.99%	0.99%	0.99%	0.99%
Maximum Contract Rate	11.00%	11.00%	11.00%	11.00%	11.00%	11.00%
Weighted Average FICO® Score(2)	738	741	740	746	750	752
Minimum FICO® Score	670	670	670	670	670	670
Maximum FICO® Score	850	850	850	850	850	850
Contracts Secured by New Motorcycles	76.03%	76.22%	77.62%	72.23%	69.66%	70.68%
Contracts Secured by Used Motorcycles	23.97%	23.78%	22.38%	27.76%	30.34%	29.31%
Distribution by Contract Interest Rate:
0.000 - 1.000%	0.03%	5.77%	1.14%	1.24%	0.65%	0.78%
1.001 - 2.000%	0.84%	2.90%	1.64%	0.63%	3.11%	0.82%
2.001 - 3.000%	3.35%	5.08%	5.94%	0.22%	5.57%	5.19%
3.001 - 4.000%	1.13%	6.66%	8.86%	11.35%	14.75%	10.93%
4.001 - 5.000%	1.96%	4.12%	6.40%	8.30%	6.24%	12.90%
5.001 - 6.000%	1.45%	3.91%	5.67%	7.27%	8.47%	9.25%
6.001 - 7.000%	10.97%	7.07%	7.03%	7.73%	7.97%	7.19%
7.001 - 8.000%	15.33%	14.90%	14.60%	17.06%	12.08%	10.40%
8.001 - 9.000%	20.90%	15.38%	15.29%	14.83%	12.99%	13.44%
9.001 - 10.000%	25.34%	17.48%	21.49%	18.54%	13.77%	13.12%
10.001 - 11.000%	18.69%	16.72%	11.93%	12.82%	14.40%	15.99%
Geographic Distribution (>=5.00%):
	TX 11.51%	TX 11.09%	TX 10.99%	TX 10.41%	TX 10.18%	TX 9.55%
	CA 8.83%	CA 9.68%	CA 10.47%	CA 10.10%	CA 9.81%	CA 8.30%
	FL 8.17%	FL 7.90%	FL 8.61%	FL 8.29%	FL 8.38%	FL 8.12%
Pool Factor	3.52%	9.31%	20.90%	35.69%	58.20%	81.78%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less.

(2)
FICO® scores with respect to any contract are as of origination and exclude contracts for which no FICO® score was available.

(3)
Excludes contracts with a balance of $0.

*
Through September 30, 2019

Delinquency Experience
30 - 59 Day Delinquency Rates(1)(2)

As of September 30, 2019:

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
1	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.11%	0.14%	0.16%	0.17%	0.13%	0.16%	0.21%	0.23%	0.17%	0.21%	0.31%	0.14%	0.14%	0.21%	0.24%	0.22%	0.14%	0.20%	0.17%	0.28%	0.26%	0.36%
3	0.12%	0.14%	0.16%	0.10%	0.10%	0.16%	0.18%	0.15%	0.17%	0.33%	0.24%	0.14%	0.16%	0.18%	0.19%	0.20%	0.13%	0.19%	0.16%	0.17%	0.17%	0.21%
4	0.16%	0.24%	0.21%	0.11%	0.19%	0.22%	0.21%	0.23%	0.24%	0.33%	0.28%	0.21%	0.19%	0.28%	0.26%	0.21%	0.13%	0.30%	0.26%	0.32%	0.25%
5	0.25%	0.33%	0.32%	0.19%	0.22%	0.32%	0.26%	0.28%	0.43%	0.54%	0.46%	0.36%	0.31%	0.42%	0.50%	0.28%	0.39%	0.35%	0.34%	0.30%	0.37%
6	0.27%	0.33%	0.27%	0.28%	0.35%	0.47%	0.35%	0.31%	0.47%	0.57%	0.35%	0.44%	0.47%	0.47%	0.37%	0.24%	0.39%	0.51%	0.43%	0.42%	0.32%
7	0.29%	0.39%	0.31%	0.45%	0.36%	0.43%	0.31%	0.44%	0.66%	0.70%	0.37%	0.47%	0.56%	0.66%	0.39%	0.39%	0.42%	0.48%	0.47%	0.46%
8	0.38%	0.37%	0.28%	0.40%	0.49%	0.45%	0.30%	0.48%	0.64%	0.64%	0.49%	0.64%	0.52%	0.68%	0.48%	0.45%	0.47%	0.53%	0.46%	0.54%
9	0.50%	0.38%	0.44%	0.48%	0.44%	0.47%	0.36%	0.51%	0.68%	0.63%	0.46%	0.58%	0.52%	0.59%	0.33%	0.42%	0.52%	0.58%	0.49%	0.40%
10	0.43%	0.35%	0.42%	0.54%	0.47%	0.44%	0.40%	0.50%	0.64%	0.57%	0.52%	0.64%	0.49%	0.55%	0.51%	0.66%	0.62%	0.59%	0.44%
11	0.42%	0.32%	0.44%	0.50%	0.41%	0.42%	0.49%	0.55%	0.73%	0.62%	0.63%	0.54%	0.60%	0.57%	0.52%	0.50%	0.57%	0.63%	0.56%
12	0.36%	0.37%	0.50%	0.50%	0.39%	0.55%	0.47%	0.55%	0.62%	0.75%	0.70%	0.62%	0.55%	0.54%	0.57%	0.49%	0.58%	0.56%	0.47%
13	0.36%	0.50%	0.45%	0.62%	0.51%	0.58%	0.56%	0.66%	0.71%	0.72%	0.73%	0.77%	0.47%	0.66%	0.64%	0.57%	0.65%	0.58%
14	0.42%	0.57%	0.59%	0.55%	0.50%	0.60%	0.56%	0.63%	0.84%	0.81%	0.79%	0.86%	0.48%	0.80%	0.70%	0.50%	0.44%	0.69%
15	0.41%	0.64%	0.59%	0.62%	0.50%	0.83%	0.68%	0.71%	0.80%	0.86%	0.84%	0.77%	0.72%	0.72%	0.76%	0.54%	0.48%	0.74%
16	0.41%	0.66%	0.57%	0.56%	0.57%	0.66%	0.73%	0.80%	0.97%	1.05%	0.93%	0.78%	0.69%	0.81%	0.81%	0.72%	0.65%
17	0.61%	0.74%	0.63%	0.51%	0.65%	0.75%	0.73%	0.63%	1.01%	1.05%	0.93%	0.64%	0.81%	0.80%	0.85%	0.59%	0.67%
18	0.64%	0.71%	0.55%	0.60%	0.77%	0.89%	0.62%	0.70%	1.06%	1.15%	0.78%	0.67%	0.70%	0.86%	0.71%	0.61%	0.73%
19	0.63%	0.79%	0.43%	0.74%	0.88%	0.96%	0.57%	0.81%	0.93%	1.22%	0.72%	0.73%	0.80%	0.85%	0.81%	0.83%
20	0.75%	0.78%	0.59%	0.88%	0.69%	0.92%	0.66%	0.91%	1.05%	1.14%	0.77%	0.85%	0.96%	1.04%	0.82%	0.82%
21	0.78%	0.67%	0.66%	0.60%	0.82%	0.78%	0.75%	0.85%	1.14%	0.99%	0.75%	1.03%	0.99%	1.06%	0.73%	0.97%
22	0.72%	0.79%	0.65%	0.82%	0.90%	0.76%	0.75%	0.97%	1.38%	1.01%	0.87%	1.12%	0.89%	1.06%	0.89%
23	0.68%	0.70%	0.75%	0.79%	0.87%	0.76%	0.71%	1.13%	1.15%	0.99%	0.80%	0.94%	0.95%	0.83%	0.89%
24	0.58%	0.78%	0.89%	0.72%	0.78%	0.87%	0.80%	1.13%	0.94%	1.07%	0.80%	0.84%	0.93%	0.87%	0.90%
25	0.63%	0.89%	0.80%	0.84%	0.71%	0.83%	0.77%	1.23%	1.14%	1.04%	0.94%	0.96%	0.99%	0.87%
26	0.69%	1.02%	0.90%	0.80%	0.76%	1.02%	0.83%	1.36%	0.93%	1.22%	0.97%	1.17%	1.13%	0.99%
27	0.76%	0.98%	0.90%	0.72%	0.77%	0.87%	0.96%	0.92%	1.18%	1.25%	1.12%	1.04%	0.86%	1.06%
28	0.62%	1.06%	0.96%	0.82%	1.20%	0.86%	0.86%	1.08%	1.12%	1.28%	1.01%	1.18%	1.12%
29	0.91%	1.27%	0.91%	0.86%	0.98%	1.10%	0.86%	1.07%	1.18%	1.32%	1.15%	1.11%	1.07%
30	0.97%	1.08%	1.07%	0.86%	1.10%	1.17%	0.98%	1.17%	1.17%	1.44%	1.21%	0.92%	1.09%
31	1.08%	1.23%	1.03%	1.17%	0.94%	1.06%	0.85%	1.16%	1.27%	1.53%	1.13%	1.22%
32	1.09%	1.20%	0.82%	0.98%	1.15%	1.11%	0.75%	1.41%	1.42%	1.58%	1.05%	1.31%
33	1.15%	1.04%	0.83%	1.05%	1.41%	1.02%	0.92%	1.36%	1.44%	1.63%	0.99%	1.48%
34	1.07%	1.04%	1.14%	1.32%	1.23%	0.92%	0.98%	1.03%	1.34%	1.39%	1.23%
35	0.91%	0.97%	1.02%	1.24%	1.28%	0.93%	1.01%	1.13%	1.36%	1.36%	1.26%
36	1.08%	1.15%	1.11%	1.13%	1.29%	1.14%	1.01%	0.98%	1.44%	1.59%	1.33%
37	1.41%	1.29%	1.18%	1.15%	1.28%	1.03%	0.99%	1.27%	1.34%	1.40%
38	1.05%	1.33%	1.01%	1.43%	1.07%	1.14%	1.13%	1.33%	1.50%	1.50%
39	1.33%	1.38%	1.21%	1.10%	1.10%	1.46%	1.17%	1.38%	1.47%	1.61%
40	1.19%	1.34%	1.40%	1.26%	1.29%	1.16%	1.10%	1.09%	1.78%
41	1.42%	1.33%	1.11%	1.04%	1.72%	1.28%	1.28%	1.43%	1.57%
42	1.44%	1.77%	1.29%	0.88%	1.64%	1.22%	1.43%	1.09%	1.76%
43	1.77%	1.43%	1.09%	1.07%	2.01%	1.50%	1.22%	1.57%
44	1.29%	1.52%	1.02%	1.32%	2.03%	1.65%	1.10%	1.52%
45	1.40%	1.83%	1.02%	1.39%	1.46%	1.47%	1.08%	1.61%
46	1.37%	1.58%	1.25%	1.35%	1.78%	1.58%	1.20%
47	1.78%	1.49%	1.11%	1.24%	1.82%	1.31%	1.17%
48	1.52%	1.70%	1.28%	1.77%	1.86%	1.45%	1.35%
49	1.46%	1.48%	1.46%	1.41%	1.88%	1.48%
50	1.38%	1.73%	1.59%	1.95%	1.82%	1.93%
51	1.71%	1.95%	1.57%	1.96%	2.02%	1.68%
52	2.06%	1.91%	1.66%	1.85%	2.15%
53	1.69%	2.06%	1.34%	1.49%	2.27%
54	1.89%	1.88%	1.98%	1.49%	2.32%
55	1.84%	2.07%	1.94%	1.67%
56	1.58%	2.42%	1.58%	2.08%
57	1.31%	2.47%	1.45%	1.51%
58	1.67%	2.28%	1.44%
59	2.22%	2.10%	1.56%
60	1.54%	2.12%	1.61%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

(2)
Data for periods after 60 months are not presented due to the relatively smaller size of the denominator

Delinquency Experience (continued)
60 - 89 Day Delinquency Rates(1)(2)

As of September 30, 2019:

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.08%	0.06%	0.12%	0.09%	0.08%	0.06%	0.12%	0.11%	0.09%	0.11%	0.19%	0.06%	0.06%	0.14%	0.15%	0.16%	0.07%	0.11%	0.09%	0.13%	0.07%	0.20%
4	0.05%	0.08%	0.10%	0.05%	0.05%	0.09%	0.15%	0.09%	0.09%	0.19%	0.11%	0.06%	0.08%	0.12%	0.13%	0.13%	0.07%	0.11%	0.12%	0.08%	0.13%
5	0.06%	0.14%	0.09%	0.03%	0.11%	0.14%	0.13%	0.11%	0.11%	0.20%	0.18%	0.12%	0.11%	0.15%	0.11%	0.07%	0.05%	0.14%	0.15%	0.14%	0.14%
6	0.12%	0.18%	0.15%	0.09%	0.09%	0.14%	0.13%	0.14%	0.23%	0.25%	0.25%	0.19%	0.13%	0.18%	0.23%	0.13%	0.15%	0.16%	0.11%	0.16%	0.17%
7	0.15%	0.18%	0.06%	0.07%	0.14%	0.24%	0.13%	0.16%	0.28%	0.30%	0.16%	0.22%	0.17%	0.18%	0.19%	0.14%	0.19%	0.24%	0.18%	0.20%
8	0.15%	0.16%	0.12%	0.14%	0.23%	0.18%	0.11%	0.20%	0.35%	0.27%	0.17%	0.19%	0.23%	0.18%	0.16%	0.21%	0.22%	0.24%	0.25%	0.21%
9	0.20%	0.13%	0.10%	0.21%	0.30%	0.14%	0.13%	0.33%	0.33%	0.28%	0.17%	0.33%	0.19%	0.26%	0.20%	0.20%	0.21%	0.23%	0.19%	0.28%
10	0.23%	0.13%	0.12%	0.16%	0.19%	0.16%	0.15%	0.26%	0.19%	0.23%	0.18%	0.28%	0.24%	0.19%	0.14%	0.14%	0.23%	0.22%	0.17%
11	0.12%	0.15%	0.16%	0.21%	0.20%	0.14%	0.20%	0.20%	0.19%	0.22%	0.21%	0.28%	0.19%	0.20%	0.18%	0.28%	0.28%	0.20%	0.21%
12	0.19%	0.16%	0.17%	0.17%	0.18%	0.16%	0.24%	0.26%	0.24%	0.22%	0.32%	0.24%	0.19%	0.23%	0.23%	0.22%	0.17%	0.21%	0.27%
13	0.15%	0.17%	0.23%	0.20%	0.11%	0.21%	0.21%	0.21%	0.20%	0.26%	0.30%	0.29%	0.20%	0.16%	0.29%	0.18%	0.21%	0.25%
14	0.12%	0.18%	0.20%	0.27%	0.19%	0.23%	0.30%	0.29%	0.22%	0.37%	0.31%	0.32%	0.22%	0.27%	0.30%	0.28%	0.27%	0.20%
15	0.19%	0.18%	0.27%	0.20%	0.24%	0.24%	0.23%	0.24%	0.29%	0.34%	0.33%	0.39%	0.16%	0.30%	0.33%	0.22%	0.26%	0.30%
16	0.18%	0.20%	0.33%	0.15%	0.27%	0.35%	0.31%	0.20%	0.37%	0.36%	0.33%	0.37%	0.27%	0.32%	0.35%	0.26%	0.23%
17	0.18%	0.27%	0.24%	0.31%	0.29%	0.30%	0.27%	0.33%	0.43%	0.44%	0.32%	0.27%	0.32%	0.32%	0.34%	0.34%	0.29%
18	0.22%	0.35%	0.25%	0.26%	0.22%	0.29%	0.24%	0.27%	0.44%	0.51%	0.40%	0.26%	0.35%	0.32%	0.43%	0.17%	0.30%
19	0.28%	0.32%	0.24%	0.17%	0.30%	0.37%	0.19%	0.19%	0.45%	0.52%	0.28%	0.19%	0.33%	0.39%	0.27%	0.25%
20	0.25%	0.29%	0.18%	0.27%	0.38%	0.31%	0.23%	0.32%	0.34%	0.50%	0.28%	0.31%	0.36%	0.36%	0.35%	0.36%
21	0.31%	0.24%	0.29%	0.41%	0.29%	0.38%	0.24%	0.39%	0.39%	0.44%	0.37%	0.28%	0.36%	0.34%	0.30%	0.29%
22	0.41%	0.23%	0.30%	0.24%	0.40%	0.32%	0.28%	0.41%	0.47%	0.32%	0.29%	0.41%	0.45%	0.45%	0.24%
23	0.29%	0.28%	0.37%	0.35%	0.35%	0.28%	0.30%	0.31%	0.52%	0.37%	0.29%	0.41%	0.37%	0.48%	0.33%
24	0.31%	0.33%	0.36%	0.32%	0.30%	0.31%	0.27%	0.51%	0.36%	0.31%	0.37%	0.44%	0.40%	0.29%	0.36%
25	0.25%	0.29%	0.33%	0.24%	0.32%	0.28%	0.28%	0.34%	0.30%	0.37%	0.33%	0.35%	0.31%	0.34%
26	0.26%	0.38%	0.34%	0.38%	0.23%	0.33%	0.24%	0.43%	0.46%	0.33%	0.39%	0.44%	0.31%	0.29%
27	0.23%	0.36%	0.47%	0.34%	0.27%	0.38%	0.35%	0.62%	0.37%	0.41%	0.39%	0.69%	0.35%	0.46%
28	0.16%	0.39%	0.32%	0.20%	0.26%	0.30%	0.48%	0.31%	0.39%	0.47%	0.51%	0.39%	0.32%
29	0.17%	0.36%	0.33%	0.31%	0.38%	0.29%	0.29%	0.32%	0.38%	0.52%	0.38%	0.33%	0.41%
30	0.35%	0.48%	0.34%	0.17%	0.31%	0.43%	0.22%	0.33%	0.46%	0.52%	0.42%	0.40%	0.39%
31	0.33%	0.46%	0.30%	0.27%	0.44%	0.43%	0.33%	0.45%	0.53%	0.49%	0.47%	0.30%
32	0.29%	0.43%	0.28%	0.31%	0.32%	0.37%	0.39%	0.43%	0.49%	0.52%	0.40%	0.62%
33	0.40%	0.51%	0.23%	0.39%	0.31%	0.44%	0.28%	0.69%	0.45%	0.56%	0.41%	0.57%
34	0.49%	0.35%	0.25%	0.43%	0.40%	0.41%	0.31%	0.62%	0.62%	0.51%	0.25%
35	0.36%	0.38%	0.35%	0.49%	0.40%	0.24%	0.24%	0.62%	0.45%	0.42%	0.44%
36	0.27%	0.30%	0.36%	0.50%	0.42%	0.33%	0.31%	0.45%	0.32%	0.52%	0.41%
37	0.33%	0.36%	0.35%	0.37%	0.36%	0.45%	0.37%	0.42%	0.33%	0.60%
38	0.52%	0.50%	0.45%	0.40%	0.35%	0.48%	0.28%	0.90%	0.58%	0.52%
39	0.51%	0.61%	0.39%	0.48%	0.29%	0.39%	0.38%	0.60%	0.46%	0.52%
40	0.45%	0.51%	0.52%	0.26%	0.36%	0.52%	0.47%	0.45%	0.50%
41	0.47%	0.40%	0.56%	0.41%	0.60%	0.40%	0.45%	0.49%	0.53%
42	0.51%	0.54%	0.45%	0.58%	0.56%	0.52%	0.52%	0.57%	0.55%
43	0.43%	0.73%	0.50%	0.39%	0.41%	0.53%	0.52%	0.29%
44	0.59%	0.56%	0.41%	0.35%	0.56%	0.52%	0.43%	0.44%
45	0.41%	0.49%	0.38%	0.34%	0.80%	0.62%	0.34%	0.58%
46	0.62%	0.54%	0.33%	0.40%	0.53%	0.59%	0.37%
47	0.40%	0.32%	0.41%	0.39%	0.68%	0.60%	0.36%
48	0.52%	0.43%	0.52%	0.41%	0.59%	0.59%	0.40%
49	0.47%	0.58%	0.41%	0.52%	0.65%	0.49%
50	0.47%	0.48%	0.49%	0.39%	0.58%	0.49%
51	0.45%	0.57%	0.64%	0.77%	0.64%	0.73%
52	0.52%	0.73%	0.50%	0.73%	0.44%
53	0.70%	0.66%	0.85%	0.60%	0.66%
54	0.84%	0.70%	0.36%	0.44%	0.82%
55	0.80%	0.71%	0.53%	0.52%
56	0.83%	0.69%	0.55%	0.43%
57	0.73%	0.81%	0.78%	0.57%
58	0.76%	0.79%	0.89%
59	0.99%	0.79%	0.56%
60	0.62%	0.56%	0.60%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

(2)
Data for periods after 60 months are not presented due to the relatively smaller size of the denominator

Delinquency Experience (continued)
90 - 119 Day Delinquency Rates(1)(2)

As of September 30, 2019:

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.07%	0.06%	0.10%	0.08%	0.07%	0.04%	0.10%	0.09%	0.08%	0.11%	0.16%	0.05%	0.06%	0.13%	0.12%	0.14%	0.07%	0.09%	0.08%	0.12%	0.05%
5	0.05%	0.06%	0.10%	0.05%	0.04%	0.08%	0.13%	0.06%	0.09%	0.13%	0.10%	0.05%	0.07%	0.10%	0.10%	0.11%	0.03%	0.08%	0.09%	0.05%	0.12%
6	0.05%	0.09%	0.07%	0.03%	0.10%	0.11%	0.11%	0.07%	0.08%	0.15%	0.14%	0.12%	0.09%	0.14%	0.07%	0.06%	0.04%	0.12%	0.10%	0.11%	0.13%
7	0.08%	0.12%	0.09%	0.07%	0.06%	0.11%	0.06%	0.10%	0.18%	0.18%	0.18%	0.11%	0.12%	0.16%	0.16%	0.04%	0.10%	0.12%	0.09%	0.12%
8	0.10%	0.14%	0.05%	0.03%	0.08%	0.18%	0.08%	0.13%	0.26%	0.21%	0.10%	0.18%	0.14%	0.12%	0.11%	0.11%	0.13%	0.18%	0.15%	0.15%
9	0.12%	0.10%	0.09%	0.14%	0.14%	0.14%	0.09%	0.14%	0.26%	0.18%	0.10%	0.14%	0.20%	0.15%	0.12%	0.16%	0.15%	0.17%	0.16%	0.12%
10	0.10%	0.07%	0.08%	0.14%	0.21%	0.08%	0.09%	0.16%	0.26%	0.13%	0.12%	0.28%	0.15%	0.20%	0.13%	0.16%	0.13%	0.13%	0.15%
11	0.13%	0.04%	0.09%	0.13%	0.12%	0.08%	0.09%	0.18%	0.14%	0.17%	0.13%	0.20%	0.12%	0.10%	0.09%	0.11%	0.18%	0.14%	0.10%
12	0.07%	0.08%	0.07%	0.13%	0.14%	0.09%	0.13%	0.12%	0.16%	0.15%	0.11%	0.19%	0.12%	0.14%	0.15%	0.15%	0.21%	0.15%	0.18%
13	0.11%	0.10%	0.10%	0.12%	0.11%	0.09%	0.16%	0.19%	0.18%	0.15%	0.25%	0.17%	0.10%	0.14%	0.13%	0.18%	0.14%	0.11%
14	0.03%	0.12%	0.11%	0.16%	0.07%	0.14%	0.14%	0.16%	0.13%	0.20%	0.17%	0.18%	0.14%	0.11%	0.19%	0.17%	0.16%	0.17%
15	0.04%	0.14%	0.13%	0.19%	0.10%	0.18%	0.19%	0.18%	0.13%	0.27%	0.16%	0.16%	0.12%	0.23%	0.22%	0.20%	0.17%	0.16%
16	0.09%	0.15%	0.17%	0.16%	0.16%	0.12%	0.14%	0.18%	0.21%	0.22%	0.25%	0.25%	0.08%	0.23%	0.25%	0.12%	0.12%
17	0.11%	0.13%	0.18%	0.10%	0.14%	0.26%	0.23%	0.11%	0.23%	0.26%	0.22%	0.15%	0.17%	0.26%	0.27%	0.17%	0.12%
18	0.15%	0.21%	0.17%	0.23%	0.25%	0.21%	0.14%	0.23%	0.26%	0.30%	0.28%	0.15%	0.23%	0.22%	0.24%	0.22%	0.18%
19	0.12%	0.23%	0.12%	0.18%	0.11%	0.20%	0.12%	0.20%	0.21%	0.31%	0.18%	0.14%	0.26%	0.23%	0.28%	0.10%
20	0.21%	0.22%	0.13%	0.13%	0.23%	0.23%	0.10%	0.11%	0.29%	0.36%	0.19%	0.17%	0.16%	0.21%	0.14%	0.21%
21	0.13%	0.12%	0.09%	0.09%	0.21%	0.16%	0.13%	0.20%	0.24%	0.30%	0.15%	0.30%	0.27%	0.22%	0.24%	0.19%
22	0.19%	0.16%	0.16%	0.30%	0.19%	0.20%	0.15%	0.25%	0.29%	0.26%	0.24%	0.20%	0.20%	0.14%	0.21%
23	0.30%	0.12%	0.14%	0.16%	0.31%	0.18%	0.19%	0.29%	0.36%	0.16%	0.18%	0.27%	0.33%	0.26%	0.15%
24	0.16%	0.13%	0.12%	0.17%	0.18%	0.12%	0.18%	0.20%	0.30%	0.19%	0.19%	0.31%	0.18%	0.33%	0.24%
25	0.10%	0.21%	0.22%	0.22%	0.21%	0.17%	0.18%	0.25%	0.26%	0.22%	0.27%	0.27%	0.24%	0.18%
26	0.09%	0.17%	0.18%	0.08%	0.29%	0.14%	0.17%	0.24%	0.15%	0.28%	0.21%	0.27%	0.20%	0.25%
27	0.15%	0.30%	0.20%	0.21%	0.24%	0.20%	0.16%	0.23%	0.29%	0.17%	0.29%	0.40%	0.20%	0.17%
28	0.21%	0.27%	0.24%	0.14%	0.17%	0.19%	0.15%	0.46%	0.27%	0.23%	0.29%	0.41%	0.27%
29	0.17%	0.31%	0.18%	0.09%	0.16%	0.20%	0.38%	0.21%	0.28%	0.35%	0.30%	0.27%	0.12%
30	0.10%	0.25%	0.21%	0.19%	0.30%	0.19%	0.18%	0.11%	0.19%	0.32%	0.23%	0.17%	0.23%
31	0.29%	0.29%	0.16%	0.08%	0.13%	0.23%	0.15%	0.28%	0.31%	0.30%	0.24%	0.35%
32	0.19%	0.28%	0.19%	0.13%	0.36%	0.20%	0.14%	0.26%	0.36%	0.31%	0.29%	0.19%
33	0.23%	0.26%	0.12%	0.17%	0.19%	0.19%	0.15%	0.20%	0.32%	0.28%	0.22%	0.37%
34	0.19%	0.32%	0.14%	0.22%	0.29%	0.21%	0.20%	0.43%	0.29%	0.26%	0.25%
35	0.23%	0.14%	0.13%	0.21%	0.33%	0.22%	0.15%	0.36%	0.36%	0.28%	0.16%
36	0.11%	0.17%	0.24%	0.24%	0.28%	0.13%	0.14%	0.40%	0.31%	0.19%	0.33%
37	0.17%	0.12%	0.22%	0.32%	0.28%	0.13%	0.20%	0.22%	0.21%	0.28%
38	0.15%	0.16%	0.22%	0.25%	0.20%	0.22%	0.23%	0.20%	0.12%	0.30%
39	0.24%	0.32%	0.23%	0.13%	0.24%	0.30%	0.23%	0.42%	0.34%	0.32%
40	0.09%	0.36%	0.27%	0.32%	0.20%	0.25%	0.19%	0.37%	0.25%
41	0.17%	0.36%	0.31%	0.08%	0.09%	0.31%	0.27%	0.26%	0.25%
42	0.22%	0.26%	0.26%	0.20%	0.39%	0.16%	0.21%	0.21%	0.31%
43	0.31%	0.26%	0.24%	0.18%	0.31%	0.25%	0.24%	0.44%
44	0.17%	0.35%	0.29%	0.14%	0.23%	0.31%	0.23%	0.26%
45	0.38%	0.27%	0.18%	0.19%	0.35%	0.26%	0.19%	0.25%
46	0.23%	0.23%	0.17%	0.25%	0.47%	0.26%	0.21%
47	0.27%	0.29%	0.06%	0.24%	0.32%	0.20%	0.26%
48	0.13%	0.13%	0.23%	0.41%	0.33%	0.29%	0.10%
49	0.23%	0.21%	0.36%	0.13%	0.31%	0.28%
50	0.22%	0.30%	0.28%	0.31%	0.36%	0.21%
51	0.33%	0.18%	0.23%	0.23%	0.22%	0.17%
52	0.34%	0.31%	0.21%	0.32%	0.48%
53	0.37%	0.29%	0.20%	0.38%	0.27%
54	0.35%	0.32%	0.47%	0.12%	0.45%
55	0.46%	0.31%	0.11%	0.11%
56	0.41%	0.43%	0.20%	0.16%
57	0.48%	0.19%	0.29%	0.32%
58	0.40%	0.35%	0.32%
59	0.38%	0.36%	0.33%
60	0.81%	0.64%	0.20%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

(2)
Data for periods after 60 months are not presented due to the relatively smaller size of the denominator

Delinquency Experience (continued)
120+ Day Delinquency Rates(1)(2)

        As of September 30, 2019:

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.07%	0.04%	0.09%	0.08%	0.06%	0.03%	0.07%	0.09%	0.07%	0.11%	0.11%	0.01%	0.05%	0.12%	0.08%	0.10%	0.07%	0.08%	0.05%	0.09%	0.05%
6	0.02%	0.07%	0.12%	0.08%	0.05%	0.07%	0.13%	0.07%	0.10%	0.15%	0.11%	0.04%	0.05%	0.11%	0.11%	0.07%	0.04%	0.07%	0.06%	0.07%	0.10%
7	0.02%	0.10%	0.07%	0.04%	0.11%	0.10%	0.11%	0.07%	0.09%	0.15%	0.17%	0.12%	0.10%	0.15%	0.08%	0.05%	0.06%	0.12%	0.09%	0.10%
8	0.06%	0.12%	0.06%	0.07%	0.09%	0.13%	0.12%	0.14%	0.16%	0.20%	0.23%	0.15%	0.14%	0.17%	0.15%	0.09%	0.12%	0.16%	0.11%	0.14%
9	0.10%	0.15%	0.07%	0.06%	0.10%	0.15%	0.06%	0.18%	0.24%	0.22%	0.12%	0.17%	0.11%	0.19%	0.12%	0.17%	0.14%	0.22%	0.20%	0.20%
10	0.12%	0.14%	0.13%	0.15%	0.18%	0.16%	0.07%	0.24%	0.22%	0.26%	0.14%	0.17%	0.17%	0.17%	0.13%	0.14%	0.18%	0.26%	0.20%
11	0.11%	0.12%	0.09%	0.17%	0.22%	0.14%	0.09%	0.24%	0.29%	0.22%	0.15%	0.26%	0.20%	0.15%	0.16%	0.14%	0.16%	0.24%	0.22%
12	0.13%	0.06%	0.13%	0.12%	0.14%	0.15%	0.12%	0.25%	0.17%	0.18%	0.14%	0.23%	0.17%	0.11%	0.14%	0.15%	0.22%	0.21%	0.17%
13	0.14%	0.09%	0.10%	0.09%	0.20%	0.14%	0.14%	0.20%	0.19%	0.20%	0.15%	0.23%	0.15%	0.16%	0.15%	0.18%	0.30%	0.23%
14	0.12%	0.12%	0.14%	0.12%	0.19%	0.13%	0.17%	0.18%	0.23%	0.22%	0.28%	0.19%	0.15%	0.20%	0.21%	0.16%	0.24%	0.22%
15	0.10%	0.08%	0.10%	0.15%	0.05%	0.17%	0.17%	0.18%	0.18%	0.25%	0.27%	0.25%	0.20%	0.19%	0.26%	0.25%	0.28%	0.19%
16	0.09%	0.14%	0.14%	0.17%	0.11%	0.18%	0.23%	0.22%	0.17%	0.33%	0.20%	0.19%	0.18%	0.29%	0.30%	0.35%	0.26%
17	0.10%	0.18%	0.18%	0.22%	0.18%	0.15%	0.22%	0.27%	0.24%	0.24%	0.27%	0.31%	0.14%	0.29%	0.27%	0.30%	0.19%
18	0.11%	0.17%	0.22%	0.12%	0.17%	0.29%	0.27%	0.18%	0.23%	0.31%	0.23%	0.22%	0.19%	0.33%	0.31%	0.31%	0.19%
19	0.21%	0.25%	0.17%	0.16%	0.28%	0.26%	0.20%	0.24%	0.24%	0.41%	0.30%	0.21%	0.26%	0.32%	0.33%	0.30%
20	0.21%	0.29%	0.15%	0.18%	0.26%	0.31%	0.17%	0.26%	0.29%	0.40%	0.28%	0.27%	0.36%	0.29%	0.42%	0.21%
21	0.28%	0.23%	0.20%	0.19%	0.33%	0.35%	0.15%	0.14%	0.28%	0.42%	0.24%	0.23%	0.22%	0.33%	0.33%	0.20%
22	0.20%	0.22%	0.15%	0.13%	0.25%	0.25%	0.19%	0.19%	0.26%	0.38%	0.23%	0.28%	0.24%	0.31%	0.35%
23	0.20%	0.22%	0.13%	0.28%	0.25%	0.23%	0.18%	0.24%	0.25%	0.35%	0.31%	0.20%	0.22%	0.27%	0.27%
24	0.25%	0.19%	0.17%	0.24%	0.25%	0.25%	0.21%	0.28%	0.36%	0.22%	0.38%	0.36%	0.35%	0.32%	0.21%
25	0.13%	0.19%	0.14%	0.32%	0.22%	0.18%	0.14%	0.28%	0.40%	0.24%	0.39%	0.48%	0.25%	0.42%
26	0.18%	0.25%	0.24%	0.20%	0.23%	0.25%	0.18%	0.31%	0.35%	0.30%	0.40%	0.40%	0.33%	0.25%
27	0.15%	0.24%	0.23%	0.23%	0.27%	0.23%	0.22%	0.34%	0.21%	0.38%	0.32%	0.42%	0.33%	0.26%
28	0.16%	0.26%	0.25%	0.31%	0.29%	0.28%	0.21%	0.26%	0.26%	0.33%	0.31%	0.48%	0.30%
29	0.23%	0.30%	0.25%	0.16%	0.32%	0.28%	0.27%	0.40%	0.29%	0.31%	0.37%	0.43%	0.37%
30	0.27%	0.39%	0.25%	0.12%	0.22%	0.29%	0.38%	0.37%	0.39%	0.39%	0.43%	0.56%	0.31%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

(2)
Data for periods after 60 months are not presented due to the relatively smaller size of the denominator

Delinquency Experience (continued)
120+ Day Delinquency Rates(1)(2)

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
31	0.14%	0.41%	0.27%	0.20%	0.38%	0.25%	0.25%	0.25%	0.28%	0.39%	0.41%	0.34%
32	0.36%	0.36%	0.21%	0.16%	0.22%	0.30%	0.21%	0.29%	0.33%	0.45%	0.33%	0.42%
33	0.29%	0.35%	0.18%	0.15%	0.37%	0.27%	0.25%	0.40%	0.42%	0.41%	0.25%	0.22%
34	0.18%	0.40%	0.20%	0.22%	0.16%	0.23%	0.22%	0.43%	0.37%	0.40%	0.23%
35	0.16%	0.37%	0.25%	0.32%	0.24%	0.25%	0.28%	0.46%	0.30%	0.47%	0.25%
36	0.23%	0.25%	0.28%	0.24%	0.26%	0.19%	0.32%	0.42%	0.42%	0.39%	0.17%
37	0.17%	0.21%	0.32%	0.24%	0.31%	0.17%	0.28%	0.46%	0.46%	0.36%
38	0.19%	0.20%	0.29%	0.45%	0.39%	0.14%	0.23%	0.29%	0.39%	0.32%
39	0.13%	0.19%	0.31%	0.52%	0.24%	0.20%	0.18%	0.31%	0.22%	0.38%
40	0.25%	0.35%	0.28%	0.33%	0.31%	0.32%	0.25%	0.42%	0.42%
41	0.14%	0.40%	0.29%	0.26%	0.17%	0.27%	0.34%	0.36%	0.21%
42	0.18%	0.45%	0.36%	0.17%	0.07%	0.42%	0.36%	0.39%	0.31%
43	0.22%	0.33%	0.32%	0.30%	0.27%	0.27%	0.34%	0.36%
44	0.30%	0.33%	0.27%	0.24%	0.21%	0.31%	0.37%	0.41%
45	0.23%	0.44%	0.26%	0.23%	0.28%	0.36%	0.23%	0.23%
46	0.40%	0.36%	0.22%	0.25%	0.22%	0.33%	0.14%
47	0.32%	0.36%	0.22%	0.31%	0.34%	0.37%	0.26%
48	0.25%	0.27%	0.10%	0.21%	0.32%	0.19%	0.35%
49	0.34%	0.17%	0.19%	0.39%	0.33%	0.22%
50	0.37%	0.31%	0.18%	0.14%	0.26%	0.33%
51	0.21%	0.37%	0.30%	0.18%	0.44%	0.19%
52	0.18%	0.29%	0.29%	0.46%	0.26%
53	0.25%	0.28%	0.34%	0.53%	0.38%
54	0.08%	0.36%	0.19%	0.49%	0.38%
55	0.31%	0.33%	0.47%	0.37%
56	0.52%	0.31%	0.19%	0.12%
57	0.49%	0.47%	0.28%	0.08%
58	0.39%	0.30%	0.42%
59	0.57%	0.43%	0.44%
60	0.59%	0.40%	0.58%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

(2)
Data for periods after 60 months are not presented due to the relatively smaller size of the denominator

Delinquency Experience (continued)
60+ Day Delinquency Rates(1)(2)

As of September 30, 2019:

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.08%	0.06%	0.13%	0.09%	0.08%	0.06%	0.12%	0.11%	0.10%	0.11%	0.19%	0.06%	0.06%	0.14%	0.15%	0.16%	0.07%	0.11%	0.09%	0.13%	0.07%	0.20%
4	0.12%	0.13%	0.21%	0.13%	0.12%	0.13%	0.25%	0.18%	0.18%	0.30%	0.27%	0.11%	0.14%	0.25%	0.24%	0.28%	0.14%	0.20%	0.20%	0.20%	0.18%
5	0.17%	0.24%	0.28%	0.15%	0.21%	0.25%	0.33%	0.26%	0.27%	0.44%	0.40%	0.19%	0.23%	0.37%	0.29%	0.28%	0.15%	0.30%	0.29%	0.28%	0.31%
6	0.19%	0.35%	0.34%	0.20%	0.24%	0.33%	0.36%	0.28%	0.41%	0.55%	0.50%	0.35%	0.27%	0.42%	0.41%	0.27%	0.24%	0.36%	0.27%	0.34%	0.40%
7	0.24%	0.40%	0.21%	0.18%	0.31%	0.46%	0.31%	0.34%	0.55%	0.64%	0.51%	0.45%	0.38%	0.49%	0.43%	0.23%	0.35%	0.48%	0.36%	0.42%
8	0.32%	0.42%	0.23%	0.25%	0.41%	0.48%	0.30%	0.47%	0.77%	0.68%	0.50%	0.52%	0.50%	0.47%	0.42%	0.40%	0.47%	0.58%	0.50%	0.49%
9	0.42%	0.37%	0.26%	0.42%	0.54%	0.43%	0.28%	0.65%	0.83%	0.68%	0.39%	0.63%	0.51%	0.60%	0.43%	0.52%	0.51%	0.61%	0.55%	0.60%
10	0.45%	0.35%	0.32%	0.45%	0.58%	0.39%	0.31%	0.66%	0.67%	0.63%	0.44%	0.74%	0.56%	0.57%	0.40%	0.43%	0.54%	0.61%	0.51%
11	0.37%	0.31%	0.34%	0.51%	0.55%	0.36%	0.38%	0.62%	0.62%	0.61%	0.49%	0.74%	0.52%	0.46%	0.44%	0.53%	0.62%	0.58%	0.53%
12	0.38%	0.29%	0.37%	0.42%	0.46%	0.40%	0.49%	0.63%	0.57%	0.55%	0.57%	0.65%	0.48%	0.48%	0.51%	0.52%	0.59%	0.57%	0.63%
13	0.41%	0.37%	0.43%	0.42%	0.43%	0.44%	0.51%	0.61%	0.57%	0.61%	0.71%	0.68%	0.45%	0.46%	0.58%	0.55%	0.64%	0.60%
14	0.27%	0.42%	0.44%	0.55%	0.45%	0.51%	0.61%	0.63%	0.57%	0.79%	0.76%	0.70%	0.51%	0.58%	0.69%	0.62%	0.68%	0.59%
15	0.34%	0.41%	0.51%	0.54%	0.38%	0.59%	0.59%	0.60%	0.60%	0.85%	0.76%	0.80%	0.48%	0.71%	0.81%	0.68%	0.71%	0.66%
16	0.36%	0.49%	0.64%	0.47%	0.54%	0.65%	0.67%	0.60%	0.75%	0.92%	0.79%	0.81%	0.53%	0.84%	0.89%	0.74%	0.61%
17	0.39%	0.58%	0.60%	0.63%	0.62%	0.71%	0.72%	0.71%	0.90%	0.94%	0.80%	0.74%	0.63%	0.86%	0.88%	0.81%	0.60%
18	0.48%	0.73%	0.64%	0.61%	0.65%	0.79%	0.65%	0.68%	0.93%	1.12%	0.91%	0.64%	0.77%	0.87%	0.99%	0.70%	0.66%
19	0.62%	0.81%	0.53%	0.51%	0.69%	0.83%	0.50%	0.62%	0.90%	1.24%	0.75%	0.53%	0.85%	0.94%	0.88%	0.64%
20	0.67%	0.80%	0.46%	0.59%	0.88%	0.85%	0.50%	0.69%	0.92%	1.26%	0.75%	0.75%	0.87%	0.86%	0.91%	0.78%
21	0.72%	0.60%	0.58%	0.69%	0.83%	0.90%	0.53%	0.73%	0.91%	1.16%	0.77%	0.81%	0.85%	0.89%	0.87%	0.68%
22	0.81%	0.60%	0.61%	0.67%	0.84%	0.77%	0.62%	0.85%	1.02%	0.96%	0.76%	0.89%	0.90%	0.90%	0.80%
23	0.79%	0.62%	0.64%	0.79%	0.91%	0.69%	0.68%	0.85%	1.12%	0.88%	0.78%	0.87%	0.92%	1.02%	0.75%
24	0.73%	0.65%	0.66%	0.73%	0.72%	0.69%	0.65%	0.98%	1.02%	0.71%	0.93%	1.11%	0.93%	0.94%	0.81%
25	0.48%	0.69%	0.69%	0.77%	0.74%	0.63%	0.60%	0.87%	0.95%	0.83%	0.99%	1.10%	0.80%	0.94%
26	0.53%	0.80%	0.76%	0.67%	0.75%	0.72%	0.59%	0.97%	0.96%	0.91%	0.99%	1.11%	0.85%	0.78%
27	0.53%	0.90%	0.90%	0.78%	0.78%	0.81%	0.73%	1.19%	0.87%	0.96%	0.99%	1.51%	0.88%	0.89%
28	0.53%	0.92%	0.81%	0.65%	0.73%	0.76%	0.84%	1.03%	0.92%	1.03%	1.11%	1.28%	0.89%
29	0.57%	0.97%	0.76%	0.57%	0.86%	0.77%	0.93%	0.93%	0.96%	1.18%	1.05%	1.03%	0.90%
30	0.73%	1.12%	0.80%	0.48%	0.83%	0.91%	0.78%	0.81%	1.04%	1.22%	1.07%	1.13%	0.93%
31	0.75%	1.16%	0.73%	0.55%	0.95%	0.91%	0.73%	0.98%	1.12%	1.18%	1.11%	0.99%
32	0.84%	1.07%	0.68%	0.60%	0.90%	0.87%	0.74%	0.99%	1.19%	1.28%	1.02%	1.24%
33	0.92%	1.12%	0.53%	0.71%	0.88%	0.90%	0.68%	1.29%	1.19%	1.25%	0.88%	1.15%
34	0.87%	1.08%	0.59%	0.88%	0.84%	0.86%	0.73%	1.48%	1.28%	1.17%	0.74%
35	0.76%	0.88%	0.74%	1.02%	0.97%	0.71%	0.67%	1.44%	1.12%	1.17%	0.86%
36	0.61%	0.72%	0.88%	0.98%	0.96%	0.65%	0.77%	1.26%	1.04%	1.10%	0.91%
37	0.66%	0.69%	0.89%	0.93%	0.96%	0.74%	0.86%	1.10%	1.00%	1.24%
38	0.86%	0.86%	0.96%	1.10%	0.94%	0.84%	0.74%	1.39%	1.09%	1.13%
39	0.89%	1.11%	0.93%	1.13%	0.77%	0.89%	0.79%	1.32%	1.02%	1.21%
40	0.79%	1.22%	1.07%	0.91%	0.87%	1.09%	0.91%	1.24%	1.17%
41	0.78%	1.16%	1.16%	0.75%	0.87%	0.98%	1.06%	1.11%	1.00%
42	0.90%	1.25%	1.07%	0.96%	1.03%	1.10%	1.09%	1.17%	1.17%
43	0.95%	1.32%	1.05%	0.87%	0.99%	1.05%	1.09%	1.10%
44	1.07%	1.24%	0.97%	0.73%	0.99%	1.13%	1.03%	1.11%
45	1.02%	1.20%	0.82%	0.75%	1.43%	1.24%	0.76%	1.05%
46	1.25%	1.13%	0.71%	0.90%	1.23%	1.18%	0.72%
47	0.99%	0.97%	0.69%	0.93%	1.35%	1.17%	0.87%
48	0.90%	0.82%	0.85%	1.02%	1.24%	1.07%	0.85%
49	1.04%	0.96%	0.96%	1.04%	1.29%	0.99%
50	1.06%	1.08%	0.96%	0.84%	1.20%	1.03%
51	0.98%	1.13%	1.17%	1.17%	1.30%	1.09%
52	1.03%	1.33%	1.00%	1.51%	1.18%
53	1.32%	1.23%	1.39%	1.50%	1.32%
54	1.27%	1.38%	1.03%	1.05%	1.65%
55	1.58%	1.36%	1.11%	1.00%
56	1.76%	1.42%	0.95%	0.71%
57	1.71%	1.47%	1.35%	0.97%
58	1.54%	1.43%	1.63%
59	1.94%	1.58%	1.33%
60	2.01%	1.60%	1.39%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

(2)
Data for periods after 60 months are not presented due to the relatively smaller size of the denominator

Prepayments(1)(2)

One-Month ABS Speed

        The ABS Speed is a measurement of the non-scheduled amortization of the pool of contracts and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of contracts, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the contracts have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool. The age of the pool is the age of the pool as of the end of the prior calendar month. Information is reported as of September 30, 2019.

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
1	3.27%	3.12%	3.09%	2.81%	3.38%	2.65%	2.52%	2.59%	3.08%	3.02%	3.02%	2.73%	3.47%	3.16%	3.07%	2.97%	3.05%	2.87%	2.77%	2.57%	2.35%	3.01%
2	2.15%	2.36%	1.86%	2.23%	2.38%	1.87%	1.55%	2.21%	2.45%	2.28%	1.90%	2.08%	2.19%	2.66%	2.07%	2.12%	2.17%	2.43%	1.77%	1.90%	2.12%	2.42%
3	2.08%	2.28%	1.84%	2.39%	2.37%	1.92%	1.64%	2.36%	2.09%	2.01%	1.69%	2.36%	2.18%	2.11%	1.63%	2.45%	1.96%	1.82%	1.55%	2.13%	1.89%
4	2.07%	1.86%	1.55%	2.22%	2.14%	1.80%	1.21%	2.03%	2.00%	1.79%	1.74%	1.98%	1.92%	1.84%	1.91%	1.94%	1.85%	1.77%	1.59%	2.16%	1.89%
5	1.95%	1.45%	1.63%	1.98%	1.82%	1.32%	1.44%	2.02%	2.10%	1.58%	1.45%	1.83%	2.01%	1.66%	1.62%	2.05%	2.04%	1.52%	1.67%	2.17%	1.88%
6	1.92%	1.51%	2.02%	1.93%	1.86%	1.57%	1.69%	1.94%	1.88%	1.59%	1.99%	1.99%	1.77%	1.52%	2.12%	2.03%	1.75%	1.48%	1.90%	1.90%
7	1.94%	1.44%	1.92%	2.08%	1.84%	1.17%	1.55%	1.90%	1.84%	1.49%	1.74%	1.86%	2.02%	1.56%	1.89%	1.68%	1.89%	1.49%	1.82%	1.95%
8	1.42%	1.56%	1.78%	1.80%	1.41%	1.42%	1.63%	2.03%	1.55%	1.60%	1.91%	1.98%	1.51%	1.61%	2.01%	2.02%	1.48%	1.42%	1.90%	2.13%
9	1.45%	1.77%	1.99%	1.87%	1.66%	1.77%	1.68%	1.99%	1.53%	1.88%	1.93%	1.87%	1.62%	2.01%	1.75%	1.74%	1.54%	2.04%	1.82%
10	1.41%	1.84%	2.03%	1.90%	1.32%	1.75%	1.77%	2.07%	1.46%	1.73%	1.83%	1.83%	1.57%	1.81%	1.78%	1.98%	1.53%	1.87%	1.95%
11	1.60%	1.72%	1.84%	1.66%	1.56%	1.74%	1.73%	1.64%	1.69%	1.83%	1.86%	1.65%	1.68%	1.85%	1.89%	1.37%	1.51%	1.94%	1.79%
12	1.79%	1.70%	1.84%	1.77%	1.93%	1.77%	1.70%	1.59%	2.02%	1.72%	1.65%	1.54%	2.01%	1.72%	1.75%	1.58%	1.93%	1.70%
13	1.95%	1.94%	1.76%	1.32%	1.64%	1.75%	1.58%	1.49%	1.79%	1.70%	1.67%	1.41%	1.63%	1.58%	1.69%	1.49%	1.74%	1.78%
14	1.59%	1.83%	1.37%	1.63%	1.61%	1.68%	1.44%	1.51%	1.67%	1.74%	1.42%	1.63%	1.63%	1.73%	1.40%	1.48%	1.78%	1.65%
15	1.70%	1.60%	1.48%	1.84%	1.75%	1.66%	1.37%	1.79%	1.76%	1.62%	1.34%	1.81%	1.65%	1.65%	1.41%	1.92%	1.66%
16	1.78%	1.69%	1.18%	1.63%	1.82%	1.49%	1.19%	1.63%	1.52%	1.53%	1.27%	1.59%	1.59%	1.60%	1.37%	1.73%	1.56%
17	1.76%	1.33%	1.51%	1.61%	1.58%	1.40%	1.38%	1.77%	1.73%	1.29%	1.39%	1.65%	1.64%	1.29%	1.30%	1.79%	1.71%
18	1.77%	1.40%	1.64%	1.71%	1.63%	1.31%	1.63%	1.68%	1.66%	1.33%	1.69%	1.67%	1.48%	1.29%	1.69%	1.63%
19	1.70%	1.18%	1.52%	1.58%	1.52%	1.20%	1.48%	1.37%	1.66%	1.30%	1.60%	1.59%	1.56%	1.18%	1.79%	1.67%
20	1.29%	1.42%	1.76%	1.65%	1.53%	1.33%	1.50%	1.73%	1.17%	1.29%	1.68%	1.61%	1.19%	1.37%	1.67%	1.76%
21	1.47%	1.67%	1.60%	1.70%	1.33%	1.63%	1.67%	1.57%	1.36%	1.65%	1.64%	1.65%	1.30%	1.56%	1.60%
22	1.23%	1.59%	1.74%	1.49%	1.37%	1.49%	1.50%	1.54%	1.28%	1.60%	1.56%	1.63%	1.36%	1.69%	1.69%
23	1.57%	1.62%	1.66%	1.43%	1.45%	1.59%	1.68%	1.46%	1.42%	1.65%	1.66%	1.46%	1.46%	1.64%	1.63%
24	1.68%	1.63%	1.62%	1.47%	1.65%	1.60%	1.48%	1.37%	1.78%	1.56%	1.55%	1.38%	1.72%	1.49%
25	1.55%	1.55%	1.40%	1.29%	1.56%	1.50%	1.45%	1.31%	1.62%	1.46%	1.45%	1.30%	1.59%	1.51%
26	1.52%	1.61%	1.31%	1.31%	1.63%	1.61%	1.26%	1.37%	1.64%	1.51%	1.25%	1.46%	1.48%	1.52%
27	1.58%	1.51%	1.23%	1.54%	1.57%	1.43%	1.15%	1.62%	1.52%	1.35%	1.19%	1.56%	1.45%
28	1.53%	1.43%	1.28%	1.48%	1.51%	1.37%	1.27%	1.49%	1.44%	1.32%	1.25%	1.57%	1.50%
29	1.60%	1.27%	1.38%	1.60%	1.43%	1.23%	1.23%	1.37%	1.49%	1.22%	1.19%	1.63%	1.66%
30	1.44%	1.18%	1.62%	1.55%	1.40%	1.20%	1.59%	1.51%	1.34%	1.15%	1.49%	1.42%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

(2)
Data for periods after 60 months are not presented due to the relatively smaller size of the denominator

Prepayments(1)(2) (continued)

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
31	1.39%	1.19%	1.44%	1.48%	1.37%	1.30%	1.46%	1.39%	1.46%	1.21%	1.43%	1.46%
32	1.22%	1.25%	1.48%	1.53%	1.33%	1.34%	1.54%	1.51%	1.19%	1.18%	1.49%	1.53%
33	1.29%	1.61%	1.50%	1.45%	1.29%	1.61%	1.53%	1.55%	1.13%	1.45%	1.40%
34	1.30%	1.57%	1.37%	1.45%	1.27%	1.43%	1.48%	1.38%	1.26%	1.47%	1.46%
35	1.33%	1.52%	1.52%	1.36%	1.38%	1.55%	1.42%	1.33%	1.32%	1.48%	1.46%
36	1.54%	1.47%	1.46%	1.36%	1.62%	1.48%	1.36%	1.27%	1.44%	1.39%
37	1.41%	1.35%	1.36%	1.35%	1.46%	1.37%	1.38%	1.17%	1.44%	1.40%
38	1.35%	1.37%	1.23%	1.41%	1.38%	1.41%	1.22%	1.22%	1.40%	1.38%
39	1.44%	1.32%	1.14%	1.46%	1.37%	1.32%	1.12%	1.48%	1.38%
40	1.38%	1.30%	1.28%	1.46%	1.30%	1.33%	1.20%	1.47%	1.31%
41	1.39%	1.21%	1.27%	1.41%	1.42%	1.22%	1.28%	1.41%	1.33%
42	1.32%	1.21%	1.50%	1.39%	1.29%	1.20%	1.42%	1.36%
43	1.28%	1.21%	1.41%	1.37%	1.37%	1.21%	1.48%	1.35%
44	1.21%	1.28%	1.38%	1.37%	1.22%	1.25%	1.45%	1.37%
45	1.15%	1.40%	1.40%	1.36%	1.13%	1.44%	1.34%
46	1.31%	1.37%	1.34%	1.30%	1.25%	1.42%	1.37%
47	1.36%	1.41%	1.35%	1.21%	1.30%	1.40%	1.44%
48	1.46%	1.33%	1.28%	1.19%	1.41%	1.34%
49	1.32%	1.30%	1.32%	1.30%	1.39%	1.43%
50	1.39%	1.35%	1.22%	1.24%	1.39%	1.38%
51	1.35%	1.22%	1.23%	1.36%	1.31%
52	1.30%	1.29%	1.22%	1.35%	1.34%
53	1.38%	1.21%	1.20%	1.36%	1.32%
54	1.22%	1.16%	1.36%	1.29%
55	1.28%	1.20%	1.35%	1.33%
56	1.21%	1.29%	1.35%	1.32%
57	1.20%	1.32%	1.26%
58	1.19%	1.33%	1.33%
59	1.30%	1.25%	1.31%
60	1.32%	1.23%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

(2)
Data for periods after 60 months are not presented due to the relatively smaller size of the denominator

Cumulative Net Loss Experience(1)

        As of September 30, 2019:

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
1	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.01%	0.05%	0.00%	0.01%	0.00%	0.01%	0.02%	0.03%	0.01%	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
3	0.01%	0.00%	0.03%	0.04%	0.06%	0.01%	0.03%	0.04%	0.01%	0.04%	0.08%	0.01%	0.00%	0.01%	0.01%	0.01%	0.00%	0.01%	0.00%	0.01%	0.00%	0.01%
4	0.01%	0.01%	0.03%	0.05%	0.07%	0.01%	0.03%	0.05%	0.02%	0.05%	0.11%	0.03%	0.02%	0.02%	0.02%	0.02%	0.01%	0.01%	0.01%	0.02%	0.01%
5	0.04%	0.02%	0.06%	0.05%	0.08%	0.02%	0.05%	0.05%	0.03%	0.07%	0.14%	0.05%	0.02%	0.04%	0.03%	0.04%	0.02%	0.04%	0.03%	0.03%	0.02%
6	0.08%	0.04%	0.09%	0.07%	0.09%	0.04%	0.09%	0.09%	0.07%	0.12%	0.21%	0.06%	0.06%	0.10%	0.09%	0.12%	0.08%	0.09%	0.08%	0.09%	0.06%
7	0.10%	0.07%	0.15%	0.09%	0.12%	0.08%	0.15%	0.14%	0.13%	0.18%	0.27%	0.09%	0.08%	0.15%	0.13%	0.19%	0.09%	0.14%	0.11%	0.14%
8	0.12%	0.11%	0.17%	0.10%	0.15%	0.13%	0.17%	0.18%	0.18%	0.24%	0.32%	0.12%	0.12%	0.21%	0.17%	0.20%	0.11%	0.19%	0.15%	0.22%
9	0.15%	0.14%	0.19%	0.12%	0.17%	0.18%	0.23%	0.23%	0.24%	0.30%	0.40%	0.20%	0.17%	0.25%	0.23%	0.23%	0.15%	0.24%	0.19%	0.28%
10	0.18%	0.18%	0.21%	0.16%	0.20%	0.23%	0.25%	0.28%	0.34%	0.37%	0.44%	0.23%	0.23%	0.30%	0.27%	0.29%	0.19%	0.28%	0.26%
11	0.22%	0.20%	0.25%	0.19%	0.23%	0.27%	0.29%	0.36%	0.39%	0.42%	0.47%	0.31%	0.28%	0.36%	0.29%	0.33%	0.25%	0.35%	0.30%
12	0.26%	0.23%	0.27%	0.27%	0.27%	0.30%	0.31%	0.43%	0.48%	0.49%	0.52%	0.38%	0.32%	0.41%	0.33%	0.38%	0.28%	0.39%	0.35%
13	0.29%	0.25%	0.30%	0.32%	0.30%	0.33%	0.34%	0.48%	0.51%	0.53%	0.56%	0.45%	0.35%	0.44%	0.37%	0.43%	0.33%	0.43%
14	0.33%	0.27%	0.34%	0.35%	0.34%	0.37%	0.39%	0.56%	0.54%	0.56%	0.61%	0.53%	0.37%	0.48%	0.41%	0.51%	0.39%	0.49%
15	0.35%	0.30%	0.38%	0.38%	0.40%	0.40%	0.44%	0.59%	0.59%	0.62%	0.68%	0.58%	0.41%	0.51%	0.46%	0.54%	0.44%	0.55%
16	0.37%	0.33%	0.42%	0.43%	0.41%	0.46%	0.49%	0.63%	0.63%	0.67%	0.73%	0.63%	0.44%	0.55%	0.51%	0.57%	0.52%
17	0.40%	0.36%	0.46%	0.46%	0.44%	0.49%	0.54%	0.66%	0.66%	0.75%	0.78%	0.67%	0.46%	0.61%	0.57%	0.62%	0.57%
18	0.43%	0.41%	0.49%	0.50%	0.49%	0.52%	0.58%	0.70%	0.72%	0.81%	0.82%	0.71%	0.50%	0.67%	0.63%	0.65%	0.61%
19	0.46%	0.45%	0.53%	0.52%	0.51%	0.57%	0.63%	0.75%	0.79%	0.87%	0.86%	0.75%	0.56%	0.72%	0.70%	0.71%
20	0.48%	0.50%	0.55%	0.55%	0.54%	0.62%	0.65%	0.78%	0.83%	0.95%	0.90%	0.79%	0.60%	0.78%	0.76%	0.76%
21	0.51%	0.55%	0.58%	0.58%	0.57%	0.67%	0.68%	0.83%	0.90%	1.03%	0.95%	0.82%	0.65%	0.82%	0.82%	0.81%
22	0.57%	0.59%	0.61%	0.60%	0.62%	0.72%	0.71%	0.85%	0.95%	1.09%	0.99%	0.88%	0.71%	0.86%	0.88%
23	0.61%	0.62%	0.64%	0.62%	0.65%	0.76%	0.73%	0.91%	0.99%	1.15%	1.03%	0.94%	0.76%	0.91%	0.94%
24	0.65%	0.65%	0.67%	0.67%	0.70%	0.78%	0.77%	0.96%	1.04%	1.22%	1.07%	0.98%	0.80%	0.94%	0.98%
25	0.69%	0.68%	0.70%	0.70%	0.73%	0.83%	0.81%	1.01%	1.10%	1.25%	1.11%	1.03%	0.84%	0.99%
26	0.71%	0.71%	0.72%	0.75%	0.77%	0.84%	0.83%	1.04%	1.15%	1.29%	1.17%	1.11%	0.88%	1.06%
27	0.73%	0.74%	0.76%	0.78%	0.79%	0.87%	0.85%	1.07%	1.20%	1.32%	1.22%	1.15%	0.92%	1.12%
28	0.76%	0.78%	0.79%	0.80%	0.83%	0.90%	0.89%	1.12%	1.23%	1.36%	1.26%	1.19%	0.97%
29	0.78%	0.81%	0.83%	0.83%	0.86%	0.94%	0.91%	1.15%	1.25%	1.41%	1.31%	1.26%	1.02%
30	0.79%	0.84%	0.85%	0.86%	0.89%	0.97%	0.95%	1.18%	1.27%	1.47%	1.35%	1.28%	1.08%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

Cumulative Net Loss Experience(1) (continued)

	2014				2015				2016				2017				2018				2019
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
31	0.82%	0.86%	0.88%	0.88%	0.90%	0.99%	0.98%	1.21%	1.30%	1.52%	1.40%	1.34%
32	0.83%	0.90%	0.90%	0.89%	0.94%	1.01%	1.00%	1.25%	1.34%	1.57%	1.44%	1.37%
33	0.87%	0.93%	0.92%	0.91%	0.96%	1.04%	1.02%	1.28%	1.37%	1.60%	1.47%	1.43%
34	0.91%	0.95%	0.93%	0.91%	1.00%	1.06%	1.04%	1.31%	1.41%	1.64%	1.50%
35	0.91%	0.98%	0.94%	0.94%	1.02%	1.07%	1.06%	1.36%	1.45%	1.66%	1.52%
36	0.94%	1.01%	0.96%	0.96%	1.03%	1.10%	1.07%	1.41%	1.47%	1.71%	1.56%
37	0.95%	1.03%	0.98%	0.98%	1.05%	1.11%	1.09%	1.43%	1.51%	1.74%
38	0.96%	1.04%	1.00%	1.01%	1.06%	1.12%	1.12%	1.46%	1.53%	1.78%
39	0.97%	1.06%	1.01%	1.03%	1.08%	1.14%	1.14%	1.47%	1.55%	1.81%
40	0.98%	1.07%	1.04%	1.05%	1.10%	1.15%	1.16%	1.49%	1.57%
41	1.00%	1.09%	1.06%	1.06%	1.13%	1.18%	1.17%	1.51%	1.62%
42	1.02%	1.11%	1.07%	1.07%	1.15%	1.19%	1.19%	1.54%	1.63%
43	1.02%	1.13%	1.09%	1.07%	1.16%	1.21%	1.20%	1.56%
44	1.04%	1.15%	1.10%	1.09%	1.19%	1.23%	1.22%	1.57%
45	1.05%	1.16%	1.12%	1.10%	1.20%	1.25%	1.24%	1.61%
46	1.07%	1.17%	1.13%	1.11%	1.22%	1.26%	1.25%
47	1.08%	1.18%	1.14%	1.13%	1.23%	1.27%	1.26%
48	1.10%	1.20%	1.15%	1.14%	1.25%	1.29%	1.26%
49	1.10%	1.20%	1.15%	1.15%	1.27%	1.29%
50	1.11%	1.21%	1.17%	1.17%	1.28%	1.30%
51	1.12%	1.22%	1.17%	1.17%	1.28%	1.31%
52	1.13%	1.23%	1.19%	1.18%	1.30%
53	1.14%	1.24%	1.19%	1.18%	1.30%
54	1.14%	1.25%	1.20%	1.19%	1.32%
55	1.14%	1.26%	1.20%	1.21%
56	1.15%	1.27%	1.21%	1.21%
57	1.17%	1.28%	1.21%	1.22%
58	1.18%	1.29%	1.22%
59	1.18%	1.29%	1.23%
60	1.19%	1.29%	1.23%

(1)
Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less

        (1)
        Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.00% or less.

        (2)
        Data for periods after 60 months are not presented due to the relatively smaller size of the denominator.

        (3)
        Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.00% or less.

        (4)
        Prepayments represent non-scheduled amortization of the pool of contracts. It is derived by calculating a monthly single-month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of contracts, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the contracts have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM mulitipled by the age of the pool. The age of the pool is the age of the pool as of the end of the prior calendar month.

        (5)
        Statistics presented for contracts originated during each period that have a FICO® score greater than or equal to 670 and a contract rate of 11.000% or less.

ANNEX III

STATIC POOL INFORMATION
(PRIOR SECURITIZED POOLS)

        This Annex III contains static pool information regarding delinquencies, cumulative losses and prepayments and summary pool characteristics presented for the pool of contracts relating to each prior securitization transaction sponsored by the sponsor during the five years preceding the date of this prospectus. The static pool information is provided for illustrative purposes only.

        Eaglemark Savings Bank's underwriting standards and procedures have remained consistent over time. However, because the pool of contracts being transferred to the issuing entity is comprised of contracts with a higher minimum FICO® score and a lower maximum contract interest rate than contracts included in prior securitized pools of contracts (other than the pool of contracts for 2016-A), it is not anticipated that the delinquency, cumulative loss and prepayment experience of the contracts held by the issuing entity will be similar to the delinquency, cumulative loss and prepayment experience of the sponsor's prior securitized pools of contracts. Also, social, economic and other conditions existing at the time when the contracts were originated and repaid, may vary materially from the social, economic and other conditions existing at the time the contracts in this pool of contracts were originated and those that will exist in the future when the contracts in the contract pool are required to be repaid. As a result, there can be no assurance that the static pool data presented below will correspond to or be an accurate predictor of the performance of this contract pool. The summary characteristics for each prior securitized pool of contracts in this Annex III describe the pool of contracts as of the cutoff date for such pool.

III-1

	2015-1	2015-2	2016-A	2019-A
Closing Date	January 28, 2015	May 27, 2015	June 15, 2016	June 26, 2019
Cutoff Date	December 31, 2014	April 30, 2015	May 31, 2016	May 31, 2019
Number of Contracts	50,165	36,060	18,343	36,654
Initial Pool Balance	$760,869,603	$547,945,208	$301,811,248	$580,182,692
Avg Contract Balance	$15,167.34	$15,195.37	$16,453.76	$15,828.63
Minimum Contract Balance	$536.36	$594.52	$800.98	$554.36
Maximum Contract Balance	$49,629.78	$49,263.46	$51,144.92	$55,009.01
Weighted Avg Contract Interest Rate	10.54%	10.62%	6.25%	6.64%
Minimum Contract Interest Rate	1.75%	1.75%	0.99%	0.99%
Maximum Contract Interest Rate	24.99%	24.49%	11.00%	11.00%
Weighted Avg Original Term (months)	73	73	70	71
Minimum Original Term	24	24	24	24
Maximum Original Term	84	84	84	84
Weighted Avg Remaining Term (months)	66	65	61	59
Minimum Remaining Term	5	5	9	3
Maximum Remaining Term	83	83	80	82
Weighted Avg FICO® Score*	710	711	751	757
Minimum FICO® Score	510	510	670	670
Maximum FICO® Score	850	850	850	850
FICO® Score less than 640	17.46%	17.12%	0.00%	0.00%
Initial Contracts Secured By New Motorcycles	66.96%	65.47%	76.35%	69.85%
Initial Contracts Secured By Used Motorcycles	33.04%	34.53%	23.65%	30.15%
Distribution by Contract Interest Rate:
0 - 5.000%	17.23%	16.68%	38.31%	36.12%
5.001 - 10.000%	43.24%	43.11%	52.85%	52.88%
10.001 - 15.000%	19.19%	18.22%	8.83%	11.00%
15.001 - 20.000%	9.40%	10.56%	0.00%	0.00%
20.001 - 25.000%	10.94%	11.42%	0.00%	0.00%
25.001 - 30.000%	0.00%	0.00%	0.00%	0.00%
Geographic Distribution (>=5.00%)	TX 9.20%	CA 10.75%	TX 9.70%	TX 9.98%
	CA 9.01%	TX 10.42%	CA 9.25%	CA 8.88%
	FL 7.36%	FL 9.45%	FL 8.32%	FL 8.69%
	OH 5.13%

*
FICO® scores with respect to any contract are as of origination.

III-2

POOL FACTORS

        A pool factor equals the pool balance at the end of the related period divided by the initial pool balance. Information is reported as of November 30, 2019.

Month	2015-1	2015-2	2016-A	2019-A
1	0.9750	0.9691	0.9688	0.9646
2	0.9478	0.9380	0.9353	0.9281
3	0.9169	0.9057	0.9036	0.8936
4	0.8857	0.8754	0.8717	0.8604
5	0.8550	0.8440	0.8409	0.8282
6	0.8256	0.8139	0.8122	0.8003
7	0.7946	0.7879	0.7854
8	0.7646	0.7604	0.7612
9	0.7370	0.7370	0.7353
10	0.7102	0.7106	0.7060
11	0.6873	0.6822	0.6778
12	0.6627	0.6565	0.6502
13	0.6421	0.6314	0.6225
14	0.6185	0.6049	0.5969
15	0.5921	0.5805	0.5716
16	0.5682	0.5564	0.5478
17	0.5445	0.5332	0.5257
18	0.5212	0.5124	0.5052
19	0.4988	0.4928	0.4852
20	0.4773	0.4737	0.4663
21	0.4568	0.4563	0.4469
22	0.4379	0.4374	0.4229
23	0.4202	0.4161	0.4028
24	0.4040	0.3970	0.3819
25	0.3882	0.3788	0.3629
26	0.3716	0.3613	0.3441
27	0.3529	0.3452	0.3255
28	0.3359	0.3284	0.3086
29	0.3194	0.3123	0.2919
30	0.3028	0.2972	0.2772
31	0.2883	0.2837	0.2637
32	0.2734	0.2716	0.2508
33	0.2603	0.2591	0.2377
34	0.2476	0.2465	0.2219
35	0.2362	0.2321	0.2069
36	0.2249	0.2196	0.1931
37	0.2137	0.2072	0.1808
38	0.2021	0.1957	0.1688
39	0.1895	0.1847	0.1559
40	0.1782	0.1734	0.1451
41	0.1667	0.1641	0.1344
42	0.1565	0.1544	0.1252
43	0.1467	0.1460
44	0.1371	0.1381
45	0.1288	0.1300
46	0.1204	0.1216
47	0.1130	0.1125
48	0.1061	0.1047
49	0.0992	0.0970

III-3

DELINQUENCIES

30 - 59 Day Delinquencies

        Principal balance of contracts that are 30-59 days delinquent at the end of the related period (assuming 30-day months), divided by the pool balance at the beginning of such period. Information is reported as of November 30, 2019.

Month	2015-1	2015-2	2016-A	2019-A
1	0.62%	0.52%	0.15%	0.05%
2	0.63%	0.79%	0.36%	0.13%
3	0.67%	0.93%	0.39%	0.14%
4	0.76%	1.00%	0.26%	0.19%
5	0.89%	1.16%	0.39%	0.26%
6	0.97%	1.22%	0.50%	0.27%
7	1.01%	1.42%	0.56%
8	1.28%	1.61%	0.53%
9	1.44%	1.47%	0.50%
10	1.48%	1.33%	0.43%
11	1.56%	1.25%	0.64%
12	1.60%	1.58%	0.57%
13	1.87%	1.61%	0.61%
14	1.63%	1.78%	0.63%
15	1.42%	1.81%	0.72%
16	1.57%	1.92%	0.74%
17	1.76%	1.84%	0.85%
18	1.91%	1.95%	1.02%
19	2.09%	2.15%	0.80%
20	2.00%	2.34%	1.06%
21	2.16%	2.19%	0.86%
22	2.26%	1.94%	0.78%
23	2.24%	1.96%	0.93%
24	2.23%	2.02%	0.99%
25	2.27%	2.19%	0.88%
26	2.30%	2.22%	1.10%
27	1.99%	2.52%	1.02%
28	2.14%	2.61%	1.24%
29	2.27%	2.64%	1.40%
30	2.52%	2.78%	1.23%
31	2.90%	2.53%	1.11%
32	2.67%	3.00%	1.32%
33	2.86%	2.95%	0.84%
34	2.80%	2.66%	1.04%
35	2.81%	2.56%	1.09%
36	3.16%	2.34%	1.04%
37	3.17%	2.56%	1.21%
38	2.81%	2.84%	1.17%
39	2.42%	3.15%	1.03%
40	2.64%	3.23%	1.44%
41	3.07%	3.35%	1.71%
42	3.27%	3.59%	1.57%
43	3.44%	3.34%
44	3.23%	3.22%
45	3.28%	3.64%
46	3.66%	3.78%
47	3.48%	3.42%
48	3.52%	3.35%
49	4.17%	3.47%

III-4

DELINQUENCIES (continued)

60 - 89 Day Delinquencies

        Principal balance of contracts that are 60-89 days delinquent at the end of the related period (assuming 30-day months), divided by the pool balance at the beginning of such period. Information is reported as of November 30, 2019.

Month	2015-1	2015-2	2016-A	2019-A
1	0.00%	0.00%	0.00%	0.00%
2	0.16%	0.20%	0.05%	0.02%
3	0.15%	0.28%	0.20%	0.05%
4	0.22%	0.36%	0.18%	0.07%
5	0.24%	0.38%	0.09%	0.12%
6	0.27%	0.50%	0.22%	0.15%
7	0.36%	0.58%	0.16%
8	0.38%	0.52%	0.23%
9	0.52%	0.65%	0.15%
10	0.58%	0.43%	0.24%
11	0.71%	0.44%	0.16%
12	0.63%	0.48%	0.20%
13	0.70%	0.56%	0.20%
14	0.59%	0.70%	0.28%
15	0.50%	0.76%	0.27%
16	0.55%	0.74%	0.20%
17	0.58%	0.74%	0.28%
18	0.74%	0.82%	0.31%
19	0.66%	0.88%	0.43%
20	0.83%	0.83%	0.28%
21	0.83%	0.84%	0.40%
22	0.89%	0.78%	0.26%
23	0.90%	0.67%	0.30%
24	0.86%	0.64%	0.37%
25	0.91%	0.69%	0.30%
26	0.78%	0.76%	0.32%
27	0.65%	0.69%	0.42%
28	0.66%	0.75%	0.42%
29	0.80%	0.93%	0.42%
30	0.77%	0.98%	0.51%
31	0.82%	0.96%	0.55%
32	0.94%	0.83%	0.49%
33	0.92%	0.95%	0.58%
34	1.04%	0.97%	0.37%
35	1.16%	0.71%	0.47%
36	1.11%	0.82%	0.37%
37	1.20%	0.83%	0.38%
38	0.95%	0.88%	0.46%
39	0.74%	1.08%	0.27%
40	0.95%	1.10%	0.40%
41	0.80%	1.02%	0.56%
42	0.97%	1.28%	0.41%
43	1.26%	1.48%
44	1.24%	1.39%
45	1.19%	1.26%
46	1.21%	1.29%
47	1.21%	1.17%
48	1.49%	1.16%
49	1.47%	1.17%

III-5

DELINQUENCIES (continued)

90 - 119 Day Delinquencies

        Principal balance of contracts that are 90-119 days delinquent at the end of the related period (assuming 30-day months), divided by the pool balance at the beginning of such period. Information is reported as of November 30, 2019.

Month	2015-1	2015-2	2016-A	2019-A
1	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%
3	0.10%	0.15%	0.04%	0.02%
4	0.09%	0.21%	0.17%	0.05%
5	0.11%	0.25%	0.14%	0.05%
6	0.15%	0.26%	0.09%	0.09%
7	0.18%	0.33%	0.13%
8	0.24%	0.35%	0.12%
9	0.25%	0.35%	0.12%
10	0.37%	0.40%	0.06%
11	0.42%	0.23%	0.11%
12	0.45%	0.26%	0.09%
13	0.40%	0.32%	0.12%
14	0.45%	0.32%	0.09%
15	0.33%	0.39%	0.18%
16	0.31%	0.40%	0.16%
17	0.31%	0.50%	0.17%
18	0.35%	0.50%	0.20%
19	0.47%	0.47%	0.20%
20	0.37%	0.59%	0.22%
21	0.53%	0.52%	0.18%
22	0.51%	0.51%	0.22%
23	0.56%	0.36%	0.14%
24	0.60%	0.36%	0.14%
25	0.57%	0.34%	0.29%
26	0.56%	0.38%	0.20%
27	0.42%	0.49%	0.17%
28	0.34%	0.49%	0.25%
29	0.38%	0.48%	0.28%
30	0.41%	0.52%	0.22%
31	0.40%	0.60%	0.43%
32	0.53%	0.58%	0.31%
33	0.61%	0.47%	0.37%
34	0.60%	0.55%	0.28%
35	0.59%	0.50%	0.18%
36	0.79%	0.36%	0.29%
37	0.62%	0.44%	0.25%
38	0.79%	0.36%	0.23%
39	0.46%	0.40%	0.33%
40	0.38%	0.57%	0.14%
41	0.55%	0.59%	0.15%
42	0.45%	0.45%	0.47%
43	0.53%	0.69%
44	0.63%	0.84%
45	0.75%	0.91%
46	0.70%	0.56%
47	0.70%	0.68%
48	0.77%	0.44%
49	0.84%	0.56%

III-6

DELINQUENCIES (continued)

120 - 149 Day Delinquencies

        Principal balance of contracts that are 120-149 days delinquent at the end of the related period (assuming 30-day months), divided by the pool balance at the beginning of such period. Information is reported as of November 30, 2019.

Month	2015-1	2015-2	2016-A	2019-A
1	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%
4	0.08%	0.11%	0.03%	0.01%
5	0.07%	0.15%	0.09%	0.04%
6	0.08%	0.17%	0.08%	0.03%
7	0.10%	0.17%	0.08%
8	0.12%	0.24%	0.11%
9	0.18%	0.24%	0.09%
10	0.19%	0.21%	0.10%
11	0.26%	0.24%	0.04%
12	0.30%	0.17%	0.07%
13	0.32%	0.15%	0.05%
14	0.28%	0.23%	0.10%
15	0.25%	0.23%	0.07%
16	0.23%	0.25%	0.14%
17	0.22%	0.31%	0.12%
18	0.23%	0.42%	0.14%
19	0.25%	0.36%	0.15%
20	0.33%	0.30%	0.20%
21	0.26%	0.46%	0.19%
22	0.42%	0.34%	0.14%
23	0.34%	0.37%	0.17%
24	0.37%	0.27%	0.07%
25	0.39%	0.25%	0.11%
26	0.36%	0.25%	0.15%
27	0.38%	0.26%	0.11%
28	0.26%	0.40%	0.12%
29	0.24%	0.37%	0.12%
30	0.22%	0.34%	0.22%
31	0.34%	0.43%	0.16%
32	0.25%	0.45%	0.22%
33	0.38%	0.44%	0.22%
34	0.41%	0.35%	0.21%
35	0.49%	0.44%	0.23%
36	0.43%	0.40%	0.14%
37	0.59%	0.22%	0.20%
38	0.39%	0.30%	0.24%
39	0.53%	0.29%	0.19%
40	0.36%	0.24%	0.24%
41	0.26%	0.36%	0.18%
42	0.38%	0.38%	0.13%
43	0.26%	0.29%
44	0.35%	0.45%
45	0.45%	0.54%
46	0.45%	0.60%
47	0.51%	0.29%
48	0.46%	0.47%
49	0.54%	0.40%

III-7

DELINQUENCIES (continued)

60+ Day Delinquencies

        Principal balance of contracts that are 60 or more days delinquent at the end of the related period (assuming 30-day months), divided by the pool balance at the beginning of such period. Information is reported as of November 30, 2019.

Month	2015-1	2015-2	2016-A	2019-A
1	0.00%	0.00%	0.00%	0.00%
2	0.16%	0.20%	0.05%	0.02%
3	0.25%	0.44%	0.24%	0.08%
4	0.40%	0.68%	0.38%	0.13%
5	0.42%	0.79%	0.31%	0.20%
6	0.51%	0.93%	0.39%	0.26%
7	0.65%	1.08%	0.37%
8	0.74%	1.12%	0.46%
9	0.95%	1.24%	0.36%
10	1.13%	1.04%	0.41%
11	1.39%	0.92%	0.31%
12	1.37%	0.91%	0.35%
13	1.41%	1.03%	0.38%
14	1.31%	1.24%	0.47%
15	1.08%	1.37%	0.52%
16	1.09%	1.39%	0.50%
17	1.12%	1.55%	0.58%
18	1.32%	1.73%	0.65%
19	1.37%	1.71%	0.78%
20	1.53%	1.72%	0.69%
21	1.62%	1.81%	0.76%
22	1.81%	1.62%	0.62%
23	1.81%	1.40%	0.61%
24	1.83%	1.27%	0.58%
25	1.87%	1.28%	0.71%
26	1.69%	1.39%	0.67%
27	1.45%	1.44%	0.70%
28	1.26%	1.65%	0.79%
29	1.43%	1.78%	0.81%
30	1.41%	1.84%	0.96%
31	1.55%	1.99%	1.14%
32	1.71%	1.85%	1.02%
33	1.91%	1.86%	1.18%
34	2.05%	1.87%	0.85%
35	2.24%	1.65%	0.88%
36	2.33%	1.57%	0.81%
37	2.41%	1.49%	0.83%
38	2.13%	1.54%	0.93%
39	1.73%	1.76%	0.78%
40	1.69%	1.91%	0.78%
41	1.62%	1.97%	0.88%
42	1.80%	2.10%	1.01%
43	2.05%	2.46%
44	2.21%	2.69%
45	2.39%	2.70%
46	2.36%	2.45%
47	2.42%	2.14%
48	2.73%	2.07%
49	2.85%	2.13%

III-8

CUMULATIVE NET LOSSES

Cumulative Net Losses

        Cumulative losses represent the aggregative principal balance of liquidated contracts, less recoveries, divided by the initial pool balance. Information is reported as of November 30, 2019.

Month	2015-1	2015-2	2016-A	2019-A
1	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.00%	0.00%
3	0.01%	0.02%	0.01%	0.00%
4	0.04%	0.05%	0.02%	0.01%
5	0.12%	0.17%	0.11%	0.03%
6	0.18%	0.33%	0.19%	0.07%
7	0.24%	0.49%	0.25%
8	0.32%	0.65%	0.30%
9	0.42%	0.81%	0.36%
10	0.54%	0.94%	0.39%
11	0.67%	1.04%	0.45%
12	0.82%	1.14%	0.45%
13	1.00%	1.19%	0.48%
14	1.13%	1.27%	0.49%
15	1.24%	1.36%	0.55%
16	1.31%	1.46%	0.58%
17	1.38%	1.57%	0.63%
18	1.44%	1.66%	0.68%
19	1.50%	1.82%	0.73%
20	1.57%	1.94%	0.78%
21	1.69%	2.02%	0.84%
22	1.76%	2.15%	0.87%
23	1.88%	2.20%	0.87%
24	1.99%	2.29%	0.91%
25	2.10%	2.33%	0.90%
26	2.18%	2.34%	0.91%
27	2.23%	2.38%	0.95%
28	2.29%	2.41%	0.95%
29	2.31%	2.49%	0.97%
30	2.33%	2.56%	0.99%
31	2.36%	2.63%	1.01%
32	2.42%	2.68%	1.04%
33	2.46%	2.75%	1.10%
34	2.52%	2.80%	1.13%
35	2.57%	2.81%	1.13%
36	2.64%	2.84%	1.16%
37	2.68%	2.87%	1.15%
38	2.74%	2.86%	1.15%
39	2.75%	2.87%	1.16%
40	2.77%	2.89%	1.16%
41	2.76%	2.90%	1.16%
42	2.75%	2.93%	1.16%
43	2.76%	2.97%
44	2.76%	2.99%
45	2.78%	3.03%
46	2.80%	3.07%
47	2.80%	3.09%
48	2.83%	3.10%
49	2.84%	3.09%

III-9

PREPAYMENTS

One-Month ABS Speed

        The ABS Speed is a measurement of the non-scheduled amortization of the pool of contracts and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of contracts, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the contracts have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool. The age of the pool is the age of the pool as of the end of the prior calendar month. Information is reported as of November 30, 2019.

Month	2015-1	2015-2	2016-A	2019-A
1	1.27%	1.70%	1.51%	1.70%
2	1.47%	1.75%	1.71%	1.80%
3	1.78%	1.86%	1.62%	1.71%
4	1.83%	1.74%	1.66%	1.67%
5	1.81%	1.90%	1.62%	1.64%
6	1.76%	1.83%	1.51%	1.38%
7	1.90%	1.56%	1.37%
8	1.86%	1.69%	1.19%
9	1.71%	1.40%	1.35%
10	1.69%	1.66%	1.62%
11	1.42%	1.83%	1.59%
12	1.57%	1.67%	1.58%
13	1.29%	1.63%	1.61%
14	1.55%	1.75%	1.56%
15	1.77%	1.63%	1.56%
16	1.64%	1.68%	1.49%
17	1.64%	1.65%	1.40%
18	1.65%	1.50%	1.31%
19	1.61%	1.43%	1.27%
20	1.58%	1.42%	1.20%
21	1.57%	1.30%	1.28%
22	1.48%	1.45%	1.62%
23	1.40%	1.68%	1.44%
24	1.30%	1.56%	1.53%
25	1.27%	1.49%	1.44%
26	1.36%	1.47%	1.46%
27	1.54%	1.38%	1.47%
28	1.49%	1.47%	1.36%
29	1.48%	1.47%	1.38%
30	1.50%	1.42%	1.28%
31	1.37%	1.30%	1.20%
32	1.43%	1.19%	1.17%
33	1.33%	1.25%	1.22%
34	1.31%	1.30%	1.46%
35	1.21%	1.47%	1.46%
36	1.21%	1.36%	1.41%
37	1.26%	1.37%	1.33%
38	1.33%	1.36%	1.35%
39	1.44%	1.33%	1.44%
40	1.34%	1.36%	1.32%
41	1.41%	1.23%	1.34%
42	1.33%	1.30%	1.26%
43	1.32%	1.19%
44	1.33%	1.17%
45	1.24%	1.21%
46	1.27%	1.26%
47	1.22%	1.39%
48	1.19%	1.30%
49	1.19%	1.34%

III-10

          (1)
          Delinquencies represent the aggregate outstanding principal balance of the delinquent contracts as of the end of the month, as a percentage of the beginning of period aggregate pool balance.

III-11

          (2)
          Cumulative Net Losses represent the aggregate outstanding principal balance of contracts that have been liquidated to date, as a percentage of the initial pool balance.

III-12

          (3)
          Monthly Prepayments represent non-scheduled amortization of the pool of contracts. It is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of contracts, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the contracts have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool. The age of the pool is the age of the pool as of the end of the prior calendar month.

III-13

Until 90 days after the date of this prospectus, all dealers effecting transactions in the notes offered by this prospectus, whether or not participating in this distribution, may be required to deliver this prospectus. This is in addition to the obligation of dealers to deliver this prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Harley-Davidson Motorcycle Trust 2020-A
Issuing Entity

$525,000,000 Motorcycle Contract Backed Notes

Harley-Davidson Customer Funding Corp.
Depositor

Harley-Davidson Credit Corp.
Seller, Servicer and Sponsor

PROSPECTUS

January     , 2020

Joint Bookrunners

Citigroup	J.P. Morgan	MUFG

Co-Managers

You should rely only on the information in or incorporated by reference into this prospectus. We have not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus for any date other than its date. We are not offering the notes in any state where their offer is not permitted.